Filed Pursuant to Rule 424(b)(5)
Registration No. 333-189212

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. The securities offered hereby may not be sold, nor may offers to buy be accepted, prior to the time a final prospectus supplement is completed. This prospectus supplement and the accompanying prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement, dated October 30, 2014

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 30, 2014)

$1,000,000,000

CarMax Auto Owner Trust 2014-4

Issuing Entity or Trust

	Initial Principal Amount	Interest Rate(1)	Final Scheduled Distribution Date
Class A-1 Asset-backed Notes	$157,000,000	%	November 16, 2015
Class A-2 Asset-backed Notes	$330,000,000	%	February 15, 2018
Class A-3 Asset-backed Notes	$348,500,000	%	November 15, 2019
Class A-4 Asset-backed Notes	$100,000,000	%	July 15, 2020
Class B Asset-backed Notes	$25,000,000	%	September 15, 2020
Class C Asset-backed Notes	$23,500,000	%	November 16, 2020
Class D Asset-backed Notes	$16,000,000	%	May 17, 2021

(1)	The interest rate for the class A-2 notes will be either a fixed rate or a combination of a fixed rate and a floating rate if the class A-2 notes have both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on LIBOR. The issuing entity expects that the principal balance of any floating rate tranche will not exceed $230,000,000.

CarMax Business Services, LLC Sponsor and Servicer CarMax Auto Funding LLC Depositor and Seller

You should carefully read the risk factors beginning on page S-13 of this prospectus supplement and on page 7 of the prospectus.

The notes are asset backed securities. The notes will be obligations of the issuing entity only and will not be obligations of or interests in CarMax, Inc., CarMax Business Services, LLC, CarMax Auto Funding LLC or any of their affiliates other than the issuing entity. Neither the notes nor the receivables are insured or guaranteed by any government agency.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The following classes of notes are offered pursuant to this prospectus supplement.

	Price to Public		Underwriting Discounts		Net Proceeds to the Depositor(1)
Class A-1 Asset-backed Notes	$	(%)	$	(%)	$	(%)
Class A-2 Asset-backed Notes	$	(%)	$	(%)	$	(%)
Class A-3 Asset-backed Notes	$	(%)	$	(%)	$	(%)
Class A-4 Asset-backed Notes	$	(%)	$	(%)	$	(%)
Class B Asset-backed Notes	$	(%)	$	(%)	$	(%)
Class C Asset-backed Notes	$	(%)	$	(%)	$	(%)
Class D Asset-backed Notes	$	(%)	$	(%)	$	(%)
Total	$		$		$

(1)	The net proceeds to the depositor exclude expenses, estimated at $700,000.

The notes are payable solely from the assets of the issuing entity, which consist primarily of a pool of motor vehicle retail installment sale contracts. The credit enhancement for the notes will be subordination, overcollateralization, a reserve account and excess collections on the receivables.

The trust will pay interest and principal on the notes monthly on the 15th day of each month or, if the 15th day is not a business day, on the next business day, beginning December 15, 2014. The price of the notes will also include accrued interest, if any, from the date of initial issuance. The trust generally will pay principal sequentially to each class of notes in order of seniority (starting with the class A-1 notes) until each class is paid in full.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about November 13, 2014.

Joint Bookrunners of the Class A, B, C and D Notes

Credit Suisse	BofA Merrill Lynch	Barclays

Co-Managers of the Class A Notes

MUFG	RBC Capital Markets	Scotiabank	Wells Fargo Securities

The date of this Prospectus Supplement is November     , 2014.

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READING THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This prospectus supplement and the prospectus provide information about the issuing entity, CarMax Auto Owner Trust 2014-4, and the terms and conditions that apply to the Notes to be issued by the issuing entity. We provide information in two documents that offer varying levels of detail:

Prospectus—provides general information, some of which may not apply to the Notes.

Prospectus Supplement—provides specific information about the terms of the Notes.

We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with “S-.” If the information in this prospectus supplement varies from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

We include cross-references to sections in these documents where you can find further related discussions. Refer to the Table of Contents in this prospectus supplement and in the prospectus to locate the referenced sections.

You should rely only on information on the Notes provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

FORWARD-LOOKING STATEMENTS

Any projections, expectations and estimates contained in this prospectus supplement are not purely historical in nature but are forward-looking statements based upon information and certain assumptions CarMax Business Services and the depositor consider reasonable, are subject to uncertainties as to circumstances and events that have not as yet taken place and are subject to material variation. You can identify these forward-looking statements by use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will” and other similar expressions, whether in the negative or affirmative. CarMax Business Services and the depositor undertake no obligation to revise any forward-looking statements made herein after the date they are made, regardless of changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus supplement.

TRANSACTION OVERVIEW

The following diagram identifies the transaction parties and the principal transaction documents. A form of each of these principal documents has been filed as an exhibit to the registration statement that includes the prospectus.

1	The trust agreement will create the trust as a Delaware statutory trust, establish the terms of the certificates, provide for the issuance of the certificates to the depositor, direct how payments are to be made on the certificates, establish the rights of the certificateholders and establish the rights and duties of the owner trustee.
2	The receivables purchase agreement will transfer the receivables from the sponsor to the depositor, contain representations and warranties of the sponsor concerning the receivables and require the sponsor to repurchase receivables as to which certain representations and warranties are breached.
3	The sale and servicing agreement will transfer the receivables from the depositor to the trust, contain representations and warranties of the depositor concerning the receivables, require the depositor to repurchase receivables as to which certain representations and warranties are breached, appoint the servicer, establish the rights and duties of the servicer, require the servicer to purchase receivables as to which certain servicing covenants are breached and provide for compensation of the servicer.
4	The underwriting agreement will provide for the sale of the notes by the depositor to the underwriters and the offer of the notes by the underwriters to investors.
5	The indenture will provide for the pledge of the receivables by the trust to the indenture trustee, establish the terms of the notes, provide for the issuance of the notes to the depositor, direct how payments are to be made on the notes, establish the rights of the noteholders and establish the rights and duties of the indenture trustee.

SUMMARY OF THE NOTES AND THE TRANSACTION STRUCTURE

This summary describes the main terms of the notes and this securitization transaction. This summary does not contain all of the information that may be important to you. To fully understand the terms of the notes and this securitization transaction, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Transaction Overview

CarMax Business Services, LLC will sell to CarMax Auto Funding LLC a pool of receivables consisting of motor vehicle retail installment sale contracts originated by certain affiliates of CarMax Business Services under their primary underwriting program. CarMax Funding will sell the receivables to the trust in exchange for the notes and the certificates. CarMax Funding will use the net proceeds from the sale of the notes to pay CarMax Business Services for the receivables. The trust will rely upon collections on or in respect of the receivables and the funds on deposit in certain accounts to make payments on the notes. The trust will be solely liable for the payment of the notes. The notes will be obligations of the trust secured solely by the assets of the trust. The notes will not represent interests in or obligations of CarMax, Inc., CarMax Business Services, CarMax Funding or any other person or entity other than the trust. Neither the notes nor the receivables are insured or guaranteed by any governmental entity or any other person or entity.

Transaction Parties

Sponsor and Servicer

CarMax Business Services, LLC is the sponsor of this securitization transaction and will service the receivables on behalf of the trust. CarMax Business Services’ principal executive offices are located at 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, and its telephone number is (804) 747-0422.

Depositor and Seller

CarMax Auto Funding LLC will be the depositor and seller for this securitization transaction. CarMax Funding’s principal executive offices are located at 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238, and its telephone number is (804) 935-4512.

Issuing Entity or Trust

CarMax Auto Owner Trust 2014-4 will be the issuing entity or trust for this securitization transaction. The trust will be governed by an amended and restated trust agreement, dated as of November 1, 2014, between CarMax Funding and U.S. Bank Trust National Association, as owner trustee.

Administrator

CarMax Business Services will act as administrator of the trust.

Owner Trustee

U.S. Bank Trust National Association will act as owner trustee of the trust.

Indenture Trustee

Wells Fargo Bank, National Association will act as indenture trustee with respect to the notes.

Terms of the Notes

The following classes of notes are being offered by this prospectus supplement:

Note Class	Aggregate Principal Amount	Interest Rate Per Annum
A-1	$157,000,000	%
A-2	$330,000,000	%
A-3	$348,500,000	%
A-4	$100,000,000	%
B	$25,000,000	%
C	$23,500,000	%
D	$16,000,000	%

The interest rate for the class A-2 notes will be either a fixed rate or a combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche. For example, the class A-2 notes may be divided into a fixed rate tranche and a floating rate tranche, in which case the class A-2a notes will be fixed rate notes and the class A-2b notes will be floating rate notes. If the interest rate is a floating rate, the rate will be based on LIBOR. We refer in this prospectus supplement to notes that bear interest at a fixed rate as “fixed rate notes” and to notes that bear interest at a floating rate as “floating rate notes.”

The notes will represent obligations of the trust secured by the assets of the trust. Each class of notes with a lower alphabetical designation will be subordinated to each other class of notes with a higher alphabetical designation (i.e., A is higher than B, B is higher than C and C is higher than D). The notes will bear interest at the rates set forth above and calculated in the manner described below under “Interest Accrual.”

Terms of the Certificates

The trust will issue the CarMax Auto Owner Trust 2014-4 certificates to CarMax Funding. The certificates are not being offered by this prospectus supplement. The certificates will not bear interest and all payments in respect of the certificates will be subordinated to payments on the notes. The certificates generally will evidence the residual interest in the trust and the right to receive any excess amounts not needed on any distribution date to pay the servicing fee and certain expenses of the servicer and the indenture trustee should it become successor servicer, make required payments on the notes and make deposits into the reserve account.

Investment in the Notes

There are material risks associated with an investment in the notes.

For a discussion of the risks that should be considered in deciding whether to purchase any of the notes, see “Risk Factors” in this prospectus supplement and in the prospectus.

Statistical Calculation Date

The statistical calculation date is the close of business on September 30, 2014. This is the date used in preparing the statistical information presented in this prospectus supplement. As of this date, the pool balance was $1,000,000,057.59. The receivables transferred to the trust on the closing date will have an aggregate principal balance of not less than $1,000,000,000 as of the cutoff date.

Cutoff Date

The cutoff date is the close of business on or about October 31, 2014.

Closing Date

The closing date will be on or about November 13, 2014.

Distribution Dates

The 15th day of each month (or, if the 15th day is not a business day, the next succeeding business day). The first distribution date will be December 15, 2014.

Record Dates

On each distribution date, the trust will make payments to the holders of the notes as of the related record date. The record dates will be the business day preceding each distribution date or, if the notes have been issued in fully registered, certificated form, the last business day of the preceding month.

Minimum Denominations

The notes will be issued in minimum denominations of $5,000 and integral multiples of $1,000 in excess of $5,000.

For a more detailed description of the offer and sale of the notes, see “Underwriting” in this prospectus supplement.

Interest Rates

The trust will pay interest on each class of notes at the rate specified above under “Terms of the Notes.”

Interest Accrual

Class A-1 Notes and Floating Rate Notes

“Actual/360,” accrued from and including the prior distribution date (or from and including the closing date, in the case of the first distribution date) to but excluding the current distribution date.

Fixed Rate Notes Other Than Class A-1 Notes

“30/360,” accrued from and including the 15th day of the prior month (or from and including the closing date, in the case of the first distribution date) to but excluding the 15th day of the current month (assuming each month has 30 days).

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each distribution date will be the product of:

—	the outstanding principal amount of a class of notes;
—	the interest rate of that class or tranche of notes; and
—	(i) in the case of the class A-1 notes and floating rate notes, the actual number of days in the interest period divided by 360; or
—	(ii) in the case of the other classes of notes, 30 (or, in the case of the first distribution date, assuming a closing date of November 13, 2014, 32) divided by 360.

Interest Payments

On each distribution date, the trust will not pay interest to a class of notes until all interest due on that distribution date to any class of notes with a higher alphabetical designation has been paid in full. In addition, if the notes have not been accelerated following the occurrence of an event of default under the indenture, the trust will not pay interest to a class of notes until certain principal payments have been made to each class of notes with a higher alphabetical designation. If the notes have been accelerated following the occurrence of certain events of default under the indenture, the trust will not pay interest to a class of notes until each class of notes with a higher alphabetical designation has been paid in full.

On each distribution date, the trust will pay interest to the class A notes without regard to numerical designation. If the amount available on any distribution date to pay interest on the class A notes is less than the interest due on the class A notes on that distribution date, the trust will pay the available amount to the class A notes pro rata (based on the aggregate amount of interest due on each class of class A notes).

For a more detailed description of the payment of interest, see “Description of the Notes—Payments of Interest” and “Application of Available Funds” in this prospectus supplement.

Principal Payments

On each distribution date, unless the notes have been accelerated following the occurrence of an event of default under the indenture, from the amounts allocated to the holders of the notes to pay principal described in clauses (4), (6), (8), (10) and (12) under “—Priority of Distributions (Pre-Acceleration),” the trust will pay principal of the notes in the following order of priority:

(1)	to the class A-1 notes until they have been paid in full;

(2)	to the class A-2 notes until they have been paid in full;

(3)	to the class A-3 notes until they have been paid in full;

(4)	to the class A-4 notes until they have been paid in full;

(5)	to the class B notes until they have been paid in full;

(6)	to the class C notes until they have been paid in full; and

(7)	to the class D notes until they have been paid in full.

If the class A-2 notes are split into a fixed rate tranche and a floating rate tranche, that class will be treated as a single class for the purpose of principal payments.

If the notes have been accelerated following the occurrence of an event of default under the indenture, the trust will pay principal of the notes as described in “Application of Available Funds—Priority of Distributions (Post-Acceleration).”

If not paid earlier, all principal and interest with respect to a class of notes will be payable in full on the final scheduled distribution date for that class. The final scheduled distribution dates for the notes are as follows:

Note Class	Final Scheduled Distribution Date
A-1	November 16, 2015
A-2	February 15, 2018
A-3	November 15, 2019
A-4	July 15, 2020
B	September 15, 2020
C	November 16, 2020
D	May 17, 2021

The final scheduled distribution dates described above are subject to change and may not be determined until the closing date. The depositor expects that, should the final scheduled distribution date change for any class, it will not change from the date described above by more than one month.

For a more detailed description of the payment of principal, see “Description of the Notes—Payments of Principal,” “Application of Available Funds” and “The Indenture—Rights Upon Event of Default” in this prospectus supplement.

Priority of Distributions (Pre-Acceleration)

On each distribution date, unless the notes have been accelerated following the occurrence of an event of default under the indenture, from amounts received on or with respect to the receivables during the related collection period and amounts withdrawn from the reserve account, the trust will pay the following amounts in the following order of priority:

(1)	the servicing fee for the related collection period plus any overdue servicing fees for prior collection periods plus any nonrecoverable servicer advances not previously reimbursed will be paid to the servicer or any successor servicer, as applicable;

(2)	if the indenture trustee has replaced CarMax Business Services as servicer, any unpaid indemnity amounts due to the indenture trustee as successor servicer, plus any unpaid transition expenses due in respect of the transfer of servicing to the indenture trustee will be paid to the indenture trustee, provided that the aggregate amount of such indemnity amounts and transition expenses paid pursuant to this clause (2) shall not exceed $175,000;

(3)	interest on the class A notes will be paid to the holders of notes of that class;

(4)	principal of the notes in an amount equal to the amount by which the aggregate principal amount of the class A notes exceeds the pool balance as of the last day of the related collection period will be paid to the holders of notes of that class;

(5)	interest on the class B notes will be paid to the holders of notes of that class;
(6)	principal of the notes in an amount equal to the amount by which the sum of the aggregate principal amount of the class A notes and the class B notes exceeds the pool balance as of the last day of the related collection period less any amounts allocated to pay principal of the notes under clause (4) above will be paid to the holders of notes of those classes, as applicable;

(7)	interest on the class C notes will be paid to the holders of notes of that class;

(8)	principal of the notes in an amount equal to the amount by which the sum of the aggregate principal amount of the class A notes, the class B notes and the class C notes exceeds the pool balance as of the last day of the related collection period less any amounts allocated to pay principal of the notes under clauses (4) and (6) above will be paid to the holders of notes of those classes, as applicable;

(9)	interest on the class D notes will be paid to the holders of notes of that class;

(10)	principal of the notes in an amount equal to the amount by which the sum of the aggregate principal amount of the class A notes, the class B notes, the class C notes and the class D notes exceeds the pool balance as of the last day of the related collection period less any amounts allocated to pay principal of the notes under clauses (4), (6) and (8) above will be paid to the noteholders;

(11)	the amount, if any, necessary to fund the reserve account up to the required amount will be paid to the reserve account;

(12)

principal of the notes in an amount equal to the lesser of the aggregate principal amount of the notes and the amount by which the sum of the aggregate principal amount of the notes and the overcollateralization target amount for that distribution date, described under “—Credit

Enhancement—Overcollateralization,” exceeds the pool balance as of the last day of the related collection period less any amounts allocated to pay principal of the notes under clauses (4), (6), (8) and (10) above will be paid to the noteholders;

(13)	if the indenture trustee or any other successor servicer has replaced CarMax Business Services as servicer, any unpaid transition expenses due in respect of the transfer of servicing to the indenture trustee that are in excess of the related cap described under clause (2) above plus any unpaid transition expenses due in respect of the transfer of servicing to any other successor servicer plus any additional servicing fees for the related collection period will be paid to the indenture trustee or other successor servicer, as applicable;

(14)	any unpaid indemnity amounts due to the indenture trustee should it become successor servicer that are in excess of the related cap described under clause (2) above will be paid to the indenture trustee; and

(15)	unless the notes have been accelerated following the occurrence of an event of default under the indenture, any remaining amounts will be paid to the holders of the certificates.

For purposes of these distributions, the principal amount of a class of notes as of any distribution date will be calculated as of the preceding distribution date after giving effect to all payments made on such preceding distribution date, or, in the case of the first distribution date, as of the closing date.

For a more detailed description of the priority of distributions and the allocation of funds on each distribution date prior to acceleration of the notes, see “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” in this prospectus supplement.

Events of Default, Acceleration and Priority of Distributions (Post-Acceleration)

Each of the following will constitute an event of default under the indenture:

—	a default in the payment of interest on any note of the controlling class for five or more business days;

—	a default in the payment of principal of any note on the related final scheduled distribution date;

—	a material default in the observance or performance of any other covenant or agreement of the trust made in the indenture, not cured for a period of 60 days after written notice;

—	any representation or warranty made by the trust having been incorrect in any material respect as of the time made, not cured for a period of 30 days after written notice; and

—	certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property.

Following the occurrence of an event of default, the indenture trustee or the holders of notes evidencing not less than 51% of the controlling class may accelerate the notes.

If the notes have been accelerated following the occurrence of an event of default under the indenture, the priority of distributions will change as described in “Application of Available Funds—Priority of Distributions (Post-Acceleration).”

For a more detailed description of events of default and the rights of noteholders, see “Description of the Indenture—Events of Default” and “—Rights Upon Event of Default” in the prospectus and “The Indenture—Rights Upon Event of Default” in this prospectus supplement. For a more detailed description of the priority of distributions and the allocation of funds on each distribution date following acceleration of the notes, see “Application of Available Funds—Priority of Distributions (Post-Acceleration)” in this prospectus supplement.

Credit Enhancement

The credit enhancement for the notes generally will include the following:

Subordination of the Class B Notes, the Class C Notes and the Class D Notes

The class B notes, the class C notes and the class D notes will be subordinated with respect to each class of notes with a higher alphabetical designation. On each distribution date:

—	no interest will be paid on any such class of notes until all interest due on each class of notes with a higher alphabetical designation has been paid in full through the related interest period, including, to the extent lawful, interest on overdue interest;

—	as described herein, no interest will be paid on any such class of notes until certain payments of principal have been made on each class of notes with a higher alphabetical designation; and

—	no principal will be paid on any such class of notes until all principal due on each class of notes with a higher alphabetical designation has been paid in full.

The subordination of the class B notes, the class C notes and the class D notes is intended to decrease the risk of default by the trust with respect to payments due to the more senior classes of notes.

Overcollateralization

Overcollateralization represents the amount by which the pool balance exceeds the aggregate principal amount of the notes. Overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections on or in respect of the receivables, if any. It is expected that the initial amount of overcollateralization will be less than $100. The application of funds as described in clause (12) of “—Priority of Distributions (Pre-Acceleration)” is designed to increase over time the amount of overcollateralization as of any distribution date to a target amount. The amount of target overcollateralization will be the greater of:

—	0.60% of the pool balance as of the last day of the related collection period; and

—	0.50% of the pool balance as of the cutoff date.

Overcollateralization will be effected by paying an amount of principal on the notes on the first several distribution dates after the closing date that is greater than the principal of the receivables paid by obligors during that time.

Excess Collections

Excess collections are generally the excess of interest collections on the receivables over the various fees and expenses of the trust, including the servicing fee, unreimbursed servicer advances, unpaid indemnity amounts and transition expenses due to the indenture trustee should it become successor servicer below the $175,000 aggregate cap and interest payments on the notes. Any excess collections will be applied on each distribution date to make principal payments on the most senior class of notes to the extent necessary to reach the targeted amount of overcollateralization.

For a more detailed description of the use of excess collections as credit enhancement for the notes, see “Description of the Notes—Credit Enhancement—Excess Collections” in this prospectus supplement.

Reserve Account

On the closing date, CarMax Business Services will establish, in the name of the indenture trustee, a reserve account into which certain excess collections on or in respect of the receivables will be deposited. The reserve account will be initially funded with a deposit of $2,500,000.14 (based upon the pool balance as of the statistical calculation date of $1,000,000,057.59, which is subject to upward or downward revision based upon the size of the final pool of receivables) made by CarMax Funding on the closing date. On each distribution date, the indenture trustee will deposit in the reserve account, from amounts collected on or in respect of the receivables during the related collection period and not used on that distribution date to make required payments to the servicer or the noteholders, the amount, if any, by which:

—	the amount required to be on deposit in the reserve account on that distribution date exceeds

—	the amount on deposit in the reserve account on that distribution date.

Amounts on deposit in the reserve account will be available to pay shortfalls in the monthly servicing fee, unreimbursed servicer advances, certain unpaid indemnity amounts and transition expenses due to the indenture trustee should it become successor servicer, interest and certain principal payments required to be paid on the notes and may be used to reduce the principal amount of a class of notes to zero on or after its final scheduled distribution date. On each distribution date, the indenture trustee will withdraw funds from the reserve account, up to the amount on deposit in the reserve account, to the extent needed to make the following payments:

—	to the servicer, the servicing fee for the related collection period plus any overdue servicing fees for one or more prior collection periods plus reimbursement of any nonrecoverable advances;

—	to the indenture trustee should it become successor servicer, subject to an aggregate cap of $175,000, any unpaid indemnity amounts due to the indenture trustee and any unpaid transition expenses due in respect of the transfer of servicing to the indenture trustee; and

—	to the noteholders, the monthly interest, the priority principal distributable amount, if any, the secondary principal distributable amount, if any, the tertiary principal distributable amount, if any, and the quaternary principal distributable amount, if any, required to be paid on the notes on that distribution date plus any overdue monthly interest payable to any class of notes for the previous distribution date plus, to the extent lawful, interest on the overdue monthly interest at the interest rate applicable to that class.

The amount required to be on deposit in the reserve account on any distribution date will equal the lesser of:

—	$2,500,000.14 (based upon the pool balance as of the statistical calculation date of $1,000,000,057.59, which is subject to upward or downward revision based upon the size of the final pool of receivables); and

—	the aggregate principal amount of the notes;

provided, however, that the required amount will be zero if the pool balance as of the last day of the related collection period is zero. If the amount on deposit in the reserve account on any distribution date exceeds the amount required to be on deposit in the reserve account on that distribution date, after giving effect to all required deposits to and withdrawals from the reserve account on that distribution date, the excess, first, will be applied to fund any deficiency in the amounts described in clauses (12), (13) or (14) under “—Priority of Distributions (Pre-Acceleration)” on that distribution date and, second, will be paid to the certificateholders.

For a more detailed description of the deposits to and withdrawals from the reserve account, see “Description of the Notes—Credit Enhancement—Reserve Account” in this prospectus supplement.

Optional Prepayment

The servicer has the option to purchase the receivables on any distribution date following the last day of a collection period as of which the pool balance is 10% or less of the pool balance as of the cutoff date. The purchase price will equal the pool balance plus accrued and unpaid interest thereon; provided, however, that the purchase price must equal or exceed the aggregate principal amount of the notes and accrued and unpaid interest thereon and all amounts due to the servicer in respect of its servicing compensation and reimbursement of nonrecoverable advances. The trust will apply the payment of such purchase price to the payment of the notes in full.

Property of the Trust

The property of the trust will include the following:

—	a pool of simple interest retail installment sale contracts originated by certain affiliates of CarMax Business Services under their primary underwriting program in the ordinary course of business in connection with the sale of new and used motor vehicles;

—	amounts received on or in respect of the receivables after the cutoff date, including amounts advanced by the servicer;

—	security interests in the vehicles financed under the receivables;

—	any proceeds from claims on or refunds of premiums with respect to insurance policies relating to the financed vehicles or the related obligors;

—	the receivable files;

—	funds on deposit in the collection account, the note payment account and the reserve account;

—	all rights under the receivables purchase agreement, including the right to cause CarMax Business Services to repurchase from CarMax Funding receivables affected materially and adversely by breaches of the representations and warranties of CarMax Business Services made in the receivables purchase agreement;

—	all rights under the sale and servicing agreement, including the right to cause CarMax Funding or the servicer, as applicable, to purchase receivables affected materially and adversely by breaches of the representations and warranties of CarMax Funding or the servicer, respectively, made in the sale and servicing agreement or by breaches of certain servicing covenants of the servicer made in the sale and servicing agreement; and

—	any and all proceeds relating to the above.

Receivables

Summary characteristics of the receivables as of the statistical calculation date:

Pool Balance	$1,000,000,057.59
Number of Receivables	53,374
New motor vehicles at origination(1)	1.11%
Used motor vehicles at origination(1)	98.89%
Average principal balance	$18,735.72
Weighted average contract rate	6.86%
Weighted average remaining term	63.26 months
Weighted average original term	65.19 months
Weighted average FICO® score(2)	703.8

(1)	As a percentage of the pool balance as of the statistical calculation date.

(2)	Reflects only receivables with obligors that have a FICO score at the time of application. The FICO score with respect to any receivable with co-obligors is calculated as the average of each obligor’s FICO score at the time of application. FICO® is a federally registered servicemark of Fair Isaac Corporation.

Servicing and Servicer Compensation

The servicer’s responsibilities will include, among other things, collection of payments, realization on the receivables and the financed vehicles, selling or otherwise disposing of delinquent or defaulted receivables and monitoring the performance of the receivables. In return for its services, the trust will be required to pay to the servicer, for so long as CarMax Business Services is the servicer, or, if CarMax Business Services is removed as servicer, to the indenture trustee or any other successor servicer, a servicing fee on each distribution date for the related collection period equal to the product of  1⁄12 of 1.00% and the pool balance as of the first day of that collection period (or as of the cutoff date in the case of the first distribution date). The servicing fee will be paid from and only to the extent of amounts received on or with respect to the receivables and amounts withdrawn from the reserve account. The servicing fee will be paid prior to all other monthly payment items. If any entity other than CarMax Business Services or the indenture trustee becomes the servicer, the servicing fee may be adjusted with the consent of the holders of notes evidencing not less than 51% of the controlling class.

Repurchases of Receivables

CarMax Business Services and CarMax Funding will make various representations and warranties about the origination, characteristics and transfer of the receivables. The trust, as assignee of CarMax Funding, will have the right under the receivables purchase agreement to cause CarMax Business Services to repurchase from CarMax Funding receivables affected materially and adversely by breaches of the representations and warranties of CarMax Business Services made in the receivables purchase agreement. The trust will have the right under the sale and servicing agreement to cause CarMax Funding or the servicer, as applicable, to purchase from the trust receivables affected materially and adversely by breaches of the representations and warranties of CarMax Funding or the servicer, respectively, made in the sale and servicing agreement or by breaches of certain servicing covenants of the servicer made in the sale and servicing agreement.

For a more detailed description of the representations and warranties made about the receivables and the repurchase obligation if these representations and warranties are breached, see “Description of the Receivables Purchase Agreement—Sale and Assignment of Receivables—

Representations and Warranties” and “—Repurchase of Receivables” and “Description of the Sale and Servicing Agreement—Sale and Assignment of Receivables—Representations and Warranties” and “—Repurchase of Receivables” in the prospectus. For a more detailed description of the servicer’s purchase obligation for breaches of certain servicing covenants, see “Description of the Sale and Servicing Agreement—Servicing Procedures” in the prospectus and “The Sale and Servicing Agreement—Servicing the Receivables” in this prospectus supplement.

Controlling Class

Holders of the controlling class will control certain decisions regarding the trust, including whether to declare or waive events of default and events of servicing termination, accelerate the notes, cause a sale of the receivables or direct the indenture trustee to exercise other remedies following an event of default. Holders of notes that are not part of the controlling class will not have these rights.

So long as any class A notes are outstanding, the class A notes will be the controlling class. As a result, holders of the class A notes generally will vote together as a single class under the indenture. Upon payment in full of the class A notes, the class B notes will be the controlling class, and upon payment in full of the class B notes, the class C notes will be the controlling class. Upon payment in full of the class C notes, the class D notes will be the controlling class.

Ratings

The depositor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes.

A rating is not a recommendation to purchase, hold or sell the related notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the payment of principal and interest on the notes according to their terms. A rating agency rating the notes may lower or withdraw its rating in the future, in its discretion, as to any class of notes. A rating agency rating the notes may place any class of notes on review or watch for downgrade in the future, in its discretion.

Each rating agency rating the notes will monitor its ratings using its normal surveillance procedures. No transaction party will be responsible for monitoring any changes to the ratings of the notes.

For a more detailed description of the ratings of the notes, see “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may adversely affect your notes” and “Ratings of the Notes” in this prospectus supplement.

Tax Status

Opinions of Counsel

In the opinion of Kirkland & Ellis LLP, for United States federal income tax purposes, the notes will be characterized as indebtedness and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Investor Representations

If you purchase notes, you agree by your purchase that you will treat the notes as indebtedness for tax purposes.

The notes may be issued with original issue discount or “OID” for United States federal income tax purposes. As discussed in the prospectus, if the notes have OID which is de minimis, then a holder of a note must include such OID in income proportionately as principal payments are made on such note.

For a more detailed description of the tax consequences of acquiring, holding and disposing of notes, see “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Material Considerations for ERISA and Other U.S. Employee Benefit Plan Investors

Subject to considerations discussed under the caption “Material Considerations for ERISA and Other U.S. Employee Benefit Plan Investors” in this prospectus supplement and the prospectus, the notes generally may be acquired with the assets of employee benefit plans and other retirement arrangements. Each person acquiring the notes with such assets should consult with its legal advisors before purchasing the notes. Each person acquiring the notes will be deemed to have made certain representations, warranties and covenants described in this prospectus supplement and the indenture.

For a more detailed description of the ERISA considerations applicable to a purchase of the notes, see “Material Considerations for ERISA and Other U.S. Employee Benefit Plan Investors” in this prospectus supplement and in the prospectus.

Certain Investment Company Act Considerations

The trust will be relying on an exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the trust. The trust is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Eligibility for Purchase by Money Market Funds

On the closing date, the class A-1 notes will be eligible securities for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements relating to portfolio maturity, liquidity and risk diversification. A money market fund purchasing class A-1 notes should consult its legal advisors before making a purchase.

RISK FACTORS

You should carefully consider the following risk factors (and the risk factors under “Risk Factors” in the prospectus) in deciding whether to purchase any of the notes. The following risk factors and those in the prospectus describe the principal risks of an investment in the notes.

Some notes have greater risk because they are subordinate to other classes of notes

The notes with a lower alphabetical designation are subordinated with respect to interest and principal payments to the notes with a higher alphabetical designation (the class D notes are subordinated to the class A notes, the class B notes and the class C notes, the class C notes are subordinated to the class A notes and the class B notes and the class B notes are subordinated to the class A notes). In addition, the class A notes with a higher numerical designation are generally subordinated with respect to principal payments to the class A notes with a lower numerical designation (the class A-4 notes are subordinated to the class A-1, A-2 and A-3 notes, the class A-3 notes are subordinated to the class A-1 and A-2 notes and the class A-2 notes are subordinated to the class A-1 notes). If the notes have been accelerated following the occurrence of an event of default under the indenture, the priority of interest and principal distributions will change. The subordination arrangements could result in delays or reductions in interest or principal payments on classes of notes with lower alphabetical designations or, in the case of the class A notes, higher numerical designations.

See “Description of the Notes—Payments of Interest” and “—Payments of Principal” and “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” and “—Priority of Distributions (Post-Acceleration)” in this prospectus supplement for a further discussion of interest and principal payments.

The targeted amount of overcollateralization may not be reached or maintained

The amount of overcollateralization is expected to increase over time to the targeted amount of overcollateralization as excess collections are applied to make principal payments on the notes in an amount greater than the decrease in the receivables balance. There can be no assurance, however, that the targeted amount of overcollateralization will be reached or maintained or that the receivables will generate sufficient collections to pay the notes in full.

See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement for a further discussion of overcollateralization.
The amount on deposit in the reserve account may not be sufficient to assure payment of your notes	The amount on deposit in the reserve account will be used to fund the payment of the monthly servicing fee, unreimbursed servicer advances, monthly interest, transition expenses and indemnity amounts to the indenture trustee should it become successor servicer and certain distributions of principal to noteholders on each distribution date if payments received on or in respect of the receivables, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables, are not sufficient to make that payment. There can be no assurance, however, that the amount on deposit in the reserve account will be sufficient on any distribution date to assure payment of your notes. If the receivables experience higher losses than were projected in determining the amount required to be on deposit in the reserve account, the amount on deposit in the reserve account may be less than projected. If receivable payments, including any amounts allocable to overcollateralization, and the amount on deposit in the reserve account are not sufficient on any distribution date to pay in full the monthly interest and certain distributions of principal due on that distribution date, you may experience payment delays with respect to your notes. If the amount of that insufficiency is not offset by excess collections on or in respect of the receivables on subsequent distribution dates, you may experience losses with respect to your notes.

See “Description of the Notes—Credit Enhancement—Reserve Account” in this prospectus supplement for a further discussion of the reserve account.
You may suffer losses if the receivables are sold following an indenture event of default

If the notes have been accelerated following the occurrence of an event of default under the indenture and the indenture trustee determines that the future collections on the receivables would be insufficient to make payments on the notes, the indenture trustee, acting at the direction of the holders of at least 66  2⁄3% of the aggregate principal amount of the controlling class (which will be the class of outstanding notes with the highest alphabetical designation), may sell the receivables and prepay the notes. If the proceeds from the sale of the receivables are insufficient to pay the full principal amount of your notes, you may experience losses with respect to your notes. If principal is repaid to you earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your notes.

See “Description of the Indenture—Events of Default” in the prospectus and “The Indenture—Rights Upon Event of Default” and “Application of Available Funds—Priority of Distributions (Post-Acceleration)” in this prospectus supplement for a further discussion of events of default and the rights of the noteholders following an event of default.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur

If an event of default under the indenture has occurred, the indenture trustee may, and at the direction of a specified percentage of the controlling class (which will be the class of outstanding notes with the highest alphabetical designation) will, take one or more of the actions specified in the indenture relating to the property of the trust. In addition, the holders of a majority of the controlling class (or the indenture trustee acting on behalf of the holders of the controlling class, under certain circumstances) have the right to waive events of servicing termination or to terminate the servicer. The interests of the controlling class may differ from the interests of the other classes of notes, and the holders of the controlling class will not be required to consider the effect of its actions on the holders of the other classes of notes.

Only the holders of the outstanding classes of notes with the highest alphabetical designation will have rights to direct remedies under the indenture and the ability to waive events of servicing termination or to terminate the servicer. The holders of the class B notes, the class C notes and the class D notes will not have any such rights or ability until each class of notes with a higher alphabetical designation has been paid in full.

See “Description of the Sale and Servicing Agreement—Events of Servicing Termination,” “—Rights Upon Event of Servicing Termination” and “—Waiver of Past Events of Servicing Termination” in the prospectus for a further discussion of the rights of the noteholders with respect to events of servicing termination.

Geographic concentration may result in more risk to you

The servicer’s records indicate that receivables related to obligors with mailing addresses in the following states constituted more than 10% of the pool balance as of the statistical calculation date:

State	Percentage of Pool Balance as of the Statistical Calculation Date
California	17.26%
Texas	13.08%

If one or more of these states experience adverse economic changes, such as an increase in the unemployment rate, an increase in interest rates or an increase in the rate of inflation, obligors in those states may be unable to make timely payments on their receivables and you may experience payment delays or losses on your notes. We cannot predict, for any state or region, whether adverse economic changes or other adverse events will occur or to what extent those events would affect the receivables or repayment of your notes.

Economic developments may adversely affect the performance and market value of your notes	The United States has experienced a period of economic slowdown and a recession, and the continuing effects of this downturn, including economic uncertainty, a slowing pace of recovery or a renewed downturn, may adversely affect the performance and market value of your notes. This period has been accompanied by elevated unemployment, decreases in home values, increased mortgage and consumer loan delinquencies and defaults and a lack of availability of consumer credit, which may lead to increased default rates on the receivables. Delinquencies and losses with respect to motor vehicle receivables generally increased during this period and may increase again in the future. If the default rate on the receivables increases and/or the prices at which the related vehicles may be sold decline, you may experience losses with respect to your notes.

While certain economic factors have improved recently, other factors have not yet improved. If the economic slowdown worsens, continues for a prolonged period of time or fails to improve at a sufficient pace, delinquencies and losses with respect to motor vehicle receivables could increase again.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this uncertainty relating to the sovereign debt of various countries will not lead to further disruption of the financial and credit markets in the United States, which could result in losses on your notes.

For more information regarding delinquency and loss experience of CarMax Business Services pertaining to certain motor vehicle receivables, see “CarMax—Delinquency, Credit Loss and Recovery Information” and “—Static Pool Information About Previous Securitizations” in this prospectus supplement.

Lack of liquidity in the secondary market may adversely affect your notes	The secondary market for asset-backed securities may experience reduced liquidity. Any period of illiquidity may continue, and even worsen, and may adversely affect the market value of your notes.

See “Risk Factors—You may have difficulty selling your notes or obtaining your desired sale price” in the prospectus.

Actions taken by automotive manufacturers may adversely affect your notes	Adverse conditions affecting one or more automotive manufacturers may affect your notes. The period of economic slowdown has adversely affected the financial condition and business prospects of these manufacturers. Certain actions that these manufacturers may take or have taken may adversely affect consumer demand for and values of used motor vehicles produced by these manufacturers, which may depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the prices at which the related vehicles may be sold decline, you may experience losses with respect to your notes.

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may adversely affect your notes	A security rating is not a recommendation to purchase, hold or sell securities inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings assigned to the notes address the likelihood of the payment of principal and interest on the notes according to their terms but are solely the view of the assigning rating agency and are subject to any limitations that the assigning rating agency may impose. Similar ratings on different types of securities do not necessarily mean the same thing. To the extent the notes are rated by any rating agency, that rating agency may change its rating of the notes if that rating agency believes that circumstances have changed, the performance of the receivables has deteriorated, there were errors in analysis or otherwise. Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

The depositor expects that the notes will receive ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes. Ratings initially assigned to the notes will be paid for by the sponsor. The sponsor is not aware that any other NRSRO, other than the NRSROs hired by the sponsor to rate the notes, has assigned ratings to the notes. Securities and Exchange Commission rules state that the payment of fees by the sponsor, the trust or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies. In the view of the Securities and Exchange Commission, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies.

Under Securities and Exchange Commission rules aimed at enhancing transparency, objectivity and competition in the credit rating process, information provided by the sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each non-hired NRSRO in order to make it possible for non-hired NRSROs to assign unsolicited ratings to the notes. An unsolicited rating could be assigned at any time, including prior to the closing date. None of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the notes, and these parties may be aware of unsolicited ratings assigned to the notes.

Consequently, prospective investors should monitor whether an unsolicited rating of the notes has been assigned by a non-hired NRSRO and should consult with their financial and legal advisors regarding the impact of the assignment of an unsolicited rating to a class of notes. NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating to the notes, there can be no assurance that the unsolicited rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Furthermore, Congress or the Securities and Exchange Commission may determine that any NRSRO that assigns ratings to the notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the notes.

Prospective investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes and not to rely solely on the ratings on the notes.

Federal financial regulatory reform could have an adverse impact on CarMax Business Services, the depositor or the trust	The Dodd-Frank Wall Street Reform and Consumer Protection Act is extensive legislation that impacts financial institutions and other non-bank financial companies, such as CarMax Business Services. In addition, the Dodd-Frank Act will impact the offering, marketing and regulation of consumer financial products and services and will increase regulation of the securitization and derivatives markets. Many of the new requirements will be the subject of implementing regulations which have not yet been finalized. Until implementing regulations are finalized, there can be no assurance that the new requirements will not have an adverse impact on the marketability of asset-backed securities such as the notes, on the servicing of the receivables, on CarMax Business Services’ securitization programs or on the regulation and supervision of CarMax Business Services, the depositor or the trust.

See “Risk Factors—Federal financial regulatory reform could have an adverse impact on CarMax Business Services, the depositor or the trust” and “Material Legal Issues Relating to the Receivables—The Dodd-Frank Act” in the prospectus for a discussion of the alternative liquidation framework established by the Dodd-Frank Act for certain non-bank financial companies.

Risks associated with unknown allocation between class A-2a notes and class A-2b notes	The allocation of the principal balance between any class A-2a notes and any class A-2b notes may not be determined until the day of pricing. Therefore, investors should not expect disclosure of this allocation prior to their entering into commitments to purchase the class A-2 notes.

The higher the initial principal balance of the floating rate class A-2b notes, the greater the trust’s exposure will be to increases in the floating rate payable on the class A-2b notes. See “Risk Factors—The trust may issue floating rate class A-2b notes, but the trust will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise” in this prospectus supplement. Moreover, a reduction in liquidity in the secondary market for any class A-2a notes or class A-2b notes may result if the class A-2a notes or class A-2b notes, if any, have a small principal balance as compared to the class A-2b notes or class A-2a notes, respectively.

The trust may issue floating rate class A-2b notes, but the trust will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise	The receivables bear interest at a fixed rate while any floating rate class A-2b notes will bear interest at a floating rate based on LIBOR plus the applicable spread. The trust will not enter into any interest rate swaps or other derivative transactions in connection with the issuance of any floating rate class A-2b notes.

If the floating rate payable by the trust in respect of any class A-2b notes is substantially greater than the fixed rate received on the receivables, the trust may not have sufficient funds to make payments on the notes. If the trust does not have sufficient funds to make required payments on the notes, you may experience delays or reductions in the interest and principal payments on your notes.

If LIBOR rises or other conditions change materially after the issuance of the notes, you may experience delays or reductions in interest and principal payments on your notes. The trust will make payments on any class A-2b notes out of its generally available funds. Therefore, an increase in LIBOR would reduce the amounts available for distribution to holders of all notes, not just the holders of any class A-2b notes.

Capitalized terms used in this prospectus supplement are defined in the Glossary of Terms beginning on page S-60 and the Glossary of Terms beginning on page 65 of the prospectus.

THE TRANSACTION PARTIES

The following information identifies certain transaction parties for this securitization transaction. For a detailed description of each transaction party and a description of the rights and responsibilities of each transaction party, see “The Sponsor,” “The Depositor and Seller,” “The Issuing Entity,” “The Servicer” and “The Trustees” in the prospectus.

The Sponsor

CarMax Business Services, LLC is the sponsor of this securitization transaction and is primarily responsible for structuring the transaction. CarMax Business Services was formed on April 23, 2004 as a Delaware limited liability company and is a wholly-owned indirect subsidiary of CarMax, Inc.

Certain affiliates of CarMax Business Services are responsible for originating the Receivables. CarMax Business Services will sell the Receivables to CarMax Funding and will service the Receivables on behalf of the Trust. CarMax Business Services is also the Administrator of the Trust. CarMax Business Services’ principal executive offices are located at 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, and its telephone number is (804) 747-0422.

CarMax Auto Finance, the financing unit of CarMax Business Services, has been financing motor vehicle retail installment sale contracts in securitization transactions since 1996. CarMax Auto Finance has had an active publicly registered securitization program for motor vehicle retail installment sale contracts since 1999 and has issued asset-backed securities in 37 transactions under this program in amounts ranging from $450,000,000 to $1,045,000,000. On December 1, 2004, CarMax Auto assigned and contributed to CarMax Business Services substantially all of CarMax Auto’s operational assets relating to CarMax Auto Finance. In addition to selling receivables to trusts in connection with registered public offerings of asset-backed securities, CarMax Business Services regularly sells motor vehicle retail installment sale contracts to special purpose entities in connection with private securitization facilities funded by several banks and multi-seller asset-backed commercial paper conduits. CarMax Business Services meets a significant portion of its funding requirements through securitizations. No securitizations sponsored by CarMax Business Services have defaulted or experienced an early amortization triggering event.

See “The CarMax Business” in the prospectus for a discussion of CarMax Business Services’ experience with and overall procedures for originating and underwriting receivables. See “CarMax—CarMax Auto Finance” and “—Delinquency, Credit Loss and Recovery Information” in this prospectus supplement for information regarding CarMax Business Services’ motor vehicle receivables portfolio.

The Depositor and Seller

CarMax Auto Funding LLC will be the depositor and seller for this securitization transaction. CarMax Funding was formed on August 6, 2003 as a Delaware limited liability company. CarMax Business Services is the sole equity member of CarMax Funding. CarMax Funding will sell the Receivables to the Trust.

The Issuing Entity

CarMax Auto Owner Trust 2014-4 will be the issuing entity or trust for this securitization transaction. The Trust was formed on February 27, 2014 as a Delaware statutory trust. The Trust will be operated pursuant to the Trust Agreement. CarMax Business Services will be the Administrator of the Trust. The Seller will be the initial holder of the Certificates.

Limited Purpose and Limited Assets

The Trust will not engage in any activity other than:

—	acquiring, holding and managing the assets of the Trust, including the Receivables, and the proceeds of those assets;

—	issuing the Notes and the Certificates;
—	making payments on the Notes and the Certificates; and
—	engaging in other activities, including entering into agreements, that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way incidental to or connected with those activities.

The Trust will have limited assets, including the Receivables and proceeds thereof, and will generally have no rights to the assets of the Seller or of CarMax Business Services. Amounts necessary to make scheduled payments on the Notes will generally be collected solely from the obligors of the Receivables and the proceeds from the repossession and sale of the Financed Vehicles which secure Defaulted Receivables. Various factors, including any failure to maintain a perfected security interest in each Financed Vehicle securing each Defaulted Receivable in all states, may impact the Servicer’s ability to liquidate Defaulted Receivables and may reduce amounts payable on the Notes. See “Material Legal Issues Relating to the Receivables” in the prospectus.

The Trust’s principal offices are in care of U.S. Bank Trust National Association, as Owner Trustee, at 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801.

The Trust’s fiscal year ends on February 28 or February 29, as applicable. The Trust’s fiscal year conforms to the fiscal year of the Seller and CarMax.

Capitalization of the Trust

The following table illustrates the expected capitalization of the Trust as of the Closing Date:

Class A-1 Notes	$157,000,000
Class A-2 Notes	330,000,000
Class A-3 Notes	348,500,000
Class A-4 Notes	100,000,000
Class B Notes	25,000,000
Class C Notes	23,500,000
Class D Notes	16,000,000
Capital Contribution	100

Total	$1,000,000,100

The Servicer

CarMax Business Services, LLC will be the servicer of the Receivables for this securitization transaction. CarMax Business Services will be responsible for all servicing functions except that the Indenture Trustee will be responsible for maintaining various accounts and making payments to holders of the Notes based on information and calculations provided by the Servicer.

CarMax Auto Finance, the financing unit of CarMax Business Services, has been servicing motor vehicle receivables since 1993. Since 1999, CarMax Auto Finance has serviced 37 publicly registered motor vehicle receivables securitizations having receivables pools ranging from $450,000,014 to $1,045,000,033.

The Servicer will service the Receivables on behalf of the Trust in accordance with the Sale and Servicing Agreement and in accordance with its customary servicing practices, using the degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer will have full power and authority to do any and all things in connection with managing, servicing, administration and collection of the Receivables that it may deem necessary or desirable. In accordance with its customary servicing practices, the Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the payments become due.

See “The CarMax Business—Servicing and Collection Procedures” in the prospectus for more information regarding the Servicer’s servicing policies and procedures. See “The Sale and Servicing Agreement” in this prospectus supplement and “Description of the Sale and Servicing Agreement” in the prospectus for more information regarding the obligations of the Servicer under the Sale and Servicing Agreement.

CarMax Business Services’ short term debt is unrated. On and after the Closing Date, the Servicer will deposit all amounts received on or in respect of the Receivables into the Collection Account within two Business Days after such receipt.

See “Description of the Sale and Servicing Agreement—Collections” in the prospectus for a discussion of the circumstances under which the Servicer will not be required to deposit such amounts into the Collection Account until the Business Day preceding the Distribution Date following the Collection Period during which such amounts were received.

The Owner Trustee

U.S. Bank Trust, a national banking association, will act as owner trustee under the Trust Agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank, the fifth largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $389 billion as of June 30, 2014, is the parent company of U.S. Bank. As of June 30, 2014, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000. As of June 30, 2014, U.S. Bank Trust was acting as owner trustee with respect to over 600 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of automobile receivables-backed securities since 2000. As of June 30, 2014, U.S. Bank Trust was acting as owner trustee on 82 issuances of automobile receivables-backed securities.

The Indenture Trustee

Wells Fargo Bank, National Association has provided the following information to CarMax for inclusion in this prospectus supplement.

Wells Fargo Bank, National Association will act as Indenture Trustee under the Indenture. Wells Fargo Bank, National Association is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. Its corporate trust office is located at Sixth and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attn: Asset Backed Securities Department. A diversified financial services company, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank, National Association provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Seller and its affiliates may maintain normal commercial banking or investment banking relations with the Indenture Trustee and its affiliates. The fees and expenses of the Indenture Trustee will be paid by the Servicer, as the Administrator under the Administration Agreement. The Indenture Trustee will have various rights and duties with respect to the Notes.

See “The Indenture” in this prospectus supplement and “Description of the Indenture” in the prospectus for a further discussion of the rights and duties of the Indenture Trustee.

Wells Fargo Bank, National Association has provided corporate trust services since 1934 and has acted, and continues to act, as trustee on numerous series of auto loan receivables backed securities.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, National Association, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, and an amended complaint on July 18, 2014, which included additional 8 RMBS trusts, for an alleged total of 284 RMBS trusts (together, the “Complaint”). The Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by certain of the institutional investor plaintiffs. The Complaint against Wells Fargo Bank, National Association alleges the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality, failure to notify securityholders of purported events of default allegedly caused by breaches by mortgage loan servicers and purported failure to abide by appropriate standards of care following events of default. Relief sought includes money damages in an unspecified amount, reimbursement of certain expenses and equitable relief. Other cases alleging similar causes of action have previously been filed against Wells Fargo Bank, National Association and other trustees by RMBS investors in other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the trustee or the RMBS trusts. However, Wells Fargo Bank, National Association denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

CARMAX

General

CarMax is the largest retailer of used motor vehicles in the United States. As of September 30, 2014, CarMax operated 140 used car stores in 70 markets. CarMax also operates four new car franchises, all of which are integrated or co-located with its used car stores. See “The CarMax Business” in the prospectus for more information.

As of September 30, 2014, CarMax operated used car stores in the following markets:

Market	Number of Used Car Stores
Los Angeles, California	10
Washington, D.C./Baltimore, Maryland	9
Chicago, Illinois	8
Miami, Florida	5
Atlanta, Georgia	5
Dallas, Texas	5
Houston, Texas	5
Charlotte, North Carolina	4
Sacramento, California	4
Nashville, Tennessee	3
Phoenix, Arizona	2
San Diego, California	2
Denver, Colorado	2
Hartford/New Haven, Connecticut	2
Fort Myers, Florida	2
Jacksonville, Florida	2
Orlando, Florida	2
Tampa/Clearwater, Florida	2
Kansas City, Missouri	2
St. Louis, Missouri	2
Las Vegas, Nevada	2
Greensboro, North Carolina	2
Raleigh, North Carolina	2
Columbus, Ohio	2
Portland, Oregon	2
Harrisburg/Lancaster, Pennsylvania	2
Philadelphia, Pennsylvania	2
Austin, Texas	2
San Antonio, Texas	2
Richmond, Virginia	2
Norfolk/Virginia Beach, Virginia	2

Market	Number of Used Car Stores
Milwaukee, Wisconsin	2
Birmingham, Alabama	1
Dothan, Alabama	1
Huntsville, Alabama	1
Tucson, Arizona	1
Bakersfield, California	1
Fresno, California	1
Colorado Springs, Colorado	1
Augusta, Georgia	1
Columbus, Georgia	1
Savannah, Georgia	1
Indianapolis, Indiana	1
Des Moines, Iowa	1
Wichita, Kansas	1
Lexington, Kentucky	1
Louisville, Kentucky	1
Baton Rouge, Louisiana	1
Jackson, Mississippi	1
Omaha, Nebraska	1
Albuquerque, New Mexico	1
Rochester, New York	1
Cincinnati, Ohio	1
Dayton, Ohio	1
Oklahoma City, Oklahoma	1
Tulsa, Oklahoma	1
Providence, Rhode Island	1
Charleston, South Carolina	1
Columbia, South Carolina	1
Greenville, South Carolina	1
Chattanooga, Tennessee	1
Jackson, Tennessee	1
Knoxville, Tennessee	1
Memphis, Tennessee	1
Salt Lake City, Utah	1
Charlottesville, Virginia	1
Harrisonburg, Virginia	1
Roanoke, Virginia	1
Spokane, Washington	1
Madison, Wisconsin	1

Total	140

CarMax Auto Finance

CarMax offers on-site financing to its customers through CarMax Auto Finance, the financing unit of CarMax Business Services, and through third parties. For the fiscal years ended February 28 (or 29), 2010, 2011, 2012, 2013 and 2014, CarMax originated motor vehicle retail installment sale contracts under the Primary Underwriting Program (excluding contracts cancelled within three business days after origination) aggregating approximately $1,837 million, $2,147 million, $2,843 million, $3,445 million and $4,174 million, respectively. The outstanding principal balance of all motor vehicle retail installment sale contracts originated by CarMax and financed through CarMax Auto Finance under such program was approximately $7,924 million as of September 30, 2014. Of the approximately $7,924 million of receivables in this portfolio as of September 30, 2014, including receivables that previously were sold but still are being serviced by CarMax Business Services, approximately 99.07% represented receivables originated in connection with the sale of used motor vehicles and approximately 0.93% represented receivables originated in connection with the sale of new motor vehicles.

Delinquency, Credit Loss and Recovery Information

Set forth below is certain information concerning the experience of CarMax Business Services pertaining to its portfolio of receivables originated under the Primary Underwriting Program. This portfolio includes all motor vehicle receivables serviced by CarMax Business Services that were originated under such underwriting program, whether or not they have been previously sold or securitized or may be sold or securitized in the future. CarMax and its affiliates may originate (and CarMax Business Services may service) motor vehicle receivables under separate, additional underwriting programs (as described under “The CarMax Business—Additional Underwriting Programs” in the prospectus), and the information set forth below does not concern any such receivables.

There can be no assurance that the delinquency, repossession and net loss experience on the pool of Receivables will be comparable to that set forth below.

	Delinquency Experience
	As of September 30,
	2014		2013
	Number of Receivables	Amount	Number of Receivables	Amount

Total Receivable Portfolio	577,839	$7,924,355,912	503,727	$6,780,930,622
Delinquencies as a Percentage of Total Receivable Portfolio
31-60 Days	2.09%	1.97%	2.16%	1.98%
61-90 Days	0.72%	0.66%	0.70%	0.62%
91 Days or More	0.27%	0.22%	0.29%	0.24%
Total Delinquencies as a Percentage of Total Receivable Portfolio	3.08%	2.86%	3.15%	2.83%
Total Delinquencies	17,776	$226,838,892	15,880	$191,963,641

	As of December 31,
	2013		2012		2011
	Number of Receivables	Amount	Number of Receivables	Amount	Number of Receivables	Amount

Total Receivable Portfolio	519,806	$6,998,554,912	447,080	$5,682,789,065	407,896	$4,861,285,148
Delinquencies as a Percentage of Total Receivable Portfolio
31-60 Days	2.31%	2.15%	2.49%	2.19%	2.51%	2.21%
61-90 Days	0.81%	0.74%	0.78%	0.66%	0.69%	0.59%
91 Days or More	0.32%	0.27%	0.30%	0.24%	0.31%	0.24%
Total Delinquencies as a Percentage of Total Receivable Portfolio	3.43%	3.15%	3.57%	3.09%	3.51%	3.04%
Total Delinquencies	17,818	$220,645,359	15,959	$175,502,829	14,325	$147,859,422

	As of December 31,
	2010		2009
	Number of Receivables	Amount	Number of Receivables	Amount
Total Receivable Portfolio	381,445	$4,289,383,349	366,229	$4,087,179,360
Delinquencies as a Percentage of Total Receivable Portfolio
31-60 Days	2.74%	2.55%	2.85%	2.91%
61-90 Days	0.79%	0.71%	0.88%	0.90%
91 Days or More	0.37%	0.31%	0.49%	0.47%
Total Delinquencies as a Percentage of Total Receivable Portfolio	3.90%	3.58%	4.22%	4.29%
Total Delinquencies	14,873	$153,564,573	15,452	$175,262,013

The amounts included in the delinquency experience table represent principal amounts only. Total Delinquencies as a Percentage of Total Receivable Portfolio includes unsold repossessed vehicles and accounts in bankruptcy which are less than 120 days past due. The delinquency periods included in the delinquency experience table are calculated based on the number of days a payment is contractually past due. All receivables are written off not later than the last business day of the month during which they become 120 days delinquent.

Credit Loss Experience

	Nine Months Ended September 30,
	2014	2013
Outstanding Principal Amount at Period End	$7,924,355,912	$6,780,930,622
Total Number of Receivables Outstanding at Period End	577,839	503,727
Average Outstanding Principal Amount During the Period(1)	$7,468,115,388	$6,259,808,264
Average Number of Receivables Outstanding During the Period	549,181	475,674
Gross Principal Charge-Offs(2)	$102,939,068	$85,890,619
Total Number of Receivables Charged Off During the Period	8,538	7,587
Annualized Number of Receivables Charged Off as a Percentage of the Average Number of Receivables Outstanding During the Period	2.07%	2.13%
Recoveries(3)	$58,760,363	$53,036,153
Net Losses	$44,178,705	$32,854,467
Annualized Net Losses as a Percentage of the Average Outstanding Principal Amount	0.79%	0.70%
Average Net Dollar Loss on Receivables Charged Off During the Period(4)	$5,174	$4,330

	Year Ended December 31,
	2013	2012	2011	2010	2009
Outstanding Principal Amount at Period End	$6,998,554,912	$5,682,789,065	$4,861,285,148	$4,289,383,349	$4,087,179,360
Total Number of Receivables Outstanding at Period End	519,806	447,080	407,896	381,445	366,229
Average Outstanding Principal Amount During the Period(1)	$6,415,073,620	$5,238,959,979	$4,561,465,367	$4,194,626,834	$4,039,644,700
Average Number of Receivables Outstanding During the Period	484,451	425,557	393,566	374,257	357,695
Gross Principal Charge-Offs(2)	$122,803,925	$97,130,739	$91,553,629	$112,211,860	$137,018,810
Total Number of Receivables Charged Off During the Period	10,691	9,103	9,637	10,296	11,532
Number of Receivables Charged Off as a Percentage of the Average Number of Receivables Outstanding During the Period	2.21%	2.14%	2.45%	2.75%	3.22%
Recoveries(3)	$70,189,763	$58,226,181	$56,610,227	$62,150,918	$64,537,763
Net Losses	$52,614,161	$38,904,559	$34,943,402	$50,060,942	$72,481,047
Net Losses as a Percentage of the Average Outstanding Principal Amount	0.82%	0.74%	0.77%	1.19%	1.79%
Average Net Dollar Loss on Receivables Charged Off During the Period(4)	$4,921	$4,274	$3,626	$4,862	$6,285

(1)	The average outstanding principal amount for any period equals the average of the monthly average outstanding principal amount of the retail installment sale contracts during that period.
(2)	Gross charge-offs equals the total principal amount due on all retail installment sale contracts determined to be uncollectible during the period.
(3)	The recoveries for any period equal the total amount recovered during that period on retail installment sale contracts charged off during that period or before, including finance charge recoveries.
(4)	The average net dollar loss on receivables charged off during any period equals the net losses for that period divided by the total number of retail installment sale contracts charged off during that period.

The average outstanding principal amount during any period equals the average of the monthly average outstanding principal amount of the retail installment sale contracts during that period. The gross charge-offs for any period equal the total principal amount due on all retail installment sale contracts determined to be uncollectible during that period. The recoveries for any period equal the total amount recovered during that period on retail installment sale contracts charged off during that period or before. The average net dollar loss on retail installment sale contracts charged off during any period equals the net losses for that period divided by the total number of retail installment sale contracts charged off during that period.

See “The CarMax Business” in the prospectus for a discussion of CarMax Business Services experience with and overall procedures for originating, underwriting and servicing receivables.

CarMax Business Services’ expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important economic, social, legal and other factors that could cause actual results to differ materially from those projected. These factors include, but are not limited to, inflation rates, unemployment rates, changes in consumer debt levels, changes in interest rates, changes in the market for used vehicles and the enactment of new laws that further regulate the motor vehicle lending industry. There can be no assurance as to future delinquency, repossession and net loss experience on the Receivables as a result of these factors.

Static Pool Information About Previous Securitizations

Static pool information about prior pools of retail installment sale contracts originated under the Primary Underwriting Program that were securitized by CarMax Business Services during the past five years can be found in Annex I to this prospectus supplement, which we refer to as the “static pool annex.” Information in the static pool annex consists of summary information for the original characteristics of prior securitized pools and delinquency, cumulative credit losses and prepayment data for the prior pools. The characteristics of the receivables included in prior securitizations and the origination and underwriting criteria used in the origination of such receivables may vary from the characteristics of and origination and underwriting criteria used for the Receivables. No assurance can be made that the cumulative credit losses, delinquency and prepayment experience of a particular pool of retail installment sale contracts will be similar to the static pool information of prior pools of retail installment sale contracts.

Repurchases of Receivables in Prior Securitized Pools

The transaction documents for prior securitizations of motor vehicle retail installment sale contracts sponsored by CarMax Business Services contain covenants requiring the repurchase of an underlying receivable from the related pool for the breach of a representation or warranty. The depositor, as securitizer, discloses, in a report on Form ABS-15G, all fulfilled and unfulfilled repurchase requests for securitized receivables that were the subject of a demand to repurchase. In the past three years, there was no activity to report with respect to any demand to repurchase receivables under any such prior securitization sponsored by CarMax Business Services. The depositor filed its most recent report on Form ABS-15G with the SEC on February 13, 2014. The depositor’s CIK number is 0001259380. For additional information about obtaining a copy of the report, you should refer to “Where You Can Find Additional Information” in the prospectus.

THE RECEIVABLES

The Trust will own a pool of Receivables consisting of motor vehicle retail installment sale contracts originated by certain affiliates of CarMax Business Services under the Primary Underwriting Program and secured by security interests in the motor vehicles financed by those contracts. CarMax Business Services will sell the Receivables to the Seller on the Closing Date pursuant to the Receivables Purchase Agreement. The Seller will sell the Receivables to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement. The property of the Trust will include payments on the Receivables which are made after the Cutoff Date.

The information concerning the Receivables presented throughout this prospectus supplement is as of the Statistical Calculation Date. As of the Statistical Calculation Date, the Receivables had a Pool Balance of $1,000,000,057.59. The Receivables transferred to the Trust on the Closing Date will have a Pool Balance of not less than $1,000,000,000 as of the Cutoff Date. The information concerning the Receivables presented throughout this prospectus supplement does not reflect any additional motor vehicle retail installment sale contracts which may be included in the pool of Receivables transferred to the Trust on the Closing Date. In addition, some amortization of the Receivables will occur after the Statistical Calculation Date, and some receivables included as of the Statistical Calculation Date may prepay in full or may not meet the eligibility requirements as of the Cutoff Date and may not, therefore, be transferred to the Trust. As a result, the characteristics of the Receivables as of the Cutoff Date will vary from the characteristics of the Receivables as of the Statistical Calculation Date. We anticipate, however, that any variations will not be significant.

No expenses incurred in connection with the selection and acquisition of the Receivables are to be payable from the offering proceeds. Other than the Indenture Trustee as secured party under the Indenture, no party will have any material direct or contingent claim on any Receivable as of their transfer to the Trust.

Criteria Applicable to Selection of Receivables

The Receivables were or will be selected from CarMax Business Services’ portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under “The Receivables.” The information presented throughout this prospectus supplement pertains to Receivables that satisfied, as of the Statistical Calculation Date, the criteria for transfer to the Trust, except that Receivables having an aggregate Principal Balance of $289,175,933.92 as of the Statistical Calculation Date related to obligors who had not yet made at least one payment (including Receivables having an aggregate Principal Balance of $116,894,678.05 as of the Statistical Calculation Date that had a remaining term to maturity of 72 months). Each Receivable transferred to the Trust on the Closing Date will satisfy each of the criteria for transfer to the Trust as of the Cutoff Date. These criteria include the requirement that each Receivable:

—	is secured by a new or used motor vehicle;

—	had a remaining Principal Balance of not less than $500;

—	had an original term to maturity of not more than 72 months and not less than 12 months and a remaining term to maturity of not more than 71 months and not less than three months;

—	is a simple interest contract;

—	has a fixed Contract Rate of not more than 25.00%;

—	provides for level scheduled monthly payments that fully amortize the amount financed over its original term to maturity (except that the period between the contract date and the first payment date may be less than or greater than one month and except for the first and last payments, which may be minimally different from the level payments);

—	relates to an obligor who has made at least one payment;

—	was not delinquent by more than 30 days;

—	is not secured by a Financed Vehicle that has been repossessed;

—	does not relate to an obligor who is currently the subject of a bankruptcy proceeding;

—	is evidenced by only one original document; and

—	was not selected using selection procedures believed by CarMax Business Services to be adverse to the Noteholders.

The pool of Receivables was selected from CarMax Business Services’ portfolio of Receivables that meet the criteria described above and other administrative criteria used by CarMax Business Services from time to time.

Characteristics of the Receivables

The following tables set forth information with respect to the Receivables as of the Statistical Calculation Date. While the characteristics of the Receivables transferred to the Trust on the Closing Date will differ somewhat from the information set forth on these tables, we anticipate that the variations will not be significant.

Composition of the Receivables

as of the Statistical Calculation Date

	New Motor Vehicles	Used Motor Vehicles	Total
Pool Balance	$11,079,321.02	$988,920,736.57	$1,000,000,057.59
Number of Receivables	506	52,868	53,374
Percentage of Pool Balance	1.11%	98.89%	100%
Average Principal Balance	$21,895.89	$18,705.47	$18,735.72
Range of Principal Balances	($1,605 to $47,975)	($528 to $50,000)	($528 to $50,000)
Weighted Average Contract Rate	5.54%	6.88%	6.86%
Range of Contract Rates	(1.85% to 16.35%)	(1.60% to 17.45%)	(1.60% to 17.45%)
Weighted Average Remaining Term	62.65 months	63.27 months	63.26 months
Range of Remaining Terms	(6 to 72)	(3 to 72)	(3 to 72)
Weighted Average Original Term	64.60 months	65.20 months	65.19 months
Range of Original Terms	(36 to 72)	(24 to 72)	(24 to 72)
Weighted Average FICO Score(1)	718.9	703.7	703.8
Range of FICO Scores	(511 to 878)	(428 to 900)	(428 to 900)

(1)	Reflects only Receivables with obligors that have a FICO score at the time of application. The FICO score with respect to any Receivable with co-obligors is calculated as the average of each obligor’s FICO score at the time of application.

As of the Statistical Calculation Date, the weighted average FICO®* score of the Receivables is 703.8, with the minimum FICO score being 428 and the maximum FICO score being 900. Additionally, 90% of the Pool Balance as of the Statistical Calculation Date is composed of obligors with FICO scores between 574 and 843, with 5% of obligor FICO scores (based on Principal Balance) exceeding 843 and 5% of obligor FICO scores (based on Principal Balance) falling below 574. The calculations in this paragraph reflect only Receivables with obligors that have a FICO score at the time of application. The percentage of obligors that did not have a FICO score at the time of application was 0.54% based on Principal Balance. A FICO score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO score, is one of several factors that may be used by CarMax Auto Finance in its credit scoring system to assess the credit risk associated with each applicant. See “The CarMax Business–Underwriting Procedures” in the prospectus. Additionally, FICO scores are based on independent third party information, the accuracy of which cannot be verified. FICO scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

*	FICO® is a federally registered servicemark of Fair Isaac Corporation.

Distribution of the Receivables by Remaining Term to Maturity

as of the Statistical Calculation Date

Remaining Term Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Statistical Calculation Date(1)
1-12 months	718	1.35%	$1,696,429.85	0.17%
13-24 months	636	1.19	3,781,813.79	0.38
25-36 months	919	1.72	10,370,400.75	1.04
37-48 months	2,241	4.20	30,929,120.52	3.09
49-60 months	22,822	42.76	413,101,757.72	41.31
61-66 months	8,102	15.18	150,496,028.28	15.05
67-72 months	17,936	33.60	389,624,506.68	38.96

Total	53,374	100.00%	$1,000,000,057.59	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Original Term to Maturity

as of the Statistical Calculation Date

Original Term Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Statistical Calculation Date(1)
13-24 months	54	0.10%	$353,690.16	0.04%
25-36 months	844	1.58	9,558,330.66	0.96
37-48 months	1,865	3.49	25,801,768.71	2.58
49-60 months	23,246	43.55	410,863,842.65	41.09
61-66 months	8,212	15.39	149,173,327.51	14.92
67-72 months	19,153	35.88	404,249,097.90	40.42

Total	53,374	100.00%	$1,000,000,057.59	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Obligor Mailing Address

as of the Statistical Calculation Date

Obligor Mailing Address	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Statistical Calculation Date(1)
California	8,784	16.46%	$172,649,213.14	17.26%
Texas	6,767	12.68	130,794,817.77	13.08
Florida	4,791	8.98	90,419,285.01	9.04
Georgia	3,616	6.77	65,811,226.68	6.58
Illinois	3,263	6.11	58,652,662.06	5.87
Maryland	2,999	5.62	55,918,609.76	5.59
Virginia	2,921	5.47	53,721,078.94	5.37
North Carolina	2,985	5.59	53,314,987.80	5.33
Tennessee	2,135	4.00	39,171,335.49	3.92
Nevada	1,496	2.80	29,102,647.11	2.91
South Carolina	1,430	2.68	25,535,208.83	2.55
Colorado	1,078	2.02	20,606,514.36	2.06
Missouri	999	1.87	18,187,801.19	1.82
Kansas	907	1.70	16,840,482.59	1.68
Ohio	889	1.67	16,449,537.00	1.64
Indiana	892	1.67	16,327,748.47	1.63
Arizona	805	1.51	14,600,171.09	1.46
Alabama	735	1.38	13,563,715.05	1.36
Connecticut	604	1.13	10,994,669.53	1.10
Pennsylvania	561	1.05	10,543,392.61	1.05
Kentucky	567	1.06	10,086,539.48	1.01
Other	4,717	8.84	86,794,953.11	8.68

Total	53,374	100.00%	$1,000,000,057.59	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Each state included in the “other” category in the distribution by obligor mailing address table accounted for not more than 0.91% of the total number of Receivables and not more than 0.88% of the Pool Balance, in each case as of the Statistical Calculation Date.

Distribution of the Receivables by Financed Vehicle Model Year

as of the Statistical Calculation Date

Model Year	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Statistical Calculation Date(1)
2000 and before	8	0.01%	$17,071.89	0.00%
2001	8	0.01	16,357.72	0.00
2002	19	0.04	101,810.16	0.01
2003	327	0.61	3,834,832.25	0.38
2004	942	1.76	12,491,247.55	1.25
2005	1,362	2.55	18,329,897.91	1.83
2006	2,138	4.01	28,734,158.72	2.87
2007	3,273	6.13	48,114,975.16	4.81
2008	3,646	6.83	59,823,626.67	5.98
2009	3,110	5.83	53,826,726.20	5.38
2010	4,905	9.19	94,034,504.60	9.40
2011	12,400	23.23	245,814,304.57	24.58
2012	9,743	18.25	195,002,104.83	19.50
2013	8,769	16.43	178,338,037.50	17.83
2014	2,685	5.03	60,595,169.48	6.06
2015	39	0.07	925,232.38	0.09

Total	53,374	100.00%	$1,000,000,057.59	100.00%

-

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Contract Rate

as of the Statistical Calculation Date

Contract Rate Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance		Percentage of Pool Balance as of the Statistical Calculation Date(1)
1.001% - 2.000%	4,526	8.48%		$84,105,975.80	8.41%
2.001% - 3.000%	6,345	11.89		115,393,060.53	11.54
3.001% - 4.000%	6,070	11.37		109,657,631.26	10.97
4.001% - 5.000%	4,575	8.57		83,675,408.37	8.37
5.001% - 6.000%	6,326	11.85		124,823,095.04	12.48
6.001% - 7.000%	3,047	5.71		53,524,476.48	5.35
7.001% - 8.000%	5,125	9.60		99,617,494.41	9.96
8.001% - 9.000%	2,522	4.73		48,548,128.10	4.85
9.001% - 10.000%	3,489	6.54		66,921,768.63	6.69
10.001% - 11.000%	3,668	6.87		73,890,680.52	7.39
11.001% - 12.000%	1,112	2.08		21,376,348.99	2.14
12.001% - 13.000%	2,393	4.48		45,302,079.89	4.53
13.001% - 14.000%	1,876	3.51		32,749,045.54	3.27
14.001% - 15.000%	315	0.59		4,232,109.94	0.42
15.001% - 16.000%	128	0.24		1,943,315.08	0.19
16.001% - 17.000%	1,855	3.48		34,233,182.45	3.42
17.001% - 18.000%	2	0.00		6,256.56	0.00

Total	53,374	100.00%	$	,000,000,057.59	100.00%

-

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Original Principal Balance

as of the Statistical Calculation Date

Original Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Statistical Calculation Date(1)
$0.01 - $5,000.00	276	0.52%	$982,250.12	0.10%
$5,000.01 - $10,000.00	2,760	5.17	21,250,952.38	2.13
$10,000.01 - $15,000.00	11,251	21.08	137,457,833.77	13.75
$15,000.01 - $20,000.00	17,729	33.22	295,407,167.12	29.54
$20,000.01 - $25,000.00	10,909	20.44	233,142,566.42	23.31
$25,000.01 - $30,000.00	5,919	11.09	155,642,496.13	15.56
$30,000.01 - $35,000.00	2,631	4.93	81,984,377.64	8.20
$35,000.01 - $40,000.00	1,114	2.09	40,146,898.48	4.01
$40,000.01 - $45,000.00	471	0.88	19,323,294.43	1.93
$45,000.01 - $50,000.00	239	0.45	11,072,489.33	1.11
$50,000.01 - $55,000.00	63	0.12	3,002,067.96	0.30
$55,000.01+	12	0.02	587,663.81	0.06

Total	53,374	100.00%	$1,000,000,057.59	100.00%

-

(1)	Percentages may not add to 100.00% due to rounding.

The average original Principal Balance of the Receivables was $19,543.78 as of the Statistical Calculation Date.

Distribution of the Receivables by Remaining Principal Balance

as of the Statistical Calculation Date

Remaining Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Statistical Calculation Date(1)
$0.01 - $5,000.00	1,319	2.47%	$3,874,594.18	0.39%
$5,000.01 - $10,000.00	3,490	6.54	28,112,074.72	2.81
$10,000.01 - $15,000.00	11,753	22.02	151,840,270.58	15.18
$15,000.01 - $20,000.00	17,085	32.01	297,185,017.42	29.72
$20,000.01 - $25,000.00	10,201	19.11	226,773,759.89	22.68
$25,000.01 - $30,000.00	5,488	10.28	149,341,209.20	14.93
$30,000.01 - $35,000.00	2,357	4.42	75,694,698.17	7.57
$35,000.01 - $40,000.00	996	1.87	36,900,444.48	3.69
$40,000.01 - $45,000.00	435	0.82	18,365,221.01	1.84
$45,000.01 - $50,000.00	250	0.47	11,912,767.94	1.19

Total	53,374	100.00%	$1,000,000,057.59	100.00%

-

(1)	Percentages may not add to 100.00% due to rounding.

The average remaining Principal Balance of the Receivables was $18,735.72 as of the Statistical Calculation Date.

Seller Review of the Pool of Receivables

The Seller performed a review of the pool of Receivables that was designed and effected to provide reasonable assurance that the information contained in this prospectus supplement and the accompanying prospectus regarding the pool of Receivables is accurate in all material respects. For specified aspects of the review, the Seller engaged third parties to assist. The Seller designed the procedures used in the review, assumes the responsibility for the sufficiency of those procedures, and attributes to itself all findings and conclusions of the review.

The Seller uses information from databases and other management information systems to assemble an electronic data tape containing relevant data on the pool of Receivables. From this tape, the Seller constructs the pool composition and stratification tables in “The Receivables” in this prospectus supplement.

The Seller designed procedures to test the accuracy of the transmission of individual Receivables data from information databases maintained by CarMax Business Services to the electronic data tape. Through a random process, 125 receivables in the pool of Receivables as of the Statistical Calculation Date were selected. CarMax Business Services made available an electronic copy of the pertinent underlying documentation, including data records, for each reviewed receivable. A variety of numerical values in, and other elements of, each receivable’s documentation were either compared to the corresponding information in the electronic data tape or evaluated for compliance with an eligibility criterion or a representation and warranty, to determine whether any inaccuracies existed. The Seller found no discrepancies in this review.

The pool review also evaluated the eligibility criteria that pertain to standard terms of Receivables and standard business practices, such as the criteria related to each Receivable being a fully-amortizing simple interest contract. The Seller confirmed with responsible personnel of CarMax Business Services that its systems would not permit the origination of contracts that fail to meet these types of eligibility criteria.

Another aspect of the pool review consisted of a comparison of selected statistical data contained in this prospectus supplement describing the pool of Receivables to data in, or derived from, the data tape. The review consisted of a recalculation from the data in the information databases of the number of contracts, monetary amounts, amounts and percentages displayed in this prospectus supplement. Differences due to rounding or that were de minimis (less than $100) were not considered exceptions. This comparison found no exceptions within the specified parameters.

The pool review also evaluated the information contained in the accompanying prospectus regarding the pool of Receivables. The descriptions of the business practices, contract terms and legal and regulatory considerations, and other information with respect to the pool of Receivables were reviewed with responsible personnel of CarMax Business Services and counsel, who approved those descriptions as accurate in all material respects.

The Seller monitors internal reports and developments with respect to processes and procedures that are designed to maintain and enhance the quality of decision-making, the quality of originated assets and the accuracy, efficiency and reliability of Receivables systems and operations. Internal control processes used by CarMax Business Services include reviews of Receivables documentation and other origination functions. Internal control audits are performed regularly on key business functions.

Following the pool review, the Seller has concluded that it has reasonable assurance that, in all material respects, the statistical data describing the Receivables in this prospectus supplement is accurate, the pool of Receivables will satisfy the selection criteria and the representations and warranties as of the Cutoff Date, and the disclosure regarding the pool of Receivables contained in this prospectus supplement and the accompanying prospectus is accurate.

Pool Underwriting

The underwriting process for CarMax Auto Finance is described in “The CarMax Business—Underwriting Procedures” in the prospectus. As noted there, most credit applications are approved or declined automatically, and the rest are subject to further review by a credit underwriter. In the pool of Receivables, 48,009 Receivables having an aggregate Principal Balance as of the Statistical Calculation Date of $902,919,791.43 (representing 90.29% of the aggregate Principal Balance of the Receivables) were automatically approved. The remaining Receivables were approved after review by a credit underwriter based on the decision rules established by CarMax Auto Finance. As described in the accompanying prospectus, CarMax Auto Finance does not consider any of the Receivables to constitute exceptions to its underwriting standards.

MATURITY AND PREPAYMENT CONSIDERATIONS

Weighted Average Lives of the Notes

The following information is given solely to illustrate the effect of prepayments of the Receivables on the weighted average lives of the Notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Receivables.

Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model or “ABS,” represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all of the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the Receivables.

The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables. For this reason, final distributions in respect of the Notes could occur significantly earlier than their respective Final Scheduled Distribution Dates. The Noteholders will exclusively bear any reinvestment risk associated with early payment of their Notes.

The ABS Tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” have been prepared on the basis of the following assumed characteristics of the Receivables:

—	the Receivables prepay in full at the specified constant percentage of ABS monthly;

—	each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, beginning in November 2014;

—	payments on the Notes are made on each Distribution Date (and each Distribution Date is assumed to be the fifteenth day of the applicable month);

—	the servicing fee for each Collection Period is equal to the product of 1/12 of 1.00% of the Pool Balance as of the first day of such Collection Period (or as of the Cutoff Date in the case of the first Distribution Date);

—	the initial principal balance of the Class A-1 Notes, the Class A-3 Notes and the Class A-4 Notes are equal to the initial principal balance for that class of Notes as set forth on the front cover of this prospectus supplement, and the initial principal balances of the Class A-2a Notes and Class A-2b Notes are $100,000,000 and $230,000,000, respectively;

—	interest on the Class A-1 Notes and the Class A-2b Notes is calculated on the basis of the actual number of days in the related Interest Period and a 360-day year;

—	interest on the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes is calculated on the basis of a 360-day year of twelve 30-day months;

—	the interest rate on the Class A-1 Notes is 0.22000%, the interest rate on the Class A-2a Notes is 0.64%, the interest rate on the Class A-2b Notes is 0.423%, the interest rate on the Class A-3 Notes is 1.16%, the interest rate on the Class A-4 Notes is 1.71%, the interest rate on the Class B Notes is 2.08%, the interest rate on the Class C Notes is 2.33% and the interest rate on the Class D Notes is 2.92%;

—	the Closing Date occurs on November 13, 2014;

—	no defaults or delinquencies occur in the payment of any of the Receivables;

—	no Receivables are repurchased due to a breach of any representation or warranty or for any other reason;

—	no Event of Default occurs;

—	the initial amount of overcollateralization is approximately zero, and the amount of target overcollateralization increases over time to an amount equal to 0.60% of the Pool Balance as of the last day of the related Collection Period, but not less than 0.50% of the Pool Balance as of the Cutoff Date;

—	the balance in the Reserve Account is initially $2,500,000.14 and on each Distribution Date is equal to the Required Reserve Account Amount; and

—	the Servicer exercises its Optional Purchase Right on the earliest Distribution Date on which it is permitted to do so, as described in this prospectus supplement.

The ABS Tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the aggregate Principal Balance of the Receivables in each pool, Contract Rate and remaining term to maturity) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Pool	Aggregate Principal Balance	Weighted Average Contract Rate	Weighted Average Original Term to Maturity (in months)	Weighted Average Remaining Term to Maturity (in months)
1	$1,696,429.85	9.419%	63	7
2	$3,781,813.79	9.788%	66	18
3	$10,370,400.75	3.847%	38	33
4	$30,929,120.52	4.798%	51	45
5	$413,101,757.72	5.392%	60	57
6	$540,120,534.96	8.134%	70	68

Total:	$1,000,000,057.59

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the weighted average note rates, weighted average original terms to maturity and weighted average remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes				Class A-2 Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%
December 2014	82%	80%	79%	77%	100%	100%	100%	100%
January 2015	66%	62%	59%	56%	100%	100%	100%	100%
February 2015	51%	45%	41%	36%	100%	100%	100%	100%
March 2015	36%	28%	23%	17%	100%	100%	100%	100%
April 2015	21%	12%	5%	0%	100%	100%	100%	99%
May 2015	6%	0%	0%	0%	100%	98%	94%	90%
June 2015	0%	0%	0%	0%	96%	90%	86%	82%
July 2015	0%	0%	0%	0%	89%	82%	78%	73%
August 2015	0%	0%	0%	0%	83%	75%	70%	64%
September 2015	0%	0%	0%	0%	76%	68%	62%	56%
October 2015	0%	0%	0%	0%	69%	60%	54%	48%
November 2015	0%	0%	0%	0%	63%	53%	47%	40%
December 2015	0%	0%	0%	0%	57%	46%	39%	32%
January 2016	0%	0%	0%	0%	50%	39%	32%	25%
February 2016	0%	0%	0%	0%	44%	32%	25%	17%
March 2016	0%	0%	0%	0%	38%	26%	18%	10%
April 2016	0%	0%	0%	0%	32%	19%	11%	2%
May 2016	0%	0%	0%	0%	25%	13%	4%	0%
June 2016	0%	0%	0%	0%	19%	6%	0%	0%
July 2016	0%	0%	0%	0%	14%	0%	0%	0%
August 2016	0%	0%	0%	0%	8%	0%	0%	0%
September 2016	0%	0%	0%	0%	2%	0%	0%	0%
October 2016	0%	0%	0%	0%	0%	0%	0%	0%
November 2016	0%	0%	0%	0%	0%	0%	0%	0%
December 2016	0%	0%	0%	0%	0%	0%	0%	0%
January 2017	0%	0%	0%	0%	0%	0%	0%	0%
February 2017	0%	0%	0%	0%	0%	0%	0%	0%
March 2017	0%	0%	0%	0%	0%	0%	0%	0%
April 2017	0%	0%	0%	0%	0%	0%	0%	0%
May 2017	0%	0%	0%	0%	0%	0%	0%	0%
June 2017	0%	0%	0%	0%	0%	0%	0%	0%
July 2017	0%	0%	0%	0%	0%	0%	0%	0%
August 2017	0%	0%	0%	0%	0%	0%	0%	0%
September 2017	0%	0%	0%	0%	0%	0%	0%	0%
October 2017	0%	0%	0%	0%	0%	0%	0%	0%
November 2017	0%	0%	0%	0%	0%	0%	0%	0%
December 2017	0%	0%	0%	0%	0%	0%	0%	0%
January 2018	0%	0%	0%	0%	0%	0%	0%	0%
February 2018	0%	0%	0%	0%	0%	0%	0%	0%
March 2018	0%	0%	0%	0%	0%	0%	0%	0%
April 2018	0%	0%	0%	0%	0%	0%	0%	0%
May 2018	0%	0%	0%	0%	0%	0%	0%	0%
June 2018	0%	0%	0%	0%	0%	0%	0%	0%
July 2018	0%	0%	0%	0%	0%	0%	0%	0%
August 2018	0%	0%	0%	0%	0%	0%	0%	0%
September 2018	0%	0%	0%	0%	0%	0%	0%	0%
October 2018	0%	0%	0%	0%	0%	0%	0%	0%
November 2018	0%	0%	0%	0%	0%	0%	0%	0%
December 2018	0%	0%	0%	0%	0%	0%	0%	0%
January 2019	0%	0%	0%	0%	0%	0%	0%	0%
February 2019	0%	0%	0%	0%	0%	0%	0%	0%
Weighted Average Life (In Years) to Call	0.31	0.28	0.26	0.24	1.23	1.10	1.02	0.95
Weighted Average Life (In Years) to Maturity	0.31	0.28	0.26	0.24	1.23	1.10	1.02	0.95

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes				Class A-4 Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%	100%	100%	100%
January 2015	100%	100%	100%	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%	100%	100%	100%
April 2015	100%	100%	100%	100%	100%	100%	100%	100%
May 2015	100%	100%	100%	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%	100%	100%	100%
July 2015	100%	100%	100%	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%	100%	100%	100%
September 2015	100%	100%	100%	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%	100%	100%	100%
January 2016	100%	100%	100%	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%	100%	100%	100%
May 2016	100%	100%	100%	95%	100%	100%	100%	100%
June 2016	100%	100%	97%	89%	100%	100%	100%	100%
July 2016	100%	100%	91%	82%	100%	100%	100%	100%
August 2016	100%	94%	85%	76%	100%	100%	100%	100%
September 2016	100%	88%	79%	70%	100%	100%	100%	100%
October 2016	97%	83%	73%	64%	100%	100%	100%	100%
November 2016	91%	77%	68%	58%	100%	100%	100%	100%
December 2016	86%	72%	62%	52%	100%	100%	100%	100%
January 2017	81%	66%	57%	47%	100%	100%	100%	100%
February 2017	76%	61%	51%	41%	100%	100%	100%	100%
March 2017	71%	56%	46%	36%	100%	100%	100%	100%
April 2017	66%	51%	41%	31%	100%	100%	100%	100%
May 2017	61%	46%	36%	26%	100%	100%	100%	100%
June 2017	56%	41%	31%	21%	100%	100%	100%	100%
July 2017	52%	37%	26%	16%	100%	100%	100%	100%
August 2017	47%	32%	22%	11%	100%	100%	100%	100%
September 2017	43%	28%	17%	7%	100%	100%	100%	100%
October 2017	38%	23%	13%	3%	100%	100%	100%	100%
November 2017	34%	19%	9%	0%	100%	100%	100%	96%
December 2017	30%	15%	5%	0%	100%	100%	100%	82%
January 2018	26%	11%	1%	0%	100%	100%	100%	69%
February 2018	22%	7%	0%	0%	100%	100%	91%	56%
March 2018	18%	3%	0%	0%	100%	100%	78%	44%
April 2018	14%	0%	0%	0%	100%	99%	66%	33%
May 2018	10%	0%	0%	0%	100%	87%	55%	0%
June 2018	6%	0%	0%	0%	100%	75%	43%	0%
July 2018	2%	0%	0%	0%	100%	63%	33%	0%
August 2018	0%	0%	0%	0%	96%	52%	0%	0%
September 2018	0%	0%	0%	0%	84%	42%	0%	0%
October 2018	0%	0%	0%	0%	73%	32%	0%	0%
November 2018	0%	0%	0%	0%	62%	0%	0%	0%
December 2018	0%	0%	0%	0%	51%	0%	0%	0%
January 2019	0%	0%	0%	0%	40%	0%	0%	0%
February 2019	0%	0%	0%	0%	0%	0%	0%	0%
Weighted Average Life (In Years) to Call	2.78	2.51	2.35	2.19	4.09	3.80	3.56	3.32
Weighted Average Life (In Years) to Maturity	2.78	2.51	2.35	2.19	4.14	3.83	3.59	3.35

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class B Notes				Class C Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%	100%	100%	100%
January 2015	100%	100%	100%	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%	100%	100%	100%
April 2015	100%	100%	100%	100%	100%	100%	100%	100%
May 2015	100%	100%	100%	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%	100%	100%	100%
July 2015	100%	100%	100%	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%	100%	100%	100%
September 2015	100%	100%	100%	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%	100%	100%	100%
January 2016	100%	100%	100%	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%	100%	100%	100%
May 2016	100%	100%	100%	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%	100%	100%	100%
July 2016	100%	100%	100%	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%	100%	100%	100%
January 2017	100%	100%	100%	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%	100%	100%	100%
August 2017	100%	100%	100%	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%	100%	100%	100%
November 2017	100%	100%	100%	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%	100%	100%	100%
January 2018	100%	100%	100%	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	0%	100%	100%	100%	0%
June 2018	100%	100%	100%	0%	100%	100%	100%	0%
July 2018	100%	100%	100%	0%	100%	100%	100%	0%
August 2018	100%	100%	0%	0%	100%	100%	0%	0%
September 2018	100%	100%	0%	0%	100%	100%	0%	0%
October 2018	100%	100%	0%	0%	100%	100%	0%	0%
November 2018	100%	0%	0%	0%	100%	0%	0%	0%
December 2018	100%	0%	0%	0%	100%	0%	0%	0%
January 2019	100%	0%	0%	0%	100%	0%	0%	0%
February 2019	0%	0%	0%	0%	0%	0%	0%	0%
Weighted Average Life (In Years) to Call	4.26	4.01	3.76	3.51	4.26	4.01	3.76	3.51
Weighted Average Life (In Years) to Maturity	4.67	4.39	4.14	3.85	5.00	4.69	4.44	4.13

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class D Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%
December 2014	100%	100%	100%	100%
January 2015	100%	100%	100%	100%
February 2015	100%	100%	100%	100%
March 2015	100%	100%	100%	100%
April 2015	100%	100%	100%	100%
May 2015	100%	100%	100%	100%
June 2015	100%	100%	100%	100%
July 2015	100%	100%	100%	100%
August 2015	100%	100%	100%	100%
September 2015	100%	100%	100%	100%
October 2015	100%	100%	100%	100%
November 2015	100%	100%	100%	100%
December 2015	100%	100%	100%	100%
January 2016	100%	100%	100%	100%
February 2016	100%	100%	100%	100%
March 2016	100%	100%	100%	100%
April 2016	100%	100%	100%	100%
May 2016	100%	100%	100%	100%
June 2016	100%	100%	100%	100%
July 2016	100%	100%	100%	100%
August 2016	100%	100%	100%	100%
September 2016	100%	100%	100%	100%
October 2016	100%	100%	100%	100%
November 2016	100%	100%	100%	100%
December 2016	100%	100%	100%	100%
January 2017	100%	100%	100%	100%
February 2017	100%	100%	100%	100%
March 2017	100%	100%	100%	100%
April 2017	100%	100%	100%	100%
May 2017	100%	100%	100%	100%
June 2017	100%	100%	100%	100%
July 2017	100%	100%	100%	100%
August 2017	100%	100%	100%	100%
September 2017	100%	100%	100%	100%
October 2017	100%	100%	100%	100%
November 2017	100%	100%	100%	100%
December 2017	100%	100%	100%	100%
January 2018	100%	100%	100%	100%
February 2018	100%	100%	100%	100%
March 2018	100%	100%	100%	100%
April 2018	100%	100%	100%	100%
May 2018	100%	100%	100%	0%
June 2018	100%	100%	100%	0%
July 2018	100%	100%	100%	0%
August 2018	100%	100%	0%	0%
September 2018	100%	100%	0%	0%
October 2018	100%	100%	0%	0%
November 2018	100%	0%	0%	0%
December 2018	100%	0%	0%	0%
January 2019	100%	0%	0%	0%
February 2019	0%	0%	0%	0%
Weighted Average Life (In Years) to Call	4.26	4.01	3.76	3.51
Weighted Average Life (In Years) to Maturity	5.39	5.13	4.81	4.42

The foregoing ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith. The weighted average life of a Class of Notes is determined by multiplying the amount of each principal payment on the Class of Notes by the number of years from the date of the issuance of the Class of Notes to the related Distribution Date, adding the results and dividing the sum by the initial principal amount of the Class of Notes.

USE OF PROCEEDS

The Seller will use the net proceeds from the sale of the Notes to pay CarMax Business Services for the Receivables. CarMax Business Services or its affiliates will use all or a portion of the net proceeds to pay their respective debts, including warehouse debt secured by the Receivables prior to the transfer of the Receivables to the Seller, and for general purposes. To the extent that such warehouse debt is owed to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, a portion of the proceeds that is used to pay warehouse debt will be paid to the underwriters or their respective affiliates.

COMPUTING YOUR PORTION OF THE OUTSTANDING PRINCIPAL AMOUNT OF THE NOTES

The Servicer will provide to you in a monthly report a factor which you can use to compute your portion of the outstanding principal amount of the Notes. See “Pool Factors and Trading Information” in the prospectus.

DESCRIPTION OF THE NOTES

The Trust will issue the Notes under the Indenture. We will file a copy of the Indenture with the SEC. We summarize below the material terms of the Notes. This summary is not a complete description of all the provisions of the Notes. This summary supplements the description of the general terms and provisions of the notes of any trust and the related indenture set forth under “Certain Information Regarding the Notes” and “Description of the Indenture” in the prospectus and the description of the Indenture set forth under “The Indenture” in this prospectus supplement. We refer you to those sections.

Note Registration

The Notes will be available for purchase in denominations of $5,000 and integral multiples of $1,000 thereafter. The Notes will initially be issued only in book-entry form.

See “Certain Information Regarding the Notes—Book-Entry Registration” in the prospectus for a further discussion of the book-entry registration system.

Payments of Interest

Interest on the principal amounts of the Notes will accrue at the respective per annum interest rates for the various classes or tranches of Notes and will be payable on each Distribution Date to the Noteholders of record as of the related Record Date.

The Notes will bear interest at the following Interest Rates:

—	in the case of the Class A-1 Notes, % per annum;

—	in the case of the Class A-2 Notes, % per annum;

—	in the case of the Class A-3 Notes, % per annum;

—	in the case of the Class A-4 Notes, % per annum;

—	in the case of the Class B Notes, % per annum;

—	in the case of the Class C Notes, % per annum; and

—	in the case of the Class D Notes, % per annum.

The interest rate for the Class A-2 Notes will be either a fixed rate or a combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche. For example, the Class A-2 Notes may be divided into fixed and floating rate tranches, in which case the Class A-2a Notes will be the fixed rate Notes and the Class A-2b Notes will be the floating rate Notes.

Calculation of Interest. Interest will accrue and will be calculated on the Notes as follows:

—	Actual/360. Interest on the Class A-1 Notes and any floating rate Notes will accrue from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date. The interest payable on the Class A-1 Notes and any floating rate Notes on each Distribution Date will equal the product of:

—	the principal amount of the Class A-1 Notes or such floating rate Notes, as applicable, as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all principal payments made with respect to the Class A-1 Notes or the floating rate Notes, as applicable, on that preceding Distribution Date;
—	the Interest Rate applicable to the Class A-1 Notes or such floating rate Notes, as applicable; and
—	the actual number of days elapsed during the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date divided by 360.

—	30/360. Interest on the fixed rate Notes other than the Class A-1 Notes will accrue from and including the 15th day of the prior calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the 15th day of the current month (assuming each month has 30 days). The interest payable on the fixed rate Notes other than the Class A-1 Notes on each Distribution Date will equal the product of:

—	the principal amount of that class of fixed rate Notes as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of fixed rate Notes on that preceding Distribution Date;
—	the Interest Rate applicable to that class of fixed rate Notes; and
—	30 (or, in the case of the first Distribution Date, assuming a Closing Date of November 13, 2014, 32) divided by 360.

Unpaid Interest Accrues. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate applicable to that class (to the extent lawful).

Priority of Interest Payments. The Trust will pay interest on the Notes on each Distribution Date with Available Funds in accordance with the priority set forth under “Application of Available Funds—Priority of Distributions (Pre-Acceleration).” Interest payments to holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will have the same priority. If amounts available to make interest payments on a class of Class A Notes are less than the full amount of interest payable on that class of Notes on a Distribution Date, the related Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each class of Class A Notes. Interest payments to the holders of the Class B Notes will be made only after the interest accrued on each class of Class A Notes and the Priority Principal Distributable Amount, if any, have been paid in full. Interest payments to the holders of the Class C Notes will be made only after the interest accrued on each class of Class A Notes and the Class B Notes and the Priority Principal Distributable Amount and the Secondary Principal Distributable Amount, if any, have been paid in full. Interest payments to the holders of the Class D Notes will be made only after the interest accrued on each class of Class A Notes, the Class B Notes and the Class C Notes and the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount and the Tertiary Principal Distributable Amount, if any, have been paid in full.

An Event of Default will occur if the full amount of interest due on the Notes of the Controlling Class is not paid within five Business Days of the related Distribution Date. The failure to pay interest due on a class of Notes within five Business Days of the related Distribution Date will not be an Event of Default so long as any Notes with a higher alphabetical designation than that class of Notes remain outstanding. See “The Indenture—Rights Upon Event of Default” in this prospectus supplement.

Payments of Principal

Priority and Amount of Principal Payments. On each Distribution Date, Noteholders will receive principal in an amount generally equal to the excess, if any, of:

—	the sum of the aggregate unpaid principal amount of the Notes as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all payments made on that preceding Distribution Date, and the Overcollateralization Target Amount for the current Distribution Date; over
—	the Pool Balance as of the last day of the related Collection Period.

On each Distribution Date, all Available Funds allocated to payments of principal on the Notes as described in “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” will be aggregated and will be paid out of the Note Payment Account in the following amounts and order of priority:

(1)	to the Class A-1 Notes until they have been paid in full;

(2)	to the Class A-2 Notes until they have been paid in full;

(3)	to the Class A-3 Notes until they have been paid in full;

(4)	to the Class A-4 Notes until they have been paid in full;

(5)	to the Class B Notes until they have been paid in full;

(6)	to the Class C Notes until they have been paid in full; and

(7)	to the Class D Notes until they have been paid in full.

If the Class A-2 Notes are split into a fixed rate tranche and a floating rate tranche, that class will be treated as a single class for the purpose of principal payments.

In no event will the principal paid in respect of a class of Notes exceed the unpaid principal amount of that class of Notes.

If the Notes have been accelerated following the occurrence of an Event of Default, the Trust will pay the funds allocated to the holders of the Notes to pay principal of the Notes, together with amounts that would otherwise be payable to the holders of the Certificates, as described under “Application of Available Funds—Priority of Distributions (Post-Acceleration).”

Final Scheduled Distribution Dates. The principal amount of any class of Notes, to the extent not previously paid, will be due on the Final Scheduled Distribution Date for that class. The Final Scheduled Distribution Dates for the Notes are as follows:

—	November 16, 2015 for the Class A-1 Notes;

—	February 15, 2018 for the Class A-2 Notes;

—	November 15, 2019 for the Class A-3 Notes;

—	July 15, 2020 for the Class A-4 Notes;

—	September 15, 2020 for the Class B Notes;

—	November 16, 2020 for the Class C Notes; and

—	May 17, 2021 for the Class D Notes.

The date on which each class of Notes is paid in full is expected to be earlier than the Final Scheduled Distribution Date for that class and could be significantly earlier depending upon the rate at which the Principal Balance of the Receivables are paid. The Final Scheduled Distribution Dates described above are subject to change and may not be determined until the Closing Date. The depositor expects that, should the Final Scheduled Distribution Date change for any class, it will not change from the date described above by more than one month.

See “Maturity and Prepayment Considerations—Weighted Average Lives of the Notes” in this prospectus supplement and “Maturity and Prepayment Considerations” in the prospectus for a further discussion of Receivable prepayments.

Credit Enhancement

Subordination. On each Distribution Date, interest and principal payments on the Notes will be subordinated as follows:

—	no interest will be paid on the Class B Notes, the Class C Notes or the Class D Notes until all interest due on the Class A Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest and the Priority Principal Distributable Amount, if any, have been paid in full;

—	no interest will be paid on the Class C Notes or the Class D Notes until all interest due on the Class B Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest and the Priority Principal Distributable Amount and the Secondary Principal Distributable Amount, if any, have been paid in full;

—	no interest will be paid on the Class D Notes until all interest due on the Class C Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest and the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount and the Tertiary Principal Distributable Amount, if any, have been paid in full; and

—	no principal will be paid on the Class B Notes, the Class C Notes or the Class D Notes until all principal due on the Class A Notes on that Distribution Date has been paid in full, no principal will be paid on the Class C Notes or the Class D Notes until all principal due on the Class B Notes on that Distribution Date has been paid in full and no principal will be paid on the Class D Notes until all principal due on the Class C Notes on that Distribution Date has been paid in full.

The subordination of the Class B Notes, the Class C Notes and the Class D Notes is intended to decrease the risk of default by the Trust with respect to payments due to the more senior classes of Notes.

Overcollateralization. Overcollateralization represents the amount by which the Pool Balance exceeds the aggregate principal amount of the Notes. Overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess collections on or in respect of the Receivables, if any. It is expected that the initial amount of overcollateralization will be less than $100. The application of funds as described in clause (12) of “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” is designed to increase over time the amount of overcollateralization as of any Distribution Date to the Overcollateralization Target Amount. The Overcollateralization Target Amount will be the greater of:

—	0.60% of the Pool Balance as of the last day of the related Collection Period; and

—	0.50% of the Pool Balance as of the Cutoff Date.

Overcollateralization will be effected by paying an amount of principal on the Notes on the first several Distribution Dates after the Closing Date that is greater than the principal of the Receivables paid by obligors during such time. The amount of this payment on the Notes will be funded primarily from interest collections on the Receivables in excess of the interest paid on the Notes and other fees required to be paid by the Trust, but this payment generally will not be made from funds in the Reserve Account.

Excess Collections. Excess collections for any Distribution Date generally will be the amount by which collections of interest on the Receivables during the related Collection Period exceeds the sum of the Servicing Fee, any Unreimbursed Servicer Advances, should the Indenture Trustee become the successor Servicer, indemnities or transition expenses below the $175,000 aggregate cap and the aggregate Interest Distributable Amount for each class or tranche of Notes. Any excess collections will be applied on each Distribution Date, as a component of Available Funds, as described in clause (12) of “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” to increase over time the amount of overcollateralization as of any Distribution Date to the Overcollateralization Target Amount. Generally, excess collections will also provide a source of funds to absorb any losses on the Receivables and reduce the likelihood of losses on the Notes.

Reserve Account. The Servicer will establish and maintain with the Indenture Trustee the Reserve Account into which certain excess collections on the Receivables will be deposited and from which amounts may be withdrawn to pay the monthly Servicing Fees, any unpaid indemnity amounts and unpaid transition expenses due to the Indenture Trustee should it become successor Servicer up to a $175,000 aggregate cap and any Unreimbursed Servicer Advances to the Servicer and to make required payments on the Notes.

The Seller will deposit the Reserve Account Initial Deposit in the Reserve Account on the Closing Date. On each Distribution Date, the Indenture Trustee will deposit in the Reserve Account, from amounts collected on or in respect of the Receivables during the related Collection Period and not used on that Distribution Date to pay Required Payment Amounts, the amount, if any, by which the Required Reserve Account Amount for that Distribution Date exceeds the amount on deposit in the Reserve Account on that Distribution Date, after giving effect to all required withdrawals from the Reserve Account on that Distribution Date. The amounts on deposit in the Reserve Account will be invested by the Servicer in Permitted Investments. The Reserve Account must be maintained as an Eligible Deposit Account.

On each Determination Date, the Servicer will determine the Reserve Account Draw Amount, if any, for the following Distribution Date. If the Reserve Account Draw Amount for any Distribution Date is greater than zero, the Indenture Trustee will withdraw that amount from the Reserve Account and transfer the amount withdrawn to the Collection Account and apply that amount as described in “Application of Available Funds—Priority of Distributions (Pre-Acceleration).” If the amount required to be withdrawn from the Reserve Account to cover shortfalls in available funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders could result. In addition, depletion of the Reserve Account ultimately could result in losses on your Notes.

If the amount on deposit in the Reserve Account on any Distribution Date exceeds the Required Reserve Account Amount for that Distribution Date, after giving effect to all required deposits to and withdrawals from the Reserve Account on that Distribution Date, that excess, first, will be applied to fund any deficiency in the Regular Principal Distributable Amount on that Distribution Date or the amounts described in clauses (13) or (14) of “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” and, second, will be paid to the Certificateholders. Any amount paid to the Certificateholders will no longer be the property of the Trust. After the payment in full of all accrued and unpaid interest on the Notes and the principal amount of the Notes and the termination of the Trust, any funds remaining on deposit in the Reserve Account will be paid to the Certificateholders.

A firm of independent certified public accountants will furnish to the Seller, the Owner Trustee and the Indenture Trustee an annual statement attesting to the Servicer’s assessment of its compliance with certain minimum servicing criteria during the preceding 12 months (or, in the case of the first certificate, from the Closing Date), including criteria regarding cash collection and administration. There will be no other independent verification of the deposits to or withdrawals from the Reserve Account.

Optional Prepayment

In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase all remaining Receivables from the Trust on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period was 10% or less of the Pool Balance as of the Cutoff Date. The exercise of this right will effect the early retirement of the Notes.

See “The Sale and Servicing Agreement—Optional Purchase of Receivables” in this prospectus supplement for a further discussion of this option.

Controlling Class

So long as any Class A Notes are outstanding, the Class A Notes will be the Controlling Class. As a result, holders of the Class A Notes generally will vote together as a single class under the Indenture. Upon payment in full of the Class A Notes, the Class B Notes will be the Controlling Class. Upon payment in full of the Class B Notes, the Class C Notes will be the Controlling Class. Upon payment in full of the Class C Notes, the Class D Notes will be the Controlling Class.

APPLICATION OF AVAILABLE FUNDS

Sources of Available Funds

The funds available to the Trust to make payments on the Notes on each Distribution Date will come from the following sources:

—	collections received on or with respect to the Receivables during the related Collection Period;

—	net recoveries received during the related Collection Period on Receivables that were charged off as losses in prior months;

—	Simple Interest Advances made by the Servicer for the related Collection Period;

—	investment earnings on funds on deposit in the Collection Account in respect of the related Collection Period;

—	proceeds of repurchases of Receivables by the Seller or purchases of Receivables by the Servicer because of certain breaches of representations or covenants; and

—	funds, if any, withdrawn from the Reserve Account for that Distribution Date.

Priority of Distributions (Pre-Acceleration)

On each Distribution Date, unless an Event of Default has occurred under the Indenture which has resulted in an acceleration of the Notes, the Trust will apply the Available Funds for that Distribution Date in the following amounts and order of priority:

(1)	to the Servicer or any successor Servicer, as applicable, the Servicing Fee for the related Collection Period plus any overdue Servicing Fees for prior Collection Periods plus any Unreimbursed Servicer Advances for the related Collection Period;

(2)	if the Indenture Trustee has replaced CarMax Business Services as Servicer, any unpaid indemnity amounts due to the Indenture Trustee as successor Servicer, plus any unpaid transition expenses due in respect of the transfer of servicing to the Indenture Trustee will be paid to the Indenture Trustee, provided, however, that the aggregate amount of such indemnity amounts and transition expenses paid pursuant to this clause (2) shall not exceed $175,000;

(3)	to the Note Payment Account for the benefit of the holders of the Class A Notes, the Interest Distributable Amount for each class of Class A Notes for that Distribution Date;

(4)	to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal,” the Priority Principal Distributable Amount for that Distribution Date, if any;

(5)	to the Note Payment Account for the benefit of the holders of the Class B Notes, the Interest Distributable Amount for the Class B Notes for that Distribution Date;

(6)	to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal,” the Secondary Principal Distributable Amount for that Distribution Date, if any;

(7)	to the Note Payment Account for the benefit of the holders of the Class C Notes, the Interest Distributable Amount for the Class C Notes for that Distribution Date;

(8)	to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal,” the Tertiary Principal Distributable Amount for that Distribution Date, if any;

(9)	to the Note Payment Account for the benefit of the holders of the Class D Notes, the Interest Distributable Amount for the Class D Notes for that Distribution Date;

(10)	to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal,” the Quaternary Principal Distributable Amount for that Distribution Date, if any;

(11)	to the Reserve Account, the excess, if any, of the Required Reserve Account Amount for that Distribution Date over the amount then on deposit in the Reserve Account, after giving effect to all required withdrawals from the Reserve Account on that Distribution Date;

(12)	to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal,” the Regular Principal Distributable Amount for that Distribution Date, if any;

(13)	if the Indenture Trustee or any other successor Servicer has replaced CarMax Business Services as Servicer, to the Indenture Trustee or other successor Servicer, as applicable, any unpaid transition expenses due in respect of the transfer of servicing to the Indenture Trustee that are in excess of the related cap described under clause (2) above plus any unpaid transition expenses due in respect of the transfer of servicing to any other successor Servicer plus any Additional Servicing Fees for the related Collection Period;

(14)	to the Indenture Trustee, any unpaid indemnity amounts due to the Indenture Trustee should it become successor Servicer that are in excess of the related cap described under clause (2) above; and

(15)	unless the Notes have been accelerated following the occurrence of an Event of Default, to the Certificateholders, any amounts remaining after the above distributions.

In addition, if the aggregate amount on deposit in the Collection Account and the Reserve Account on any Distribution Date equals or exceeds the aggregate principal amount of the Notes, accrued and unpaid interest thereon, all amounts due to the Servicer and all amounts due to the Indenture Trustee should it become successor Servicer, all such amounts will be applied up to the amount necessary to retire the Notes and pay such amounts due.

APPLICATION OF FUNDS

(Pre-Acceleration)

The following diagram shows how Available Collections and, if necessary, funds withdrawn from the Reserve Account will be applied prior to an acceleration of the Notes.

AVAILABLE COLLECTIONS[1]
RESERVE ACCOUNT DRAW AMOUNT
AVAILABLE FUNDS
Current and Overdue Servicing Fees and Unreimbursed Servicer Advances
Unpaid Indenture Trustee Successor Servicing Transition Expenses and Indemnity Amounts up to a $175,000 Aggregate Cap
Current and Overdue Class A Monthly Interest
Priority Principal Distributable Amount
Current and Overdue Class B Monthly Interest
Secondary Principal Distributable Amount
Current and Overdue Class C Monthly Interest
Tertiary Principal Distributable Amount
Current and Overdue Class D Monthly Interest
Quaternary Principal Distributable Amount
Reserve Account Shortfall
Regular Principal Distributable Amount
Unpaid Indenture Trustee Successor Servicing Transition Expenses Exceeding $175,000, Other Successor Servicer Transition Expenses and Additional Servicing Fees
Indenture Trustee Successor Servicing Indemnity Amounts Exceeding $175,000 Cap
Remaining Available Funds (Paid to Certificateholders)
NOTE PAYMENT ACCOUNT PRINCIPAL DISTRIBUTIONS
To the Class A-1 Notes Until Paid in Full
To the Class A-2 Notes Until Paid in Full
To the Class A-3 Notes Until Paid in Full
To the Class A-4 Notes Until Paid in Full
To the Class B Notes Until Paid in Full
To the Class C Notes Until Paid in Full
To the Class D Notes Until Paid in Full

[1]	In general, amounts will be withdrawn from the Reserve Account and included in the Available Funds for any Distribution Date to the extent that Available Collections for that Distribution Date are not sufficient to pay current and overdue Servicing Fees, Unreimbursed Servicer Advances, should the Indenture Trustee become successor Servicer, transition expenses and indemnity amounts up to a $175,000 aggregate cap, current and overdue interest on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Tertiary Principal Distributable Amount and the Quaternary Principal Distributable Amount, in each case for that Distribution Date.

Priority of Distributions (Post-Acceleration)

If the Notes have been accelerated following the occurrence of an Event of Default under the Indenture, the priority of distributions will change from the normal priority set forth under “Application of Available Funds—Priority of Distributions (Pre-Acceleration).” On each Distribution Date following acceleration of the Notes, the Trust will apply the Available Funds for that Distribution Date in the following amounts and order of priority:

(1)	to the Servicer or any successor Servicer, as applicable, the Servicing Fee for the related Collection Period plus any overdue Servicing Fees for prior Collection Periods plus any Unreimbursed Servicer Advances for the related Collection Period;

(2)	pro rata, (a) should the Indenture Trustee become successor Servicer, any unpaid indemnity amounts, any unpaid transition expenses due in respect of the transfer of servicing to the Indenture Trustee, without regard to the cap of $175,000 in the aggregate with respect to indemnity amounts and transition expenses; and (b) to the Indenture Trustee, all amounts due to the Indenture Trustee as compensation pursuant to the Indenture not previously paid by the Administrator, and to the Owner Trustee, all amounts due to the Owner Trustee pursuant to the Trust Agreement not previously paid by the Servicer;

(3)	pro rata to the Class A Noteholders, the Interest Distributable Amount for the Class A Notes;

(4)(a)     if an Event of Default has occurred as a result of the first, second or fifth events set forth under “Description of the Indenture—Events of Default” in the prospectus, in the following order of priority:

—	to the Class A-1 Noteholders, until the Class A-1 Notes have been paid in full;

—	to the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, pro rata, until all classes of the Class A Notes have been paid in full;

—	to the Class B Noteholders, the Interest Distributable Amount for the Class B Notes;

—	to the Class B Noteholders, until the Class B Notes have been paid in full;

—	to the Class C Noteholders, the Interest Distributable Amount for the Class C Notes;

—	to the Class C Noteholders, until the Class C Notes have been paid in full;

—	to the Class D Noteholders, the Interest Distributable Amount for the Class D Notes; and

—	to the Class D Noteholders, until the Class D Notes have been paid in full.

(4)(b)     if an Event of Default has occurred as a result of any event set forth under “Description of the Indenture—Events of Default” in the prospectus, other than those events described in clause (4)(a) above, in the following order of priority:

—	to the Class B Noteholders, the Interest Distributable Amount for the Class B Notes;

—	to the Class C Noteholders, the Interest Distributable Amount for the Class C Notes;

—	to the Class D Noteholders, the Interest Distributable Amount for the Class D Notes;

—	to the Class A-1 Noteholders, until the Class A-1 Notes have been paid in full;

—	to the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, pro rata, until all classes of the Class A Notes have been paid in full;

—	to the Class B Noteholders, until the Class B Notes have been paid in full;

—	to the Class C Noteholders, until the Class C Notes have been paid in full; and

—	to the Class D Noteholders, until the Class D Notes have been paid in full;

(5)	if the Indenture Trustee or any other successor Servicer has replaced CarMax Business Services as Servicer, to such successor Servicer, any unpaid transition expenses due in respect of the transfer of servicing and any Additional Servicing Fees for the related Collection Period; and

(6)	to the Certificateholders, any amounts remaining after the above distributions.

These general rules for each Distribution Date after the Notes are accelerated following the occurrence of an Event of Default under the Indenture are subject, however, to the exception that if a Distribution Date is a Final Scheduled Distribution Date for one or more classes of Notes, all principal payments will be made on that Distribution Date and on any subsequent Distribution Date first to those classes of Notes with that Final Scheduled Distribution Date, in order of seniority, until those classes of Notes have been paid in full.

APPLICATION OF FUNDS

(Post-Acceleration)

The following diagram shows how Available Funds will be applied after an acceleration of the Notes.

AVAILABLE FUNDS
Current and Overdue Servicing Fees and Unreimbursed Servicer Advances
Unpaid Indenture Trustee Successor Servicer Transition Expenses and Indemnity Amounts and Unpaid Indenture Trustee Compensation and Unpaid Owner Trustee Amounts
Current and Overdue Class A Monthly Interest
FOLLOWING PAYMENT DEFAULT/BANKRUPTCY
To the Class A-1 Notes Until Paid in Full
To the Other Class A Notes Pro Rata Until Paid in Full
Current and Overdue Class B Monthly Interest
To the Class B Notes Until Paid in Full
Current and Overdue Class C Monthly Interest
To the Class C Notes Until Paid in Full
Current and Overdue Class D Monthly Interest
To the Class D Notes Until Paid in Full
Unpaid Indenture Trustee or other Successor Servicer Transition Expenses and Additional Servicing Fees
Remaining Available Funds (Paid to Certificateholders)
FOLLOWING OTHER EVENTS OF DEFAULT
Current and Overdue Class B Monthly Interest
Current and Overdue Class C Monthly Interest
Current and Overdue Class D Monthly Interest
To the Class A-1 Notes Until Paid in Full
To the Other Class A Notes Pro Rata Until Paid in Full
To the Class B Notes Until Paid in Full
To the Class C Notes Until Paid in Full
To the Class D Notes Until Paid in Full
Unpaid Indenture Trustee or other Successor Servicer Transition Expenses and Additional Servicing Fees
Remaining Available Funds (Paid to Certificateholders)

TRANSACTION FEES AND EXPENSES

The following table sets forth information with respect to the fees payable to the Servicer, the Indenture Trustee and the Owner Trustee. On each Distribution Date, Available Funds will be applied to pay the Servicing Fee to the Servicer as described under “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” and “—Priority of Distributions (Post-Acceleration).” On each Distribution Date following the occurrence of an Event of Default under the Indenture which has resulted in an acceleration of the Notes, Available Funds will be applied to pay amounts due to the Indenture Trustee as compensation pursuant to the Indenture, to the extent not previously paid by the Administrator, as described under “Application of Available Funds—Priority of Distributions (Post-Acceleration).” On each Distribution Date following the occurrence of an Event of Default under the Indenture which has resulted in an acceleration of the Notes, Available Funds will be applied to pay amounts due to the Owner Trustee pursuant to the Trust Agreement, to the extent not previously paid by the Servicer, as described under “Application of Available Funds—Priority of Distributions (Post-Acceleration).” The formula for the Servicing Fee, the amount of the Indenture Trustee fee and the amount of the Owner Trustee fee are listed in the table below and will not change during the term of this securitization transaction.

Fee	Amount
Servicing Fee	1/12 of 1.00% of the Pool Balance as of the first day of the related Collection Period (or as of the Cutoff Date in the case of the first Distribution Date)
Indenture Trustee Fee	$5,000 per year
Owner Trustee Fee	$3,500 per year

The Servicing Fee is paid to the Servicer for the servicing of the Receivables under the Sale and Servicing Agreement. The Servicer will be responsible for its own expenses under the Sale and Servicing Agreement, except that the Servicer may net from collections the costs and expenses of the repossession and disposition of Financed Vehicles and external costs of collection on Defaulted Receivables. If a successor Servicer has replaced CarMax Business Services as Servicer, on each Distribution Date, Available Funds will also be applied to pay certain indemnity amounts and any transition expenses due to the Indenture Trustee or other successor Servicer in respect of the transfer of servicing as described under “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” and “—Priority of Distributions (Post-Acceleration).” The Indenture Trustee fee is paid to the Indenture Trustee for performance of the Indenture Trustee’s duties under the Indenture. The Indenture Trustee’s compensation will include its reasonable out of pocket expenses incurred under the Indenture and any indemnities owed to the Indenture Trustee. The Owner Trustee fee is paid to the Owner Trustee for performance of the Owner Trustee’s duties under the Trust Agreement. The Owner Trustee’s compensation will include its reasonable out of pocket expenses incurred under the Trust Agreement and any indemnities owed to the Owner Trustee.

See “The Sale and Servicing Agreement—Servicing Compensation and Expenses” in this prospectus supplement and “Description of the Sale and Servicing Agreement—Servicing Compensation and Expenses” in the prospectus for more information regarding the Servicing Fee. See “Description of the Indenture—The Indenture Trustee” in the prospectus for more information regarding the compensation and indemnification of the Indenture Trustee.

MONTHLY INVESTOR REPORTS

On or before each Determination Date, the Servicer will prepare and deliver to the Indenture Trustee, with copies to the Seller, the Owner Trustee, the Rating Agencies and each Paying Agent, if applicable, a monthly investor report for the Indenture Trustee to make available to each Noteholder of record as of the most recent Record Date. Each monthly investor report will contain information about the payments to be made on the Notes on the following Distribution Date, the performance of the Receivables during the related Collection Period and the status of any credit enhancement. An officer of the Servicer will certify as to the accuracy of the information in each monthly investor report. For so long as the Trust is required to file reports under the Exchange Act, the Servicer will file each monthly investor report with the SEC on Form 10-D within 15 days after the related Distribution Date. These reports on Form 10-D can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the SEC’s website described under “Where You Can Find Additional Information” in the prospectus. You may obtain copies of these reports free of charge by contacting

CarMax Funding at the address set forth under “Copies of the Documents” in the prospectus. The Indenture Trustee will make available each month to investors the related monthly investor report via the Indenture Trustee’s internet website with the use of a password provided by the Indenture Trustee. The Indenture Trustee’s internet website will be located at www.CTSLink.com or at such other address as the Indenture Trustee shall notify the investors from time to time. For assistance with regard to this service, you can call the Indenture Trustee’s corporate trust office at (866) 846-4526.

Each monthly investor report will contain the following information for the related Distribution Date:

—	the aggregate amount to be distributed as principal for each class of Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes;

—	the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Tertiary Principal Distributable Amount, the Quaternary Principal Distributable Amount, the Regular Principal Distributable Amount and the Interest Distributable Amount for each class or tranche of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes;

—	the Interest Rate applicable to each class or tranche of floating rate Notes, if any, for the related Interest Period (including LIBOR);

—	the Servicing Fee;

—	the aggregate outstanding principal amount of each class of Notes and the note pool factor with respect to each class of Notes, in each case after giving effect to all payments to be made on such Distribution Date;

—	the Pool Balance as of the close of business on the last day of the related Collection Period;

—	the number of Receivables that were outstanding as of the close of business on the last day of the related Collection Period;

—	the Reserve Account Amount after giving effect to all required deposits to and withdrawals from the Reserve Account to be made on such Distribution Date;

—	the Reserve Account Draw Amount, if any;

—	the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer;

—	the number and aggregate Principal Balance of Receivables that were 31-60 days, 61-90 days or 91 days or more delinquent as of the last day of the related Collection Period;

—	the net losses with respect to the related Collection Period;

—	the Overcollateralization Target Amount for such Distribution Date and the amount by which the Pool Balance as of the last day of the related Collection Period will exceed the Note Balance after giving effect to all payments to be made on such Distribution Date;

—	the aggregate amount of collections on the Receivables;

—	the amount distributed to the Certificateholders; and

—	the Consolidated Tangible Net Worth as of the last day of the Related Fiscal Quarter.

THE SALE AND SERVICING AGREEMENT

We summarize below some of the important terms of the Sale and Servicing Agreement. We will file a copy of the Sale and Servicing Agreement with the SEC. This summary is not a complete description of all of the provisions of the Sale and Servicing Agreement. We refer you to that document. This summary supplements the description of the Sale and Servicing Agreement set forth under “Description of the Sale and Servicing Agreement” in the prospectus.

Servicing the Receivables

The Servicer may, in its sole discretion but consistent with its normal practices and procedures, extend the payment schedule applicable to any Receivable for credit-related reasons; provided, however, that if the extension of a payment schedule causes a Receivable to remain outstanding after the Collection Period preceding the Final Scheduled Distribution Date for the Class D Notes, the Servicer will agree under the Sale and Servicing Agreement to purchase that Receivable for an amount equal to the Purchase Amount as of the last day of the Collection Period during which such extension occurs. The purchase obligation of the Servicer under the Sale and Servicing Agreement will constitute the sole remedy available to the Trust, the Noteholders, the Indenture Trustee, the Certificateholders or the Owner Trustee for any extension of a payment schedule that causes a Receivable to remain outstanding after the Collection Period preceding the Final Scheduled Distribution Date for the Class D Notes.

Accounts

In addition to the accounts referred to under “Description of the Sale and Servicing Agreement—Accounts” in the prospectus, the Servicer will establish:

—	the Note Payment Account for the benefit of the Noteholders; and

—	the Reserve Account for the benefit of the Noteholders and the Certificateholders.

Advances

The Servicer, at its option, may make Simple Interest Advances on the Business Day preceding each Distribution Date to the extent that the Servicer determines that such advances will be recoverable. The Servicer will recover Simple Interest Advances from subsequent payments by or on behalf of the respective obligor or, upon the Servicer’s determination that such advance is an Unreimbursed Servicer Advance, from any Available Funds as described in clause (1) under “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” and “—Priority of Distributions (Post-Acceleration).” No successor Servicer will be obligated to make any Simple Interest Advances.

Servicing Compensation and Expenses

The Servicer will be entitled to receive the Servicing Fee on each Distribution Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from the prior Distribution Date, will be payable on each Distribution Date. The Servicing Fee will be paid only to the extent of the funds deposited into the Collection Account with respect to the Collection Period relating to such Distribution Date, plus funds, if any, deposited into the Collection Account from the Reserve Account.

See “Description of the Sale and Servicing Agreement—Servicing Compensation and Expenses” in the prospectus for more information regarding the Servicing Fee.

Optional Purchase of Receivables

In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase all remaining Receivables from the Trust on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period was 10% or less of the Pool Balance as of the Cutoff Date. The price to be paid by the Servicer in connection with the exercise of this option will equal the Purchase Amount of all Receivables, plus the appraised value of any property of the Trust, if necessary, other than the Collection Account, Note Payment Account, certificate payment account or Reserve Account; provided, however, that the purchase price paid by the Servicer for the remaining Receivables, together with amounts on deposit in the Reserve Account and the Collection Account, must equal or exceed the Note Balance as of the purchase date, plus accrued but unpaid interest on each class or tranche of Notes at the related Interest Rate through the related Interest Period, plus all amounts due to the Servicer in respect of its servicing compensation, outstanding and unreimbursed Simple Interest Advances and Unreimbursed Servicer Advances. The Servicer will notify the Owner Trustee, the Indenture Trustee, the Seller and the Rating Agencies of the Servicer’s intent to exercise its Optional Purchase Right no later than 10 days prior to the related Distribution Date. The exercise of the Optional Purchase Right will effect the early retirement of the Notes.

See “Description of the Sale and Servicing Agreement—Termination” in the prospectus for a further discussion of the circumstances under which the Servicer may exercise this option.

Deposits to the Collection Account

On and after the Closing Date, the Servicer will be required to deposit all amounts received on or in respect of the Receivables into the Collection Account within two Business Days after such receipt.

See “Description of the Sale and Servicing Agreement—Collections” in the prospectus for a discussion of the circumstances under which the Servicer will not be required to deposit such amounts into the Collection Account until the Business Day preceding the Distribution Date following the Collection Period during which such amounts were received.

On each Distribution Date, the Servicer will notify the Indenture Trustee to withdraw the Reserve Account Draw Amount, if any, from the Reserve Account and to deposit this amount into the Collection Account.

Servicer Will Provide Information to Indenture Trustee

On each Determination Date, the Servicer will provide the Indenture Trustee with the information specified in the Sale and Servicing Agreement with respect to the related Distribution Date or the related Collection Period, including:

—	the aggregate amount of collections on the Receivables;

—	the aggregate amount of Defaulted Receivables;

—	the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer;

—	the Reserve Account Draw Amount, if any;

—	the Reserve Account Amount;

—	the aggregate amount to be distributed as principal and interest on the Notes;

—	the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Tertiary Principal Distributable Amount, the Quaternary Principal Distributable Amount, the Regular Principal Distributable Amount and the Interest Distributable Amount for each class or tranche of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes;

—	the Interest Rate applicable to each class or tranche of floating rate Notes, if any, for the related Interest Period (including LIBOR);

—	the Overcollateralization Target Amount for such Distribution Date and the amount by which the Pool Balance as of the last day of such Collection Period will exceed the Note Balance after giving effect to all payments to be made on such Distribution Date;

—	the Unreimbursed Servicer Advances, if any; and

—	the Servicing Fee.

Evidence as to Compliance

The Servicer will provide a separate annual statement of a firm of independent certified public accountants attesting to such Servicer’s assessment of its compliance with certain minimum servicing criteria during the preceding 12 months (or, in the case of the first certificate delivered by such Servicer, from the date on which such Servicer assumed the duties as Servicer under the Sale and Servicing Agreement) and a separate certificate signed by an officer of such Servicer stating that such Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding 12 months (or, in the case of the first certificate delivered by such Servicer, from the date on which such Servicer assumed the duties as Servicer under the Sale and Servicing Agreement) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each default.

See “Description of the Sale and Servicing Agreement—Evidence as to Compliance” in the prospectus for more information regarding annual statements and certificates to be delivered by the Servicer.

Events of Servicing Termination

In addition to the events described under “Description of the Sale and Servicing Agreement—Events of Servicing Termination” in the prospectus, the Special Unrated Servicer Tangible Net Worth Event will constitute an “Event of Servicing Termination” under the Sale and Servicing Agreement.

Rights Upon Event of Servicing Termination

If CarMax Business Services is the Servicer that is terminated as described under “Description of the Sale and Servicing Agreement—Rights Upon Event of Servicing Termination” in the prospectus, the Indenture Trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement, except as expressly set forth in the Sale and Servicing Agreement. If the Indenture Trustee is unwilling or unable to act as successor Servicer, the Indenture Trustee will appoint a successor Servicer as described under “Description of the Sale and Servicing Agreement—Rights Upon Event of Servicing Termination” in the prospectus.

THE INDENTURE

We summarize below some of the important terms of the Indenture. We will file a copy of the Indenture with the SEC after the Trust issues the Notes. This summary is not a complete description of all of the provisions of the Indenture. We refer you to that document. This summary supplements the description of the Indenture set forth under “Description of the Indenture” in the prospectus.

Rights Upon Event of Default

If the property of the Trust is sold following an Event of Default as described under “Description of the Indenture—Rights Upon Event of Default” in the prospectus, the Indenture Trustee will apply or cause to be applied the proceeds of that sale as Available Funds as described under “Application of Available Funds—Priority of Distributions (Post-Acceleration).”

Replacement of Indenture Trustee

Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes if a default occurs under the Indenture. In these circumstances, the Indenture will provide for a successor trustee to be appointed for one or each of the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes, in order that there be separate trustees for each of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes. Any resignation of the original Indenture Trustee with respect to any class of Notes will become effective only upon the appointment of a successor trustee for such class of Notes and such successor’s acceptance of such appointment.

Any successor Indenture Trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating acceptable to each Rating Agency.

See “Description of the Indenture—Replacement of Indenture Trustee” in the prospectus for more information.

Satisfaction and Discharge of Indenture

The Indenture will be discharged with respect to the collateral securing the Notes:

—	upon delivery to the Indenture Trustee for cancellation of all the Notes or, if all Notes not delivered to the Indenture Trustee for cancellation have become due and payable, upon the irrevocable deposit with the Indenture Trustee of funds sufficient for the payment in full of the principal amount of and all accrued but unpaid interest on the Notes; and

—	upon payment by the Trust of all amounts due under the Indenture and the other transaction documents.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Kirkland & Ellis LLP, counsel for the Seller and federal tax counsel for the Trust, for United States federal income tax purposes, the Notes will be characterized as indebtedness and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

The Notes may be issued with original issue discount or “OID” for United States federal income tax purposes. As discussed in the prospectus, if the Notes have OID which is de minimis, then a holder of a Note must include such OID in income proportionately as principal payments are made on such Note.

See “Material Federal Income Tax Consequences” in the prospectus for additional information regarding the United States federal income tax treatment of the Notes.

MATERIAL CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLAN INVESTORS

Subject to the following discussion and additional considerations described under the caption “Material Considerations for ERISA and Other U.S. Employee Benefit Plan Investors” in the prospectus, the Notes generally may be acquired with the assets of Benefit Plan Investors or of employee benefit plans or arrangements not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (collectively with Benefit Plan Investors, “Plan Investors”).

Certain transactions involving the issuing entity might be deemed to constitute or result in “prohibited transactions” under Title I of ERISA or Section 4975 of the Internal Revenue Code if the assets of the issuing entity were deemed, under the Plan Asset Regulation, to include the “plan assets” of Benefit Plan Investors who have acquired Notes. The Plan Asset Regulation would deem the assets of the issuing entity to include the “plan assets” of Benefit Plan Investors only if such Benefit Plan Investors held “equity interests” in the issuing entity and no other exception from plan asset treatment under the Plan Asset Regulation applied. For purposes of the Plan Asset Regulation, an “equity interest” is an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that interest and principal will be paid or repaid when due and the availability of traditional default remedies, as well as upon the absence of conversion rights, warrants and other typical equity features. This debt treatment of any class of Notes for purposes of the Plan Asset Regulation could change, subsequent to their issuance, if the issuing entity incurred losses or if the rating of such class of Notes fell below investment grade. This risk of recharacterization is enhanced for classes of notes that are subordinated to other classes of notes or other securities.

Plan Investors may be subject to other U.S. federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code. Before purchasing the Notes, each person acquiring the Notes with the assets of a Plan Investor should consult with its legal advisors in light of the considerations described in this prospectus supplement as well as those described under the caption “Material Considerations for ERISA and Other U.S. Employee Benefit Plan Investors” in the prospectus.

By acquiring a Note (or an interest therein), each purchaser and transferee will be deemed to have represented and warranted that either (a) it is not acquiring the Note with the plan assets of any Plan Investor or (b) the acquisition and holding of the Note (or an interest therein) will not give rise to a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of any substantially similar applicable law.

See “Material Considerations for ERISA and Other U.S. Employee Benefit Plan Investors” in the prospectus for additional information regarding treatment of the Notes under ERISA.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, the Seller has agreed to sell to each of the underwriters named below, for whom Credit Suisse Securities (USA) LLC is acting as representative, and each of the underwriters has severally agreed to purchase, the initial principal amount of Notes set forth opposite its name below:

Underwriters	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes		Principal Amount of Class A-4 Notes

Credit Suisse Securities (USA) LLC	$		$		$		$
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.
Mitsubishi UFJ Securities (USA), Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Wells Fargo Securities, LLC

Total		$157,000,000		$330,000,000		$348,500,000		$100,000,000

Underwriters	Principal Amount of Class B Notes		Principal Amount of Class C Notes		Principal Amount of Class D Notes
Credit Suisse Securities (USA) LLC	$		$		$

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

Total		$25,000,000		$23,500,000		$16,000,000

The Seller has been advised by the underwriters that they propose initially to offer the Notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Notes, the public offering prices may change.

The underwriting discounts and commissions are set forth on the cover page of this prospectus supplement. After the initial public offering of the Notes, these discounts and commissions may change. The selling concessions that the underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of Notes, shall be as set forth below. In the event of sales to an affiliate, one or more of the underwriters may be required to forego a portion of the selling concession they would otherwise be entitled to receive.

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%
Class B Notes	%	%
Class C Notes	%	%
Class D Notes	%	%

The Notes are new issues of notes and there currently is no secondary market for the Notes. The underwriters for the Notes expect to make a secondary market for the related Notes, but will not be obligated to do so. We cannot assure you that a secondary market for the Notes will develop. If a secondary market for the Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

The Indenture Trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the underwriters or their affiliates.

In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with CarMax Business Services and the Seller and their affiliates.

As discussed under “Use of Proceeds” above, CarMax Business Services or its affiliates will use all or a portion of the net proceeds from the sale of the Notes to pay their respective existing indebtedness, including warehouse debt secured by the Receivables prior to the transfer of the Receivables to the Seller. Portions of such warehouse debt are owed to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines.

CarMax Business Services and the Seller have agreed jointly and severally to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect thereof.

The closing of the sale of each class of Notes is conditioned on the closing of the sale of each other class of Notes.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, the Seller or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

None of the sponsor, the depositor, the Seller, the servicer, the issuing entity or any underwriter makes any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of the CRR or the AIFMD. Noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the notes for investment and compliance with the CRR and the AIFMD, as applicable.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CarMax Business Services is the sponsor of this securitization transaction and the servicer of the Receivables. CarMax Business Services is the sole equity member of the Seller. CarMax Business Services has caused the Seller to form the Trust, which will be the issuing entity for this securitization transaction.

Wells Fargo Securities, LLC, an underwriter for the Notes, and Wells Fargo Bank, National Association, the Indenture Trustee, are affiliates and engage in transactions with each other involving securitizations.

RATINGS OF THE NOTES

The depositor expects that the Notes will receive credit ratings from two NRSROs hired by the sponsor to rate the Notes.

The ratings of the Notes address the likelihood of the payment of principal and interest on the Notes according to their terms. The ratings assigned to the Notes do not represent any assessment of the likelihood that principal prepayments on the Receivables might differ from those originally anticipated or address the possibility that Noteholders might suffer a lower than anticipated yield. Each Rating Agency rating the notes will monitor the ratings using its normal surveillance procedures. Each Rating Agency, in its discretion, may change, qualify or withdraw an assigned rating at any time as to any class of Notes. Any rating action taken by one Rating Agency may not necessarily be taken by the other Rating Agency. No transaction party will be responsible for monitoring any changes to the ratings on the Notes.

A security rating is not a recommendation to purchase, hold or sell securities and may be subject to revision or withdrawal at any time for any reason. No person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes.

LEGAL PROCEEDINGS

We are not aware of any legal proceeding pending against CarMax Business Services, the Seller, the Trust, the Owner Trustee, the Indenture Trustee or the Servicer, or against the property of any such transaction party, that is not already described in this prospectus supplement, that is material to this securitization transaction. We are not aware of any such legal proceeding contemplated by any governmental authority.

LEGAL OPINIONS

Certain legal matters relating to the Notes, including certain federal income tax matters, will be passed upon for CarMax Business Services, the Servicer and the Seller by Kirkland & Ellis LLP, Chicago, Illinois. Certain legal matters relating to the underwriters will be passed upon by Sidley Austin LLP, San Francisco, California.

GLOSSARY OF TERMS

Additional defined terms used in this prospectus supplement are defined under “Glossary of Terms” in the prospectus.

“ABS” means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under “Maturity and Prepayment Considerations—Weighted Average Lives of the Notes,”

“ABS Tables” means the tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages.”

“Additional Servicing Fee” means, with respect to any Collection Period, the excess of the servicing fee of any successor Servicer for such Collection Period over the Servicing Fee for such Collection Period.

“Administration Agreement” means the Administration Agreement, dated as of November 1, 2014, among the Administrator, the Trust and the Indenture Trustee, as amended or supplemented.

“Administrator” means CarMax Business Services, as administrator under the Administration Agreement, and its successors in such capacity.

“AIFMD” means Article 17 of the European Union Alternative Investment Fund Managers Directive (Directive 2011/61/EU) as supplemented by Section 5 of Chapter III of Commission Delegated Regulation (EU) No 231/2013.

“Available Collections” means, for any Distribution Date, the sum of the following amounts with respect to the related Collection Period (subject to the exclusions set forth below such amounts):

—	all obligor payments received with respect to the Receivables during the Collection Period;

—	all Liquidation Proceeds received with respect to the Receivables during the Collection Period;

—	all Simple Interest Advances made by the Servicer;

—	all interest earned on funds on deposit in the Collection Account during the Collection Period;

—	the Purchase Amount of each Receivable that became a Purchased Receivable during the Collection Period; and

—	all prepayments received with respect to the Receivables during the Collection Period attributable to any refunded item included in the amount financed of a Receivable, including amounts received as a result of rebates of extended service plan contract costs and insurance premiums and proceeds received under physical damage, theft, GAP, credit life and credit disability insurance policies;

provided, however, that Available Collections for any Distribution Date will exclude all payments and proceeds (including Liquidation Proceeds) received with respect to any Purchased Receivable the Purchase Amount of which has been included in Available Collections for a prior Collection Period and payments received on any Receivable to the extent that the Servicer has previously made an unreimbursed advance with respect to such Receivable and is entitled to reimbursement from such payments.

“Available Funds” means, for any Distribution Date, the sum of Available Collections and the Reserve Account Draw Amount.

“Certificateholders” means holders of record of the Certificates.

“Certificates” means the CarMax Auto Owner Trust 2014-4 certificates.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” means the $157,000,000 aggregate principal amount of the Trust’s Class A-1 % Asset-backed Notes.

“Class A-2 Notes” means the $330,000,000 aggregate principal amount of the Trust’s Class A-2 % Asset-backed Notes.

“Class A-3 Notes” means the $348,500,000 aggregate principal amount of the Trust’s Class A-3 % Asset-backed Notes.

“Class A-4 Notes” means the $100,000,000 aggregate principal amount of the Trust’s Class A-4 % Asset-backed Notes.

“Class B Notes” means the $25,000,000 aggregate principal amount of the Trust’s Class B % Asset-backed Notes.

“Class C Notes” means the $23,500,000 aggregate principal amount of the Trust’s Class C % Asset-backed Notes.

“Class D Notes” means the $16,000,000 aggregate principal amount of the Trust’s Class D % Asset-backed Notes.

“Closing Date” means the date on which the Notes are initially issued, which is expected to be November 13, 2014.

“Collection Account” means the account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders and the Certificateholders into which the Servicer is required to deposit collections on the Receivables and other amounts.

“Collection Period” means, with respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs, except that the first Collection Period will be the period from but excluding the Cutoff Date to and including November 30, 2014.

“Complaint” has the meaning given to such term on page S-21.

“Consolidated Tangible Net Worth” means, as of any date, all amounts which, in conformity with generally accepted accounting principles, would be included under stockholder’s equity on the consolidated balance sheet of CarMax, Inc. as of such date; provided, however, that, in any event, such amounts shall be net of amounts carried on the consolidated financial statements of CarMax, Inc. for any write-up in the book value of any assets of CarMax, Inc. resulting from a revaluation thereof subsequent to February 28, 2009, treasury stock, intangible assets and indebtedness owing from officers, employees, shareholders or affiliates of CarMax, Inc. (but only if the aggregate amount of such indebtedness exceeds $1,000,000).

“Contract Rate” means the per annum interest borne by a Receivable.

“Controlling Class” means the Class A Notes as long as any Class A Notes are outstanding, thereafter the Class B Notes as long as any Class B Notes are outstanding, thereafter the Class C Notes as long as any Class C Notes are outstanding and thereafter the Class D Notes.

“CRR” means Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament of the Council of June 26, 2013, known as the Capital Requirements Regulation.

“Cutoff Date” means the close of business on October 31, 2014.

“Designated LIBOR Page” means the display on Reuters Screen LIBOR01 Page or any successor service or any page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for United States dollars.

“Determination Date” means the ninth day of each month or, if the ninth day is not a Business Day, the following Business Day.

“Distribution Date” means the date on which the Trust will pay interest and principal on the Notes, which will be the 15th day of each month or, if any such day is not a Business Day, the next Business Day, commencing December 15, 2014.

“Event of Default” means an event of default under the Indenture, as described under “Description of the Indenture—Events of Default” in the prospectus.

“Event of Servicing Termination” means an event of servicing termination under the Sale and Servicing Agreement, as described under “Description of the Sale and Servicing Agreement—Events of Servicing Termination” in the prospectus.

“Final Scheduled Distribution Date” means, for each class of Notes, the related date set forth in “Description of the Notes—Payments of Principal—Final Scheduled Distribution Dates” or, if any such date is not a Business Day, the next succeeding Business Day.

“Financed Vehicles” means the new or used motor vehicles financed by the Receivables.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of CarMax, which period is the 12-month period ending on the last day in February in each year.

“Indenture” means the Indenture, dated as of November 1, 2014, between the Trust and the Indenture Trustee, as amended or supplemented.

“Indenture Trustee” means Wells Fargo Bank, National Association, a national banking association, acting not in its individual capacity but solely as indenture trustee under the Indenture, and its successors in such capacity.

“Interest Carryover Shortfall Amount” means, with respect to any Distribution Date and a class or tranche of Notes, the excess, if any, of the Interest Distributable Amount for that class or tranche of Notes on the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Payment Account with respect to that class or tranche of Notes on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of that class or tranche of Notes on that preceding Distribution Date at the applicable Interest Rate.

“Interest Distributable Amount” means, with respect to any Distribution Date and a class or tranche of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for that class or tranche of Notes for that Distribution Date.

“Interest Period” means:

—	with respect to any Distribution Date and the Class A-1 Notes and any class or tranche of floating rate Notes, the period from, and including, the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the current Distribution Date; and

—	with respect to any Distribution Date and any class or tranche of fixed rate Notes other than the Class A-1 Notes, the period from, and including the 15th day of the month of the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the 15th day of the month of the current Distribution Date.

“Interest Rate” means, with respect to any class or tranche of Notes, the interest rate for that class or tranche set forth under “Description of the Notes—Payments of Interest.”

“LIBOR” means, for any Interest Period, the rate per annum of deposits in United States dollars having a one-month maturity that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, two London business days prior to the Distribution Date immediately preceding the Distribution Date to which such Interest Period relates (or, in the case of the initial Distribution Date, the day of pricing the Notes) (each, a “LIBOR Determination Date”); provided, however, that, for the first Interest Period, LIBOR means an interpolated rate for deposits based on London interbank offered rates for deposits in United States dollars for a period that corresponds to the actual number of days in the first Interest Period. Notwithstanding the foregoing, in the event that no rate for one-month dollar deposits appears on the Designated LIBOR Page on the applicable LIBOR Determination Date, then LIBOR shall be the arithmetic mean (rounded upwards to the nearest one-sixteenth of 1%) of the rates at which one-month dollar deposits are offered to prime banks in the London interbank market by four major banks in that market selected by the Indenture Trustee as of the LIBOR Determination Date and time specified above. If fewer than two quotations are provided by such banks, then LIBOR shall be the arithmetic mean (rounded upwards as above) of the rates at which one-month loans in United States dollars are offered to leading European banks by three major banks in New York City selected by the Indenture Trustee as of 11:00 a.m., New York City time, on the applicable LIBOR Determination Date. If no such quotation can be obtained, LIBOR for such Interest Period will be LIBOR for the prior Interest Period.

“Liquidation Proceeds” means all amounts received by the Servicer, from whatever source, with respect to any Defaulted Receivable, net of the sum of expenses incurred by the Servicer in connection with collection of such Receivable and the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer) plus any payments required by law to be remitted to the obligor.

“Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any class or tranche of Notes, the interest due on that class or tranche of Notes for the related Interest Period calculated based on the principal amount of that class or tranche of Notes on the preceding Distribution Date, after giving effect to all payments of principal to holders of that class or tranche of Notes on or prior to that Distribution Date, or, in the case of the first Distribution Date, on the original principal amount of that class or tranche of Notes.

“Note Payment Account” means the account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders.

“Noteholders” means holders of record of the Notes.

“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“NRSRO” means nationally recognized statistical rating organization.

“Optional Purchase Right” means the Servicer’s right to purchase all outstanding Receivables from the Trust on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is equal to or less than 10% of the Pool Balance as of the Cutoff Date.

“Overcollateralization Target Amount” means, with respect to any Distribution Date, the greater of:

—	0.60% of the Pool Balance as of the last day of the related Collection Period; and

—	0.50% of the Pool Balance as of the Cutoff Date.

“Owner Trustee” means U.S. Bank Trust National Association, a national banking association, acting not in its individual capacity but solely as owner trustee under the Trust Agreement, and its successors in such capacity.

“Paying Agent” means the Indenture Trustee or any other person eligible under the Indenture.

“Pool Balance” means, as of any date, the aggregate Principal Balance of the Receivables as of that date.

“Principal Balance” means, with respect to any Receivable as of any date, the amount financed under such Receivable minus the sum of:

—	that portion of all scheduled payments actually received on or prior to such date allocable to principal using the simple interest method (to the extent collected); plus

—	any rebates of extended service plan contract costs or physical damage, theft, GAP, credit life or credit disability insurance premiums included in the amount financed; plus

—	any full or partial prepayment applied to reduce the unpaid principal balance of such Receivable;

provided, however, that the Principal Balance of a Defaulted Receivable will be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and the Principal Balance of a Purchased Receivable will be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

“Priority Principal Distributable Amount” means, with respect to any Distribution Date, the excess, if any, of the principal amount of the Class A Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period; provided, however, that, on and after the Final Scheduled Distribution Date for any class of Class A Notes, the Priority Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding amount of that class of Class A Notes to zero.

“Purchase Amount” means the price at which the Seller or the Servicer must purchase a Receivable, which price equals the Principal Balance plus interest accrued thereon at the Contract Rate specified in the Receivable to but excluding the Distribution Date on which such repurchase occurs.

“Purchased Receivable” means a Receivable repurchased from the Trust by the Seller or the Servicer because of a breach of a representation, warranty or servicing covenant under the Sale and Servicing Agreement.

“Quaternary Principal Distributable Amount” means, with respect to any Distribution Date, (i) the excess, if any, of the sum of the principal amount of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes on that Distribution Date (before giving effect to any payments made to the holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period minus (ii) the sum of the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount and the Tertiary Principal Distributable Amount, in each case for that Distribution Date; provided, however, that, on and after the Final Scheduled Distribution Date for the Class D Notes, the Quaternary Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding amount of the Class D Notes to zero.

“Rating Agency” means each of the two nationally recognized statistical rating organizations hired by the sponsor to assign ratings to the Notes.

“Receivables” means the motor vehicle retail installment sale contracts transferred by the Seller to the Trust.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of November 1, 2014, between CarMax Business Services and the Seller, as amended or supplemented.

“Record Date” means, with respect to any Distribution Date, the Business Day preceding that Distribution Date or, if the related Notes are issued as definitive securities, the last Business Day of the preceding month.

“Regular Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to the lesser of (i) the aggregate principal amount of the Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) and (ii) an amount equal to:

—	the excess, if any, of the sum of the aggregate principal amount of the Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) and the Overcollateralization Target Amount over the Pool Balance as of the last day of the related Collection Period; minus

—	the sum of the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Tertiary Principal Distributable Amount and the Quaternary Principal Distributable Amount, if any, in each case for that Distribution Date.

“Related Fiscal Quarter” means:

—	for any Distribution Date occurring in August, September or October, the Fiscal Quarter ending on the last day of the preceding May;

—	for any Distribution Date occurring in November, December or January, the Fiscal Quarter ending on the last day of the preceding August;

—	for any Distribution Date occurring in February, March or April, the Fiscal Quarter ending on the last day of the preceding November; and

—	for any Distribution Date occurring in May, June or July, the Fiscal Quarter ending on the last day of the preceding February.

“Required Payment Amount” means, for any Distribution Date, the aggregate amount to be applied on that Distribution Date in accordance with clauses (1) through (10) under “Application of Available Funds—Priority of Distributions (Pre-Acceleration).”

“Required Reserve Account Amount” means, for any Distribution Date, the lesser of $2,500,000.14 (based upon the Pool Balance as of the Statistical Calculation Date of $1,000,000,057.59, which is subject to upward or downward revision based upon the size of the final pool of receivables) and the aggregate principal amount of the Notes; provided, however, that the Required Reserve Account Amount will be zero if the Pool Balance as of the last day of the related Collection Period is zero.

“Reserve Account” means the account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement into which the Reserve Account Initial Deposit will be deposited and with respect to which the Indenture Trustee will make the other deposits and withdrawals specified in this prospectus supplement.

“Reserve Account Amount” means, for any Distribution Date, the amount on deposit in and available for withdrawal from the Reserve Account after giving effect to all deposits to and withdrawals from the Reserve Account on the preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date), including net investment earnings earned on amounts on deposit therein during the related Collection Period.

“Reserve Account Draw Amount” means, for any Distribution Date, the lesser of:

—	the amount, if any, by which the Required Payment Amount for that Distribution Date exceeds the Available Collections for that Distribution Date; and

—	the Reserve Account Amount for that Distribution Date;

—	provided, however, that, if on the last day of the related Collection Period the Pool Balance is zero, the Reserve Account Draw Amount for that Distribution Date will equal the Reserve Account Amount for that Distribution Date.

“Reserve Account Initial Deposit” means $2,500,000.14 (based upon the Pool Balance as of the Statistical Calculation Date of $1,000,000,057.59, which is subject to upward or downward revision based upon the size of the final pool of receivables).

“RMBS” has the meaning given to such term on page S-21.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of November 1, 2014, among the Trust, the Seller and the Servicer, as amended or supplemented.

“Secondary Principal Distributable Amount” means, with respect to any Distribution Date, (i) the excess, if any, of the sum of the principal amount of the Class A Notes and the Class B Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period minus (ii) the Priority Principal Distributable Amount for that Distribution Date; provided, however, that, on and after the Final Scheduled Distribution Date for the Class B Notes, the Secondary Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding amount of the Class B Notes to zero.

“Servicer” means CarMax Business Services, acting in its capacity as servicer of the receivables under the Sale and Servicing Agreement, and its successors in such capacity.

“Servicing Fee” means a fee payable to the Servicer on each Distribution Date for the related Collection Period for servicing the Receivables which is equal to the product of 1/12 of 1.00% and the Pool Balance as of the first day of that Collection Period (or as of the Cutoff Date in the case of the first Distribution Date).

“Simple Interest Advance” means, with respect to a Receivable payment of which, as of the last day of the related Collection Period, was due but unpaid, an amount equal to the amount of interest that would have been paid during the related Collection Period at its Contract Rate, assuming that such Receivable is paid on its due date, minus the amount of interest actually received on such Receivable during the related Collection Period.

“Special Unrated Servicer Tangible Net Worth Event” means, for any Distribution Date, the failure of CarMax, Inc. to have, as of the last day of the Related Fiscal Quarter, a Consolidated Tangible Net Worth of at least $1,000,000,000.

“Statistical Calculation Date” means the close of business on September 30, 2014, the date used in preparing the statistical information presented in this prospectus supplement.

“Tertiary Principal Distributable Amount” means, with respect to any Distribution Date, (i) the excess, if any, of the sum of the principal amount of the Class A Notes, the Class B Notes and the Class C Notes on that Distribution Date (before giving effect to any payments made to the holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period minus (ii) the sum of the Priority Principal Distributable Amount and the Secondary Principal Distributable Amount, in each case for that Distribution Date; provided, however, that, on and after the Final Scheduled Distribution Date for the Class C Notes, the Tertiary Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding amount of the Class C Notes to zero.

“Trust” means CarMax Auto Owner Trust 2014-4, and its successors.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of November 1, 2014, between the Seller and the Owner Trustee, as amended or supplemented.

“Unreimbursed Servicer Advance” means a Simple Interest Advance which the Servicer determines in its sole discretion is nonrecoverable.

“U.S. Bank” means U.S. Bank National Association, a national banking association.

“U.S. Bank Trust” means U.S. Bank Trust National Association, a national banking association.

Annex I

ANNEX I—STATIC POOL INFORMATION

As of the relevant cutoff date, the motor vehicle retail installment sale contracts originated under the Primary

Underwriting Program that were securitized by

CarMax Business Services consisted of the following original characteristics: Pool

Summaries

CarMax Auto Owner Trusts

	2009-2	2010-1	2010-2	2010-3
Pool Balance	$600,000,005.52	$470,000,001.57	$650,000,000.99	$650,000,011.40
Number of Receivables	44,211	35,135	47,754	47,648
Average Principal Balance	$13,571.28	$13,376.97	$13,611.43	$13,641.71
Range of Principal Balances	($500 to $49,914)	($501 to $49,944)	($506 to $49,691)	($500 to $49,895)
Weighted Average Contract Rate	9.83%	9.22%	9.45%	8.99%
Range of Contract Rates	(5.45% to 18.95%)	(5.45% to 19.45%)	(5.45% to 19.95%)	(3.95% to 19.95%)
Weighted Average Remaining Term	59.36 months	58.82 months	58.98 months	57.39 months
Range of Remaining Terms	(3 to 71)	(3 to 71)	(3 to 71)	(3 to 71)
Weighted Average Original Term	64.90 months	64.29 months	64.74 months	64.76 months
Range of Original Terms	(12 to 72)	(24 to 72)	(12 to 72)	(24 to 72)
Weighted Average FICO Score(1)	705.1	707.3	700.4	702.3
Range of FICO Scores(1)	(445 to 878)	(455 to 876)	(430 to 878)	(438 to 881)
>90% of FICO scores fall between(1)	(589 to 819)	(594 to 818)	(584 to 817)	(584 to 818)
% of Pool Balance with zero FICO	0.35%	0.39%	0.43%	0.29%
Product Type: New Vehicle %	1.36%	1.23%	0.94%	1.02%
Product Type: Used Vehicle %	98.64%	98.77%	99.06%	98.98%
Geographic Distribution:
(top 5 states)	Texas - 14.95%	Texas - 15.19%	Texas - 15.46%	Texas - 15.32%
	California - 14.37%	California - 14.26%	California - 14.49%	California - 13.67%
	Florida - 10.91%	Florida - 10.96%	Florida - 11.18%	Florida - 9.65%
	Illinois - 7.68%	Illinois - 7.71%	Illinois - 7.22%	Illinois - 7.28%
	Virginia - 7.14%	Virginia - 7.24%	Virginia - 7.10%	Virginia - 7.05%

	2011-1	2011-2	2011-3	2012-1
Pool Balance	$650,000,010.85	$650,000,011.61	$650,000,004.80	$970,000,044.78
Number of Receivables	38,261	41,055	43,309	63,707
Average Principal Balance	$16,988.58	$15,832.42	$15,008.43	$15,225.96
Range of Principal Balances	($505 to $49,779)	($500 to $49,421)	($500 to $49,920)	($504 to $49,996)
Weighted Average Contract Rate	8.58%	8.91%	8.82%	8.75%
Range of Contract Rates	(3.95% to 18.95%)	(3.2% to 19.95%)	(3.2% to 19.95%)	(3.2% to 19.95%)
Weighted Average Remaining Term	61.30 months	59.80 months	59.47 months	59.41 months
Range of Remaining Terms	(3 to 71)	(3 to 71)	(3 to 71)	(3 to 71)
Weighted Average Original Term	64.61 months	65.46 months	65.58 months	65.45 months
Range of Original Terms	(24 to 72)	(18 to 72)	(24 to 72)	(24 to 72)
Weighted Average FICO Score(1)	705.7	697.5	696.3	695.7
Range of FICO Scores(1)	(476 to 876)	(463 to 880)	(461 to 895)	(448 to 898)
>90% of FICO scores fall between(1)	(587 to 820)	(573 to 820)	(571 to 825)	(568 to 830)
% of Pool Balance with zero FICO	0.31%	0.40%	0.43%	0.47%
Product Type: New Vehicle %	0.89%	1.10%	1.03%	0.95%
Product Type: Used Vehicle %	99.11%	98.90%	98.97%	99.05%
Geographic Distribution:
(top 5 states)	California - 15.30%	California -15.39%	California - 15.00%	California - 16.26%
	Texas - 14.45%	Texas - 14.57%	Texas - 14.71%	Texas - 14.30%
	Florida - 10.66%	Florida - 10.43%	Florida - 9.93%	Florida - 10.23%
	Virginia - 7.31%	Virginia - 6.91%	Virginia - 6.98%	Virginia - 6.94%
	North Carolina - 7.18%	North Carolina - 6.68%	North Carolina - 6.86%	Illinois - 6.73%

A-I-1

	2012-2	2012-3	2013-1	2013-2
Pool Balance	$940,000,035.43	$1,000,000,022.05	$1,045,000,032.53	$920,000,013.44
Number of Receivables	59,890	68,950	56,635	49,798
Average Principal Balance	$15,695.44	$14,503.26	$18,451.49	$18,474.64
Range of Principal Balances	($504 to $49,958)	($500 to $49,967)	($541 to $49,999)	($508 to $49,954)
Weighted Average Contract Rate	9.10%	8.60%	7.68%	7.12%
Range of Contract Rates	(3.2% to 19.95%)	(2.7% to 19.45%)	(1.6% to 19.45%)	(1.6% to 18.45%)
Weighted Average Remaining Term	61.15 months	59.85 months	63.67 months	63.70 months
Range of Remaining Terms	(3 to 71)	(3 to 71)	(3 to 71)	(3 to 71)
Weighted Average Original Term	65.62 months	66.06 months	66.46 months	65.84 months
Range of Original Terms	(24 to 72)	(18 to 72)	(12 to 72)	(24 to 72)
Weighted Average FICO Score(1)	688.8	691.0	693.7	698.9
Range of FICO Scores(1)	(467 to 900)	(442 to 900)	(431 to 896)	(450 to 900)
>90% of FICO scores fall between(1)	(562 to 832)	(566 to 832)	(563 to 835)	(564 to 838)
% of Pool Balance with zero FICO	0.47%	0.32%	0.47%	0.72%
Product Type: New Vehicle %	0.86%	1.09%	0.90%	0.91%
Product Type: Used Vehicle %	99.14%	98.91%	99.10%	99.09%
Geographic Distribution:
(top 5 states)	California - 17.19%	California - 15.62%	California - 17.32%	California - 18.72%
	Texas - 14.77%	Texas - 13.52%	Texas - 12.96%	Texas - 13.37%
	Florida -10.34%	Florida - 9.80%	Florida - 10.84%	Florida - 11.03%
	North Carolina - 6.82%	North Carolina - 6.83%	North Carolina - 6.34%	Virginia - 6.10%
	Georgia - 6.41%	Virginia - 6.70%	Virginia - 6.27%	North Carolina - 6.05%

	2013-3	2013-4	2014-1	2014-2
Pool Balance	$1,000,000,000.86	$1,000,000,005.06	$935,000,026.30	$987,000,009.13
Number of Receivables	62,761	61,272	59,218	60,325
Average principal balance	$15,933.46	$16,320.67	$15,789.12	$16,361.38
Range of Principal Balances	($500 to $49,946)	($501 to $49,973)	($500 to $49,968)	($503 to $49,913)
Weighted average contract rate	7.10%	7.04%	7.20%	7.16%
Range of Contract Rates	(1.6% to 19.45%)	(1.6% to 19.45%)	(1.6% to 17.95%)	(1.6% to 17.95%)
Weighted Average Remaining Term	61.56 months	61.75 months	60.86 months	61.50 months
Range of Remaining Terms	(3 to 71)	(3 to 71)	(3 to 71)	(3 to 71)
Weighted Average Original Term	65.91 months	65.71 months	65.39 months	65.19 months
Range of Original Terms	(24 to 72)	(24 to 72)	(24 to 72)	(24 to 72)
Weighted Average FICO Score(1)	700.1	701.0	701.2	699.3
Range of FICO Scores(1)	(471 to 900)	(441 to 900)	(450 to 900)	(454 to 900)
>90% of FICO scores fall between(1)	(567 to 838)	(569 to 838)	(568 to 840)	(565 to 842)
% of Pool Balance with zero FICO	0.68%	0.60%	0.61%	0.75%
Product Type: New vehicle %	1.05%	0.84%	0.83%	0.77%
Product Type: Used vehicle %	98.95%	99.16%	99.17%	99.23%
Geographic Distribution:
(top 5 states)	California - 17.43%	California - 16.94%	California - 18.75%	California - 18.82%
	Texas - 12.75%	Texas - 13.08%	Texas - 12.83%	Texas - 14.28%
	Florida - 10.36%	Florida - 10.10%	Florida - 10.84%	Florida - 11.68%
	Georgia - 6.82%	Georgia - 7.19%	Georgia - 7.09%	Illinois - 5.54%
	Virginia - 6.44%	Virginia - 6.39%	Virginia - 5.99%	Virginia - 5.45%

A-I-2

2014-3
Pool Balance	$1,000,000,011.82
Number of Receivables	60,176
Average principal balance	$16,617.92
Range of Principal Balances	($500 to $49,999)
Weighted average contract rate	7.03%
Range of Contract Rates	(1.60% to 17.65%)
Weighted Average Remaining Term	61.17 months
Range of Remaining Terms	(3 to 71)
Weighted Average Original Term	65.46 months
Range of Original Terms	(24 to 72)
Weighted Average FICO Score(1)	701.7
Range of FICO Scores(1)	(416 to 898)
>90% of FICO scores fall between(1)	(571 to 842)
% of Pool Balance with zero FICO	0.63%
Product Type: New vehicle %	1.01%
Product Type: Used vehicle %	98.99%
Geographic Distribution:
(top 5 states)	California - 17.42%
Texas - 12.09%
Florida - 9.73%
Georgia - 7.90%
Illinois - 6.21%

(1)	Reflects only receivables with obligors that have a FICO score at the time of application. The FICO score with respect to any receivable with co-obligors is calculated as the average of each obligor’s FICO score at the time of application.

A-I-3

DELINQUENCIES CARMAX AUTO OWNER

TRUSTS

Months since Cut-off Date	Past Due	2009-2	2010-1	2010-2	2010-3	2011-1	2011-2	2011-3	2012-1	2012-2	2012-3	2013-1	2013-2	2013-3	2013-4	2014-1	2014-2	2014-3

0	31 to 60	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	61 to 90	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	91+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	Total	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

1	31 to 60	0.68%	0.52%	0.46%	0.83%	0.43%	0.66%	0.72%	0.56%	0.63%	0.82%	0.54%	0.46%	0.51%	0.53%	0.44%	0.47%	0.45%
	61 to 90	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.00%	0.01%	0.01%	0.00%	0.01%	0.00%	0.01%
	91+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	Total	0.69%	0.52%	0.46%	0.83%	0.43%	0.66%	0.73%	0.57%	0.63%	0.82%	0.54%	0.46%	0.52%	0.54%	0.45%	0.47%	0.47%

2	31 to 60	0.95%	0.54%	0.65%	1.04%	0.52%	0.99%	1.01%	0.65%	0.89%	1.12%	0.56%	0.65%	0.80%	0.89%	0.55%	0.73%	0.74%
	61 to 90	0.18%	0.12%	0.18%	0.19%	0.11%	0.17%	0.19%	0.15%	0.17%	0.19%	0.13%	0.14%	0.17%	0.16%	0.12%	0.16%	0.14%
	91+	0.00%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%

	Total	1.14%	0.67%	0.84%	1.24%	0.63%	1.17%	1.20%	0.79%	1.07%	1.32%	0.70%	0.79%	0.97%	1.05%	0.67%	0.89%	0.89%

3	31 to 60	0.98%	0.66%	0.83%	1.02%	0.55%	1.13%	0.98%	0.93%	1.13%	1.36%	0.69%	0.94%	0.96%	0.99%	0.74%	0.97%
	61 to 90	0.31%	0.18%	0.18%	0.30%	0.20%	0.26%	0.31%	0.18%	0.31%	0.33%	0.22%	0.21%	0.24%	0.26%	0.19%	0.26%
	91+	0.10%	0.07%	0.08%	0.09%	0.07%	0.11%	0.12%	0.09%	0.08%	0.10%	0.07%	0.07%	0.09%	0.10%	0.05%	0.09%

	Total	1.39%	0.91%	1.09%	1.41%	0.82%	1.50%	1.41%	1.20%	1.53%	1.79%	0.98%	1.22%	1.29%	1.35%	0.98%	1.31%

4	31 to 60	0.87%	0.86%	0.88%	1.04%	0.75%	1.31%	0.90%	1.12%	1.41%	1.44%	1.01%	1.02%	1.18%	0.98%	0.90%	1.01%
	61 to 90	0.26%	0.16%	0.19%	0.25%	0.20%	0.30%	0.23%	0.26%	0.34%	0.39%	0.24%	0.36%	0.31%	0.28%	0.25%	0.33%
	91+	0.12%	0.08%	0.11%	0.12%	0.12%	0.16%	0.13%	0.10%	0.18%	0.17%	0.10%	0.08%	0.16%	0.09%	0.11%	0.09%

	Total	1.25%	1.10%	1.19%	1.41%	1.07%	1.76%	1.26%	1.47%	1.93%	2.00%	1.35%	1.46%	1.65%	1.36%	1.26%	1.44%

5	31 to 60	0.97%	1.00%	1.05%	0.99%	0.83%	1.46%	0.87%	1.14%	1.58%	1.36%	1.21%	1.25%	1.40%	0.98%	1.15%	1.27%
	61 to 90	0.23%	0.24%	0.25%	0.21%	0.28%	0.36%	0.18%	0.31%	0.41%	0.40%	0.35%	0.35%	0.45%	0.30%	0.33%	0.40%
	91+	0.09%	0.08%	0.10%	0.11%	0.13%	0.19%	0.11%	0.11%	0.17%	0.14%	0.11%	0.16%	0.16%	0.12%	0.13%	0.12%

	Total	1.29%	1.32%	1.40%	1.30%	1.24%	2.01%	1.16%	1.57%	2.15%	1.90%	1.67%	1.76%	2.00%	1.40%	1.61%	1.79%

6	31 to 60	0.96%	1.07%	1.18%	1.19%	0.91%	1.17%	1.15%	1.53%	1.87%	1.33%	1.46%	1.32%	1.40%	1.13%	1.27%
	61 to 90	0.28%	0.32%	0.29%	0.27%	0.32%	0.30%	0.30%	0.35%	0.44%	0.32%	0.38%	0.44%	0.49%	0.31%	0.42%
	91+	0.12%	0.13%	0.13%	0.12%	0.13%	0.17%	0.09%	0.20%	0.20%	0.14%	0.14%	0.17%	0.21%	0.15%	0.15%

	Total	1.36%	1.52%	1.60%	1.58%	1.35%	1.63%	1.54%	2.08%	2.50%	1.79%	1.97%	1.92%	2.10%	1.59%	1.84%

7	31 to 60	1.23%	1.24%	1.16%	1.31%	1.04%	1.15%	1.37%	1.60%	2.07%	1.45%	1.57%	1.56%	1.31%	1.28%	1.40%
	61 to 90	0.30%	0.35%	0.33%	0.26%	0.27%	0.32%	0.35%	0.43%	0.57%	0.43%	0.43%	0.49%	0.40%	0.37%	0.44%
	91+	0.11%	0.13%	0.13%	0.14%	0.13%	0.13%	0.14%	0.19%	0.22%	0.13%	0.16%	0.18%	0.18%	0.14%	0.18%

	Total	1.64%	1.72%	1.62%	1.71%	1.44%	1.60%	1.86%	2.22%	2.85%	2.02%	2.16%	2.23%	1.89%	1.79%	2.01%

8	31 to 60	1.43%	1.31%	1.07%	1.52%	1.20%	1.45%	1.47%	1.78%	2.08%	1.62%	1.77%	1.78%	1.29%	1.41%	1.62%
	61 to 90	0.33%	0.38%	0.31%	0.40%	0.28%	0.35%	0.37%	0.48%	0.65%	0.50%	0.56%	0.57%	0.36%	0.48%	0.51%
	91+	0.13%	0.18%	0.08%	0.12%	0.16%	0.15%	0.14%	0.21%	0.26%	0.18%	0.19%	0.27%	0.14%	0.15%	0.17%

	Total	1.89%	1.86%	1.46%	2.04%	1.64%	1.95%	1.98%	2.47%	2.99%	2.31%	2.52%	2.62%	1.79%	2.04%	2.30%

9	31 to 60	1.39%	1.38%	1.02%	1.51%	1.38%	1.66%	1.72%	1.95%	1.91%	1.97%	1.94%	1.77%	1.51%	1.60%
	61 to 90	0.39%	0.32%	0.23%	0.40%	0.33%	0.40%	0.48%	0.46%	0.53%	0.58%	0.63%	0.69%	0.42%	0.46%
	91+	0.12%	0.15%	0.11%	0.18%	0.13%	0.14%	0.15%	0.21%	0.20%	0.20%	0.21%	0.26%	0.15%	0.22%

	Total	1.90%	1.85%	1.36%	2.10%	1.85%	2.21%	2.35%	2.62%	2.64%	2.76%	2.78%	2.71%	2.08%	2.29%

10	31 to 60	1.48%	1.49%	1.11%	1.66%	1.41%	1.67%	1.83%	2.08%	1.69%	2.18%	2.01%	1.53%	1.51%	1.68%
	61 to 90	0.42%	0.47%	0.34%	0.51%	0.36%	0.48%	0.52%	0.66%	0.48%	0.67%	0.59%	0.53%	0.50%	0.51%
	91+	0.18%	0.13%	0.09%	0.22%	0.16%	0.18%	0.22%	0.16%	0.17%	0.23%	0.28%	0.21%	0.17%	0.20%

	Total	2.09%	2.09%	1.55%	2.38%	1.93%	2.34%	2.56%	2.90%	2.34%	3.08%	2.88%	2.27%	2.18%	2.39%

A-I-4

DELINQUENCIES CARMAX AUTO OWNER

TRUSTS

Months since Cut-off Date	Past Due	2009-2	2010-1	2010-2	2010-3	2011-1	2011-2	2011-3	2012-1	2012-2	2012-3	2013-1	2013-2	2013-3	2013-4	2014-1	2014-2

11	31 to 60	1.74%	1.55%	1.26%	1.60%	1.29%	1.78%	1.86%	2.20%	1.93%	2.05%	2.11%	1.53%	1.63%	1.75%
	61 to 90	0.38%	0.39%	0.34%	0.50%	0.42%	0.55%	0.58%	0.66%	0.53%	0.71%	0.78%	0.48%	0.52%	0.57%
	91+	0.21%	0.17%	0.14%	0.19%	0.17%	0.24%	0.23%	0.27%	0.16%	0.23%	0.28%	0.21%	0.18%	0.22%

	Total	2.33%	2.11%	1.74%	2.29%	1.88%	2.57%	2.67%	3.13%	2.62%	2.98%	3.17%	2.22%	2.34%	2.54%

12	31 to 60	1.62%	1.46%	1.36%	1.73%	1.21%	1.85%	2.02%	2.20%	1.95%	2.27%	2.17%	1.69%	1.87%
	61 to 90	0.49%	0.49%	0.37%	0.49%	0.29%	0.58%	0.54%	0.67%	0.61%	0.75%	0.79%	0.63%	0.59%
	91+	0.22%	0.13%	0.12%	0.24%	0.16%	0.19%	0.23%	0.27%	0.24%	0.31%	0.28%	0.15%	0.18%

	Total	2.32%	2.08%	1.86%	2.46%	1.67%	2.62%	2.79%	3.14%	2.80%	3.33%	3.24%	2.47%	2.65%

13	31 to 60	1.86%	1.28%	1.30%	1.88%	1.14%	2.08%	2.12%	1.99%	2.35%	2.31%	2.02%	1.77%	1.83%
	61 to 90	0.54%	0.37%	0.33%	0.51%	0.35%	0.59%	0.71%	0.69%	0.70%	0.80%	0.63%	0.64%	0.67%
	91+	0.24%	0.23%	0.15%	0.20%	0.13%	0.24%	0.17%	0.22%	0.22%	0.31%	0.28%	0.20%	0.22%

	Total	2.64%	1.88%	1.77%	2.59%	1.62%	2.91%	3.00%	2.90%	3.27%	3.41%	2.93%	2.60%	2.73%

14	31 to 60	2.05%	1.28%	1.62%	1.96%	1.32%	2.20%	2.27%	1.86%	2.45%	2.31%	1.83%	1.96%	2.00%
	61 to 90	0.61%	0.29%	0.38%	0.53%	0.34%	0.63%	0.69%	0.50%	0.81%	0.84%	0.60%	0.69%	0.67%
	91+	0.26%	0.14%	0.16%	0.18%	0.21%	0.22%	0.27%	0.24%	0.31%	0.31%	0.21%	0.23%	0.26%

	Total	2.91%	1.72%	2.15%	2.67%	1.88%	3.05%	3.23%	2.60%	3.57%	3.46%	2.65%	2.88%	2.92%

15	31 to 60	1.80%	1.40%	1.80%	1.82%	1.55%	2.35%	2.28%	2.12%	2.51%	2.72%	2.09%	2.02%
	61 to 90	0.58%	0.42%	0.43%	0.60%	0.39%	0.70%	0.71%	0.62%	0.91%	0.92%	0.68%	0.73%
	91+	0.30%	0.15%	0.16%	0.22%	0.15%	0.25%	0.27%	0.19%	0.28%	0.35%	0.21%	0.28%

	Total	2.67%	1.97%	2.39%	2.65%	2.09%	3.29%	3.26%	2.92%	3.70%	3.99%	2.98%	3.03%

16	31 to 60	1.71%	1.35%	1.89%	1.76%	1.58%	2.79%	2.12%	2.36%	2.75%	2.58%	2.18%	2.12%
	61 to 90	0.50%	0.49%	0.45%	0.38%	0.44%	0.72%	0.65%	0.68%	0.90%	1.11%	0.71%	0.79%
	91+	0.24%	0.19%	0.19%	0.20%	0.14%	0.30%	0.25%	0.25%	0.34%	0.35%	0.22%	0.26%

	Total	2.45%	2.03%	2.53%	2.34%	2.16%	3.81%	3.03%	3.28%	3.99%	4.05%	3.11%	3.17%

17	31 to 60	1.67%	1.72%	2.10%	1.66%	1.71%	2.79%	1.86%	2.52%	2.87%	2.27%	2.56%	2.36%
	61 to 90	0.39%	0.45%	0.52%	0.35%	0.47%	0.81%	0.57%	0.80%	0.92%	0.84%	0.79%	0.86%
	91+	0.22%	0.22%	0.21%	0.12%	0.21%	0.33%	0.17%	0.21%	0.34%	0.34%	0.26%	0.27%

	Total	2.29%	2.40%	2.84%	2.14%	2.38%	3.94%	2.60%	3.53%	4.13%	3.45%	3.61%	3.50%

18	31 to 60	1.79%	1.67%	2.17%	1.79%	1.91%	2.33%	2.08%	2.74%	2.99%	2.27%	2.67%
	61 to 90	0.47%	0.50%	0.61%	0.50%	0.49%	0.70%	0.64%	0.78%	1.02%	0.70%	0.94%
	91+	0.21%	0.16%	0.21%	0.18%	0.17%	0.26%	0.24%	0.34%	0.32%	0.29%	0.26%

	Total	2.47%	2.33%	2.99%	2.47%	2.56%	3.29%	2.95%	3.87%	4.34%	3.26%	3.87%

19	31 to 60	1.94%	1.84%	2.09%	1.99%	2.12%	2.27%	2.30%	2.63%	3.28%	2.58%	2.74%
	61 to 90	0.65%	0.50%	0.59%	0.47%	0.58%	0.51%	0.70%	0.87%	1.14%	0.81%	0.99%
	91+	0.18%	0.17%	0.25%	0.23%	0.20%	0.22%	0.20%	0.25%	0.37%	0.32%	0.37%

	Total	2.77%	2.51%	2.92%	2.69%	2.89%	3.00%	3.20%	3.76%	4.79%	3.71%	4.09%

20	31 to 60	2.25%	2.00%	1.77%	2.20%	2.01%	2.66%	2.34%	3.02%	3.00%	2.77%	2.97%
	61 to 90	0.59%	0.55%	0.50%	0.58%	0.69%	0.64%	0.87%	0.91%	1.30%	0.85%	1.06%
	91+	0.24%	0.21%	0.16%	0.17%	0.21%	0.16%	0.29%	0.35%	0.40%	0.30%	0.35%

	Total	3.08%	2.76%	2.42%	2.95%	2.91%	3.46%	3.50%	4.28%	4.70%	3.92%	4.37%

21	31 to 60	2.33%	2.19%	1.62%	2.32%	2.23%	2.45%	2.78%	2.97%	2.90%	2.98%
	61 to 90	0.69%	0.56%	0.37%	0.59%	0.56%	0.77%	0.82%	1.01%	0.84%	0.96%
	91+	0.24%	0.19%	0.18%	0.27%	0.28%	0.23%	0.33%	0.35%	0.33%	0.30%

	Total	3.27%	2.94%	2.17%	3.18%	3.07%	3.45%	3.93%	4.32%	4.07%	4.24%

22	31 to 60	2.55%	2.29%	1.95%	2.45%	2.25%	2.92%	2.54%	3.08%	2.76%	3.03%
	61 to 90	0.78%	0.68%	0.51%	0.69%	0.73%	0.85%	0.97%	1.13%	0.83%	1.03%
	91+	0.30%	0.24%	0.18%	0.21%	0.20%	0.22%	0.33%	0.37%	0.26%	0.35%

	Total	3.63%	3.21%	2.63%	3.34%	3.18%	3.99%	3.84%	4.59%	3.85%	4.41%

A-I-5

DELINQUENCIES CARMAX AUTO OWNER

TRUSTS

Months since Cut-off Date	Past Due	2009-2	2010-1	2010-2	2010-3	2011-1	2011-2	2011-3	2012-1	2012-2	2012-3	2013-1	2013-2	2013-3	2013-4	2014-1	2014-2

23	31 to 60	2.49%	2.38%	2.05%	2.67%	2.34%	3.03%	2.82%	3.28%	3.12%	3.10%
	61 to 90	0.69%	0.70%	0.71%	0.65%	0.71%	1.02%	0.92%	1.17%	0.96%	0.96%
	91+	0.30%	0.34%	0.18%	0.26%	0.27%	0.28%	0.38%	0.44%	0.24%	0.41%

	Total	3.48%	3.42%	2.95%	3.58%	3.31%	4.33%	4.12%	4.89%	4.32%	4.48%

24	31 to 60	2.49%	2.26%	2.17%	2.83%	2.28%	3.12%	2.98%	3.13%	3.32%	3.32%
	61 to 90	0.73%	0.69%	0.63%	0.72%	0.68%	1.08%	0.92%	1.20%	1.03%	1.06%
	91+	0.28%	0.28%	0.23%	0.22%	0.19%	0.31%	0.33%	0.38%	0.31%	0.31%

	Total	3.50%	3.23%	3.02%	3.77%	3.16%	4.51%	4.23%	4.71%	4.65%	4.69%

25	31 to 60	2.83%	2.27%	2.30%	2.82%	1.98%	3.53%	2.93%	2.86%	3.56%
	61 to 90	0.76%	0.51%	0.73%	0.82%	0.61%	1.01%	1.07%	1.04%	1.19%
	91+	0.30%	0.18%	0.18%	0.30%	0.20%	0.38%	0.32%	0.35%	0.40%

	Total	3.88%	2.96%	3.21%	3.94%	2.79%	4.92%	4.33%	4.25%	5.16%

26	31 to 60	2.98%	1.93%	2.43%	2.86%	2.25%	3.44%	3.64%	2.73%	3.56%
	61 to 90	0.79%	0.53%	0.88%	1.01%	0.64%	1.13%	1.03%	0.76%	1.19%
	91+	0.35%	0.20%	0.19%	0.29%	0.20%	0.37%	0.46%	0.30%	0.40%

	Total	4.11%	2.66%	3.50%	4.17%	3.09%	4.94%	5.13%	3.79%	5.16%

27	31 to 60	2.76%	2.09%	2.59%	2.90%	2.36%	3.67%	3.45%	3.10%	3.55%
	61 to 90	0.78%	0.49%	0.82%	0.99%	0.67%	1.13%	1.23%	0.95%	1.29%
	91+	0.23%	0.23%	0.33%	0.34%	0.27%	0.38%	0.33%	0.26%	0.38%

	Total	3.78%	2.81%	3.75%	4.23%	3.30%	5.19%	5.01%	4.31%	5.21%

28	31 to 60	2.33%	2.29%	2.94%	2.85%	2.54%	3.86%	2.93%	3.10%	3.69%
	61 to 90	0.69%	0.61%	0.82%	0.74%	0.74%	1.37%	1.08%	1.07%	1.23%
	91+	0.21%	0.18%	0.31%	0.35%	0.28%	0.47%	0.31%	0.34%	0.41%

	Total	3.23%	3.07%	4.07%	3.94%	3.57%	5.70%	4.32%	4.52%	5.33%

29	31 to 60	2.40%	2.67%	2.79%	2.63%	2.89%	3.63%	2.74%	3.39%	3.93%
	61 to 90	0.50%	0.64%	1.00%	0.70%	0.66%	1.33%	0.93%	1.02%	1.28%
	91+	0.27%	0.18%	0.27%	0.20%	0.35%	0.52%	0.39%	0.36%	0.45%

	Total	3.17%	3.49%	4.07%	3.53%	3.91%	5.47%	4.06%	4.77%	5.67%

30	31 to 60	2.67%	2.84%	3.08%	2.80%	2.79%	3.48%	3.11%	3.87%
	61 to 90	0.73%	0.72%	0.95%	0.89%	0.82%	1.09%	0.91%	1.14%
	91+	0.16%	0.26%	0.35%	0.23%	0.24%	0.41%	0.33%	0.37%

	Total	3.56%	3.83%	4.39%	3.92%	3.85%	4.97%	4.35%	5.39%

31	31 to 60	2.64%	2.49%	3.01%	3.03%	3.04%	3.13%	3.17%	3.60%
	61 to 90	0.68%	0.78%	1.07%	0.95%	0.82%	1.10%	1.01%	1.30%
	91+	0.29%	0.24%	0.28%	0.34%	0.31%	0.31%	0.36%	0.42%

	Total	3.60%	3.51%	4.37%	4.33%	4.18%	4.54%	4.54%	5.31%

32	31 to 60	3.02%	2.85%	2.98%	3.20%	2.97%	3.45%	3.57%	3.77%
	61 to 90	0.73%	0.76%	0.79%	0.95%	0.90%	1.18%	1.09%	1.22%
	91+	0.25%	0.30%	0.26%	0.40%	0.37%	0.37%	0.44%	0.38%

	Total	4.01%	3.91%	4.03%	4.55%	4.23%	5.00%	5.11%	5.37%

33	31 to 60	3.16%	3.22%	2.65%	3.27%	3.25%	3.91%	3.91%
	61 to 90	0.77%	0.81%	0.76%	1.01%	1.00%	1.16%	1.15%
	91+	0.29%	0.30%	0.19%	0.36%	0.29%	0.28%	0.33%

	Total	4.22%	4.32%	3.60%	4.64%	4.55%	5.35%	5.39%

34	31 to 60	3.37%	3.07%	2.90%	3.34%	3.43%	3.86%	3.91%
	61 to 90	0.84%	1.01%	0.85%	0.85%	0.97%	1.55%	1.30%
	91+	0.24%	0.35%	0.27%	0.35%	0.45%	0.34%	0.46%

	Total	4.45%	4.43%	4.02%	4.54%	4.85%	5.75%	5.67%

A-I-6

DELINQUENCIES CARMAX AUTO OWNER

TRUSTS

Months since Cut-off Date	Past Due	2009-2	2010-1	2010-2	2010-3	2011-1	2011-2	2011-3	2012-1	2012-2	2012-3	2013-1	2013-2	2013-3	2013-4	2014-1	2014-2

35	31 to 60	3.69%	3.25%	3.10%	3.59%	3.49%	4.12%	3.88%
	61 to 90	0.97%	1.07%	0.80%	0.95%	1.14%	1.39%	1.48%
	91+	0.32%	0.38%	0.33%	0.30%	0.35%	0.54%	0.49%

	Total	4.98%	4.70%	4.24%	4.84%	4.98%	6.05%	5.85%

36	31 to 60	3.87%	2.85%	3.17%	3.40%	3.02%	4.28%
	61 to 90	1.11%	1.11%	0.95%	1.15%	0.90%	1.51%
	91+	0.28%	0.29%	0.26%	0.31%	0.35%	0.34%

	Total	5.26%	4.26%	4.37%	4.86%	4.26%	6.12%

37	31 to 60	3.88%	3.14%	3.66%	3.73%	3.07%	4.68%
	61 to 90	1.35%	0.79%	1.04%	1.19%	0.81%	1.44%
	91+	0.35%	0.33%	0.24%	0.34%	0.33%	0.45%

	Total	5.57%	4.26%	4.93%	5.26%	4.21%	6.57%

38	31 to 60	4.06%	3.19%	3.50%	4.06%	3.11%
	61 to 90	1.27%	0.76%	1.22%	1.35%	1.03%
	91+	0.41%	0.27%	0.29%	0.35%	0.23%

	Total	5.74%	4.23%	5.02%	5.76%	4.37%

39	31 to 60	3.48%	3.11%	3.60%	4.03%	3.39%
	61 to 90	1.39%	0.99%	1.23%	1.40%	0.86%
	91+	0.42%	0.13%	0.33%	0.46%	0.34%

	Total	5.29%	4.23%	5.17%	5.89%	4.59%

40	31 to 60	3.90%	3.19%	3.92%	3.71%	3.70%
	61 to 90	0.90%	0.91%	1.18%	1.11%	1.02%
	91+	0.33%	0.41%	0.41%	0.45%	0.29%

	Total	5.14%	4.50%	5.51%	5.27%	5.01%

41	31 to 60	3.72%	3.66%	3.83%	3.31%	3.89%
	61 to 90	0.90%	1.20%	1.41%	1.06%	1.06%
	91+	0.19%	0.29%	0.29%	0.29%	0.35%

	Total	4.81%	5.15%	5.52%	4.66%	5.30%

42	31 to 60	3.86%	3.81%	4.34%	3.90%	3.85%
	61 to 90	1.19%	1.10%	1.58%	1.14%	1.22%
	91+	0.25%	0.33%	0.35%	0.26%	0.29%

	Total	5.30%	5.25%	6.26%	5.30%	5.36%

43	31 to 60	3.88%	3.17%	4.31%	4.09%	4.17%
	61 to 90	1.34%	1.36%	1.48%	1.08%	1.13%
	91+	0.36%	0.40%	0.43%	0.34%	0.43%

	Total	5.58%	4.93%	6.21%	5.52%	5.73%

44	31 to 60	4.39%	3.92%	4.03%	4.30%
	61 to 90	1.04%	1.19%	1.35%	1.42%
	91+	0.46%	0.45%	0.27%	0.36%

	Total	5.89%	5.56%	5.65%	6.08%

45	31 to 60	4.70%	4.01%	3.78%	4.54%
	61 to 90	1.44%	1.31%	0.99%	1.53%
	91+	0.28%	0.35%	0.37%	0.32%

	Total	6.41%	5.67%	5.14%	6.39%

46	31 to 60	4.74%	4.52%	3.88%	4.57%
	61 to 90	1.31%	1.32%	1.20%	1.51%
	91+	0.27%	0.43%	0.39%	0.44%

	Total	6.32%	6.27%	5.47%	6.52%

47	31 to 60	4.92%	4.78%	3.88%	5.28%
	61 to 90	1.67%	1.56%	1.28%	1.66%
	91+	0.38%	0.26%	0.46%	0.47%

	Total	6.97%	6.60%	5.63%	7.40%

A-I-7

DELINQUENCIES CARMAX AUTO OWNER

TRUSTS

Months since Cut-off Date	Past Due	2009-2	2010-1	2010-2	2010-3	2011-1	2011-2	2011-3	2012-1	2012-2	2012-3	2013-1	2013-2	2013-3	2013-4	2014-1	2014-2

48	31 to 60	5.24%	4.80%	4.84%
	61 to 90	1.63%	1.35%	1.26%
	91+	0.40%	0.51%	0.33%

	Total	7.27%	6.67%	6.43%

49	31 to 60	5.74%
	61 to 90	1.98%
	91+	0.39%

	Total	8.11%

A-I-8

CUMULATIVE STATIC NET LOSSES CarMax Auto

Owner Trusts

Months Since Cutoff Date	2009-2	2010-1	2010-2	2010-3	2011-1	2011-2	2013-3	2012-1	2012-2	2012-3	2013-1	2013-2	2013-3	2013-4	2014-1	2014-2	2014-3
0
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.00%	0.01%	0.00%
3	0.01%	0.01%	0.02%	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%	0.02%	0.01%	0.02%	0.02%	0.01%	0.01%	0.01%
4	0.07%	0.05%	0.06%	0.06%	0.06%	0.09%	0.07%	0.07%	0.06%	0.10%	0.06%	0.08%	0.08%	0.07%	0.04%	0.07%
5	0.12%	0.08%	0.11%	0.12%	0.11%	0.15%	0.15%	0.12%	0.17%	0.20%	0.11%	0.13%	0.19%	0.11%	0.11%	0.12%
6	0.16%	0.10%	0.15%	0.16%	0.17%	0.19%	0.19%	0.17%	0.24%	0.24%	0.17%	0.23%	0.27%	0.16%	0.18%
7	0.21%	0.16%	0.21%	0.20%	0.24%	0.27%	0.21%	0.25%	0.33%	0.28%	0.24%	0.30%	0.33%	0.21%	0.25%
8	0.25%	0.21%	0.25%	0.23%	0.28%	0.29%	0.27%	0.32%	0.41%	0.33%	0.30%	0.37%	0.37%	0.27%	0.32%
9	0.30%	0.26%	0.25%	0.27%	0.34%	0.34%	0.33%	0.40%	0.51%	0.40%	0.36%	0.48%	0.40%	0.33%
10	0.33%	0.32%	0.28%	0.33%	0.38%	0.39%	0.37%	0.48%	0.56%	0.47%	0.44%	0.56%	0.45%	0.41%
11	0.39%	0.37%	0.29%	0.37%	0.43%	0.45%	0.45%	0.53%	0.59%	0.55%	0.55%	0.61%	0.51%	0.47%
12	0.45%	0.45%	0.33%	0.40%	0.48%	0.53%	0.54%	0.61%	0.64%	0.62%	0.64%	0.65%	0.56%
13	0.52%	0.47%	0.37%	0.48%	0.51%	0.58%	0.60%	0.67%	0.72%	0.71%	0.70%	0.68%	0.59%
14	0.60%	0.52%	0.41%	0.55%	0.53%	0.65%	0.66%	0.73%	0.77%	0.79%	0.76%	0.74%	0.65%
15	0.69%	0.54%	0.44%	0.58%	0.59%	0.70%	0.70%	0.78%	0.86%	0.89%	0.80%	0.80%
16	0.75%	0.57%	0.48%	0.62%	0.63%	0.75%	0.77%	0.79%	0.92%	0.98%	0.84%	0.88%
17	0.76%	0.58%	0.52%	0.65%	0.66%	0.81%	0.81%	0.85%	1.03%	1.02%	0.87%	0.94%
18	0.79%	0.65%	0.58%	0.67%	0.72%	0.86%	0.83%	0.89%	1.13%	1.10%	0.93%
19	0.82%	0.69%	0.61%	0.70%	0.75%	0.91%	0.89%	0.98%	1.22%	1.11%	0.99%
20	0.83%	0.71%	0.64%	0.74%	0.80%	0.92%	0.92%	1.02%	1.32%	1.17%	1.08%
21	0.87%	0.74%	0.66%	0.77%	0.85%	0.94%	0.99%	1.09%	1.35%	1.24%
22	0.91%	0.77%	0.69%	0.80%	0.91%	0.98%	1.05%	1.15%	1.40%	1.29%
23	0.96%	0.81%	0.69%	0.84%	0.94%	1.00%	1.11%	1.22%	1.42%	1.35%
25	1.01%	0.87%	0.74%	0.89%	0.97%	1.04%	1.17%	1.32%	1.45%	1.43%
25	1.05%	0.90%	0.79%	0.93%	0.99%	1.08%	1.22%	1.38%	1.50%
26	1.09%	0.92%	0.82%	1.00%	1.00%	1.15%	1.28%	1.41%	1.57%
27	1.14%	0.94%	0.84%	1.01%	1.03%	1.19%	1.36%	1.44%	1.61%
28	1.15%	0.97%	0.89%	1.03%	1.06%	1.24%	1.37%	1.45%	1.66%
29	1.15%	0.98%	0.94%	1.06%	1.10%	1.31%	1.38%	1.50%
30	1.18%	0.99%	0.96%	1.07%	1.14%	1.35%	1.41%	1.53%
31	1.18%	1.01%	1.00%	1.08%	1.16%	1.37%	1.42%	1.57%
32	1.21%	1.04%	1.02%	1.11%	1.20%	1.37%	1.44%	1.62%
33	1.21%	1.06%	1.01%	1.14%	1.23%	1.38%	1.49%
34	1.23%	1.09%	1.02%	1.16%	1.26%	1.39%	1.51%
35	1.25%	1.13%	1.05%	1.19%	1.31%	1.41%	1.54%
36	1.29%	1.15%	1.09%	1.19%	1.32%	1.47%
37	1.30%	1.15%	1.11%	1.21%	1.33%	1.50%
38	1.34%	1.17%	1.14%	1.24%	1.34%
39	1.35%	1.18%	1.16%	1.25%	1.33%
40	1.37%	1.17%	1.18%	1.27%	1.36%
41	1.38%	1.20%	1.21%	1.28%	1.37%
42	1.37%	1.20%	1.22%	1.29%	1.38%
43	1.38%	1.21%	1.24%	1.29%	1.39%
44	1.40%	1.23%	1.25%	1.30%
45	1.41%	1.24%	1.26%	1.30%
46	1.42%	1.25%	1.26%	1.30%
47	1.42%	1.28%	1.27%	1.31%
48	1.44%	1.28%	1.27%
49	1.45%

A-I-9

ABS Speeds(1)

CarMax Auto Owner Trusts

Months Since Cutoff Date	2009-2	2010-1	2010-2	2010-3	2011-1	2011-2	2013-3	2012-1	2012-2	2012-3	2013-1	2013-2	2013-3	2013-4	2014-1	2014-2	2014-3
0
1	1.19%	1.42%	1.51%	1.32%	1.56%	1.28%	1.38%	1.49%	1.45%	1.56%	0.97%	1.16%	1.39%	1.17%	1.23%	1.37%	1.31%
2	1.29%	1.80%	1.42%	1.42%	1.28%	1.33%	1.39%	1.67%	1.46%	1.50%	1.36%	1.04%	1.30%	1.21%	1.58%	1.37%	1.30%
3	1.17%	1.44%	1.42%	1.33%	1.35%	1.28%	1.42%	1.53%	1.60%	1.48%	1.28%	1.28%	1.46%	1.33%	1.50%	1.54%
4	1.31%	1.48%	1.48%	1.39%	1.31%	1.37%	1.50%	1.63%	1.33%	1.62%	1.42%	1.35%	1.24%	1.29%	1.57%	1.55%
5	1.65%	1.46%	1.41%	1.91%	1.37%	1.38%	1.79%	1.47%	1.62%	1.57%	1.25%	1.24%	1.36%	1.59%	1.53%	1.39%
6	1.39%	1.52%	1.40%	1.57%	1.52%	1.43%	1.50%	1.54%	1.34%	1.78%	1.49%	1.28%	1.39%	1.47%	1.62%
7	1.24%	1.46%	1.38%	1.51%	1.46%	1.61%	1.67%	1.62%	1.38%	1.65%	1.42%	1.12%	1.35%	1.51%	1.54%
8	1.26%	1.46%	1.41%	1.49%	1.35%	1.52%	1.51%	1.43%	1.61%	1.64%	1.32%	1.15%	1.62%	1.45%	1.47%
9	1.32%	1.45%	1.68%	1.45%	1.42%	1.61%	1.52%	1.53%	1.49%	1.49%	1.44%	1.34%	1.48%	1.55%
10	1.31%	1.29%	1.49%	1.61%	1.38%	1.55%	1.62%	1.37%	1.71%	1.68%	1.23%	1.34%	1.51%	1.50%
11	1.29%	1.35%	1.46%	1.43%	1.36%	1.48%	1.37%	1.32%	1.63%	1.60%	1.33%	1.47%	1.49%	1.42%
12	1.27%	1.34%	1.44%	1.41%	1.40%	1.60%	1.61%	1.46%	1.61%	1.48%	1.36%	1.51%	1.49%
13	1.13%	1.23%	1.51%	1.39%	1.56%	1.36%	1.39%	1.41%	1.54%	1.54%	1.24%	1.41%	1.41%
14	1.23%	1.67%	1.58%	1.35%	1.45%	1.50%	1.36%	1.54%	1.60%	1.36%	1.43%	1.34%	1.32%
15	1.17%	1.37%	1.34%	1.23%	1.55%	1.27%	1.39%	1.46%	1.58%	1.32%	1.42%	1.47%
16	1.25%	1.45%	1.34%	1.41%	1.49%	1.25%	1.38%	1.53%	1.45%	1.34%	1.37%	1.38%
17	1.49%	1.39%	1.35%	1.55%	1.43%	1.32%	1.54%	1.41%	1.47%	1.39%	1.35%	1.38%
18	1.26%	1.39%	1.23%	1.35%	1.56%	1.36%	1.45%	1.51%	1.37%	1.49%	1.43%
19	1.28%	1.48%	1.32%	1.39%	1.25%	1.51%	1.45%	1.47%	1.33%	1.44%	1.35%
20	1.39%	1.36%	1.31%	1.34%	1.49%	1.42%	1.30%	1.28%	1.36%	1.43%	1.35%
21	1.27%	1.34%	1.43%	1.44%	1.28%	1.44%	1.54%	1.39%	1.37%	1.39%
22	1.36%	1.28%	1.34%	1.40%	1.28%	1.35%	1.42%	1.32%	1.49%	1.47%
23	1.22%	1.31%	1.38%	1.26%	1.50%	1.41%	1.32%	1.24%	1.47%	1.40%
25	1.24%	1.34%	1.28%	1.40%	1.34%	1.43%	1.40%	1.33%	1.42%	1.27%
25	1.23%	1.24%	1.39%	1.16%	1.46%	1.27%	1.24%	1.27%	1.35%
26	1.22%	1.45%	1.41%	1.15%	1.42%	1.38%	1.17%	1.42%	1.47%
27	1.28%	1.39%	1.16%	1.25%	1.45%	1.24%	1.30%	1.34%	1.39%
28	1.20%	1.29%	1.33%	1.23%	1.36%	1.18%	1.21%	1.34%	1.29%
29	1.37%	1.25%	1.26%	1.39%	1.43%	1.25%	1.34%	1.30%
30	1.30%	1.33%	1.16%	1.27%	1.39%	1.27%	1.36%	1.34%
31	1.26%	1.37%	1.28%	1.31%	1.23%	1.38%	1.34%	1.32%
32	1.22%	1.14%	1.18%	1.33%	1.35%	1.33%	1.28%	1.29%
33	1.27%	1.26%	1.37%	1.37%	1.25%	1.27%	1.40%
34	1.30%	1.19%	1.27%	1.27%	1.26%	1.23%	1.34%
35	1.14%	1.18%	1.30%	1.18%	1.31%	1.33%	1.26%
36	1.24%	1.29%	1.24%	1.19%	1.28%	1.30%
37	1.12%	1.09%	1.31%	1.11%	1.42%	1.26%
38	1.12%	1.34%	1.20%	1.14%	1.29%
39	1.23%	1.30%	1.17%	1.20%	1.29%
40	1.18%	1.21%	1.23%	1.21%	1.32%
41	1.27%	1.20%	1.18%	1.33%	1.32%
42	1.24%	1.26%	1.18%	1.27%	1.29%
43	1.23%	1.28%	1.21%	1.22%	1.27%
44	1.18%	1.23%	1.22%	1.18%
45	1.28%	1.25%	1.29%	1.24%
46	1.20%	1.15%	1.25%	1.20%
47	1.14%	1.20%	1.27%	1.17%
48	1.26%	1.16%	1.21%
49	1.14%

(1)	The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of receivables, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments. The scheduled principal is calculated by rounding the remaining term to the nearest whole number and assumes that the receivables have been aggregated into one pool. The non- scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of one-hundred and the SMM by (b) the sum of (i) one-hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool as of the cutoff date (rounded to the nearest whole number) plus the number of months since the cutoff date, where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01)

A-I-10

PROSPECTUS

CarMax Auto Owner Trusts

Asset-Backed Notes

CarMax Business Services, LLC

Sponsor and Servicer

CarMax Auto Funding LLC

Depositor and Seller

Before you purchase any of these notes, be sure to read the risk factors beginning on page 7 of this prospectus and the risk factors set forth in the related prospectus supplement.

The notes will be obligations of the related issuing entity only and will not be obligations of or interests in CarMax, Inc., CarMax Business Services, LLC, CarMax Auto Funding LLC or any of their affiliates. Neither the notes nor the installment sale contracts nor the installment sale loans are insured or guaranteed by any government agency.

This prospectus may be used to offer and sell any of the notes only if accompanied by the prospectus supplement for the related trust.

Each trust—

•     will issue one or more classes of asset-backed notes;

•     will own

•     a pool of installment sale contracts or installment loans made to finance the retail purchase of new or used motor vehicles;

•     collections on those contracts or loans;

•     security interests in the motor vehicles financed by those contracts or loans;

•     any proceeds from claims on related insurance policies; and

•     funds in accounts of the trust; and

•     may have the benefit of one or more other forms of credit or cash flow enhancement.

The main sources of funds for making payments on the notes of each trust will be collections on the contracts and loans owned by the trust and any credit or cash flow enhancement established for the benefit of the trust.

The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in an accompanying prospectus supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is October 30, 2014

i

ii

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN

THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

SUPPLEMENT

We provide information on your notes in two documents that offer varying levels of detail:

•	this prospectus provides general information, some of which may not apply to your notes; and

•	the accompanying prospectus supplement provides specific information about the terms of your notes.

If the information in this prospectus varies from the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

CarMax Funding, as the depositor of each trust, has filed a registration statement with the SEC under the Securities Act. The registration statement includes information not included in this prospectus. For so long as any trust is required to file reports under the Exchange Act, the Servicer will file with the SEC with respect to that trust annual reports on Form 10-K, monthly distribution reports on Form 10-D, any required current reports on Form 8-K and any amendments to those reports. These reports will not be made available on a website by CarMax Funding, the Servicer or any other party as these reports can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the SEC’s website described below. You may obtain a free copy of any such report by request to CarMax Funding.

You may inspect and copy the registration statement at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the public reference facility by calling the SEC at 1-800-732-0330. Also, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information filed with it by CarMax Funding on behalf of a trust, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information incorporated by reference that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus or the related prospectus supplement. Only monthly distribution reports on Form 10-D and current reports on Form 8-K filed by or on behalf of the trust referred to in the accompanying prospectus supplement subsequent to the date of this prospectus and prior to the termination of our offering of the notes issued by that trust shall be deemed incorporated by reference in this prospectus.

COPIES OF THE DOCUMENTS

You may obtain a free copy of any or all of the documents incorporated by reference into this prospectus or incorporated by reference into the accompanying prospectus supplement if:

•	you received this prospectus and the prospectus supplement; and

•	you request such copies from CarMax Auto Funding LLC, 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238; telephone: (804) 935-4512.

You may obtain copies of exhibits to the documents filed by us with the SEC only if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facility of the SEC in Washington, D.C. or at http://www.sec.gov as referred to above.

SUMMARY

This summary describes the main structural features that may apply to your notes. This summary does not contain all of the information that may be important to you and does not describe all of the terms of your notes. To fully understand the terms of your notes, you will need to read both this prospectus and the related prospectus supplement in their entirety.

Sponsor and Servicer

CarMax Business Services, LLC, a Delaware limited liability company.

Depositor and Seller

CarMax Auto Funding LLC, a Delaware limited liability company.

Issuing Entity or the Trust

A separate trust will be formed to issue each series of notes. The trust will be governed by an amended and restated trust agreement between CarMax Funding and the owner trustee of the trust.

Owner Trustee

The related prospectus supplement will name the owner trustee of the trust.

Indenture Trustee

The related prospectus supplement will name the indenture trustee with respect to the notes.

Backup Servicer

The related prospectus supplement will name the backup servicer, if any.

The Notes

Each trust will issue one or more classes of notes. You will find the following information about each class of notes in the prospectus supplement:

•	its principal amount;

•	its interest rate, which may be fixed or variable or a combination of fixed and variable rates;

•	the timing, amount and priority or subordination of payments of principal and interest;
•	the method for calculating the amount of principal and interest payments;

•	its final scheduled distribution date;

•	whether and when it may be redeemed prior to its final scheduled distribution date; and

•	how losses on the receivables are allocated among the classes of notes.

Some classes of notes may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of notes of a series that is not being offered to the public.

Generally, you may purchase the notes only in book- entry form and will not receive your notes in definitive form. You may purchase notes in the denominations set forth in the related prospectus supplement. The record date for a distribution date will be the business day immediately preceding the distribution date or, if definitive notes are issued, the last day of the preceding calendar month.

The Receivables and Other Trust Property

The Receivables

The property of each trust will consist of a pool of motor vehicle retail installment sale contracts or motor vehicle retail installment loans originated by certain affiliates of CarMax Business Services under their primary underwriting program, which contracts and loans are referred to in this prospectus and the accompanying prospectus supplement as the receivables, and other related property, including:

•	the right to receive payments made on the receivables after the cutoff date specified in the related prospectus supplement;

•	security interests in the motor vehicles financed by the receivables; and

•	any proceeds from claims on certain related insurance policies.

You will find a description of the characteristics of each trust’s receivables in the related prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be included in a trust, and the other property supporting the related notes, see “The Receivables.”

Other Property of the Trust

In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

•	an account into which collections are deposited;

•	an account to fund post-closing purchases of additional receivables; or

•	a reserve account or other account providing credit enhancement.

Purchase of Receivables After the Closing Date

If a trust has not purchased all of its receivables at the time you purchase your notes, it will purchase the remainder of its receivables from CarMax Funding over a funding period specified in the related prospectus supplement. A funding period will not exceed one year from the applicable closing date. During a funding period, the trust will purchase receivables using amounts deposited on the closing date into the pre-funding account which will be an account of the trust established with the related trustee. The amount deposited into the pre-funding account on the closing date may be up to 50% of the net proceeds from the sale of the notes issued by the related trust. The other terms, conditions and limitations of the purchase of receivables during any funding period will be specified in the related prospectus supplement.

Credit or Cash Flow Enhancement

The related prospectus supplement will specify the credit or cash flow enhancement, if any, for each trust. Credit or cash flow enhancement may consist of one or more of the following:

•	subordination of one or more classes of notes;

•	a reserve account;

•	overcollateralization (i.e., the amount by which the principal balance of the receivables exceeds the principal amount of the notes);

•	excess interest collections (i.e., the excess of anticipated interest collections on the receivables over various servicing fees, interest on the notes, any amounts required to be deposited in any reserve account) and other fees or expenses described in the related prospectus supplement;

•	third party payments or guarantees;

•	a surety bond or insurance policy;

•	liquidity arrangements;

•	a letter of credit or other credit facility;

•	guaranteed investment contracts;

•	guaranteed rate agreements;

•	yield supplement agreements; or

•	interest rate swaps or interest rate caps.

Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. The prospectus supplement will describe the credit or cash flow enhancement and related limitations and exclusions applicable to notes issued by a trust. Enhancements cannot guarantee that losses will not be incurred on the notes.

Reserve Accounts

The notes of one or more classes may benefit from one or more reserve accounts. The prospectus supplement will specify the amount, if any, that CarMax Funding will initially deposit in each reserve account.

Amounts on deposit in any reserve account will be available to cover shortfalls in certain payments on the notes as described in the prospectus supplement. The related prospectus supplement may also specify for each reserve account:

•	a minimum balance to be maintained in that reserve account and what funds are available for deposit to reinstate that balance;

•	the circumstances, if any, under which this minimum amount will increase or decrease; and

•	when and to whom any amount will be distributed if that reserve account balance exceeds this minimum amount.

For more information about credit and cash flow enhancement, see “Description of the Sale and Servicing Agreement—Credit and Cash Flow Enhancement.”

Optional Purchase

The servicer will have the option to purchase the receivables held by the related trust on any distribution date following the last day of a collection period as of which the aggregate principal balance of the receivables is 10% or less of their initial aggregate principal balance. Upon such a purchase, the notes of the trust will be prepaid in full.

For more information about the circumstances under which the servicer may exercise this option, see “Description of the Sale and Servicing Agreement— Termination.”

Transfer and Servicing of the Receivables

With respect to each trust, CarMax Business Services will sell the related receivables to CarMax Funding under a receivables purchase agreement, which, in turn, will transfer the receivables to the trust under a sale and servicing agreement. The servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

For more information about the sale and servicing of the receivables, see “Description of the Receivables Purchase Agreement—Sale and Assignment of Receivables” and “Description of the Sale and Servicing Agreement—Sale and Assignment of Receivables.”

Servicing Fees

Each trust will pay the servicer a servicing fee based on the outstanding principal balance of the receivables. The amount of the servicing fee will be specified in the prospectus supplement. The servicer may also be entitled to retain as supplemental servicing compensation fees and charges paid by obligors and net investment income from reinvestment of collections on the receivables.

Optional Servicer Advances of Late Interest Payments

If so provided in the prospectus supplement, when interest collections received on the receivables are less than the scheduled interest collections in a collection period, the servicer may advance to the trust that portion of the shortfall that the servicer, in its sole discretion, expects to be paid in the future by the related obligors.

The servicer will be entitled to reimbursement from other collections of the trust for advances that are not repaid out of collections of the related interest payments.

For more information about servicer advances, see “Description of the Sale and Servicing Agreement—Simple Interest Advances.”

Repurchase May Be Required in Certain Circumstances

If so provided in the prospectus supplement, CarMax Funding will be obligated to repurchase any receivable transferred to the trust if:

•	one of CarMax Funding’s representations or warranties is breached with respect to that receivable;

•	the receivable is materially and adversely affected by the breach; and

•	the breach has not been cured following the discovery by or notice to CarMax Funding of the breach.

If so provided in the prospectus supplement, CarMax Funding will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding paragraph, to instead substitute a comparable receivable for the receivable required to be repurchased.

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to repurchase the receivable.

For a discussion of the representations and warranties given by CarMax Funding and the servicer and their related repurchase obligations, see “Description of the Receivables Purchase Agreement—Sale and Assignment of Receivables” and “Description of the Sale and Servicing Agreement—Sale and Assignment of Receivables” and “—Servicing Procedures.”

Investment in the Notes

There are material risks associated with an investment in the notes.

For a discussion of the risk factors which should be considered in deciding whether to purchase any of the notes, see “Risk Factors” in this prospectus and in the related prospectus supplement.

Tax Status

At the time the trust issues your notes, Kirkland & Ellis LLP, as federal tax counsel to the trust, will deliver its opinion that, for United States federal income tax purposes:

•	the notes will be characterized as indebtedness unless otherwise stated in the prospectus supplement; and

•	the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

The noteholders will agree by their purchase of notes to treat the notes as indebtedness for federal income tax purposes.

For additional information concerning the application of federal income tax laws to the notes, see “Material Federal Income Tax Consequences.”

Material Considerations for ERISA and Other U.S. Employee Benefit Plan Investors

For a discussion of ERISA-related matters, see “Material Considerations for ERISA and Other U.S. Employee Benefit Plan Investors.”

RISK FACTORS

You should carefully consider the following risk factors in deciding whether to purchase any of the notes. The risk factors stated here and in the related prospectus supplement describe the principal risks of an investment in the notes.

You may have difficulty selling your notes or obtaining your desired sale price	There may be no secondary market for the notes. The underwriters of the notes may participate in making a secondary market in the notes but are under no obligation to do so. We cannot assure you that a secondary market will develop. In addition, there have been times in the past where there have been very few buyers of asset-backed securities and thus there has been a lack of liquidity. There may be a similar lack of liquidity in the future. As a result, you may not be able to sell your notes when you want to do so, or you may not be able to obtain the price that you wish to receive.

Interests of other persons in the receivables could reduce the funds available to make payments on your notes	Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by CarMax Business Services to CarMax Funding and by CarMax Funding to the trust. CarMax Business Services will mark its computer systems, and each of CarMax Business Services and CarMax Funding will mark its accounting records, to reflect its sale of the receivables. However, the servicer will maintain possession of the receivables as custodian for the trust and will not segregate or mark the receivables as belonging to the trust. In addition, another person could acquire an interest in a receivable that is superior to the trust’s interest by obtaining physical possession of that receivable without knowledge of the assignment of the receivable to the trust. If another person acquires an interest in a receivable that is superior to the trust’s interest, some or all of the collections on that receivable may not be available to make payment on your notes.

Interests of other persons in the financed vehicles could reduce the funds available to make payments on your notes	If another person acquires an interest in a vehicle financed by a receivable that is superior to the trust’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the notes.

The trust’s security interest in the financed vehicles could be impaired for one or more of the following reasons:

• CarMax Business Services or CarMax Funding might fail to perfect its security interest in a financed vehicle;

•      another person may acquire an interest in a financed vehicle that is superior to the trust’s security interest through fraud, forgery, negligence or error because the certificates of title to the financed vehicles will not be amended to identify the trust as the new secured party;

•      the trust may not have a security interest in the financed vehicles in certain states because the certificates of title to the financed vehicles will not be amended to reflect assignment of the security interest to the trust;

• holders of some types of liens, such as tax liens or mechanics’ liens, may have priority over the trust’s security interest; and

• the trust may lose its security interest in vehicles confiscated by the government.

CarMax Funding will be obligated to repurchase from the trust any receivable as to which a perfected security interest in favor of CarMax Business Services in the related financed vehicle did not exist as of the date such receivable was transferred to the trust. However, CarMax Funding will not be obligated to repurchase a receivable if a perfected security interest in favor of CarMax Funding in the vehicle securing a receivable has not been perfected in the trust or if the security interest in a financed vehicle or the related receivable becomes impaired after the receivable is transferred to the trust. If a trust does not have a perfected security interest in a financed vehicle, its ability to realize on the vehicle following an event of a default of the related receivable may be adversely affected and some or all of the amounts received in respect of that vehicle may not be available to make payment on your notes.

Consumer protection laws may reduce the funds available to make payments on your notes	Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on retail installment loans and retail installment sale contracts. Some of these laws make an assignee of the loan or contract, such as a trust, liable to the obligor for any violation by the lender. Any liabilities of the trust under these laws could reduce the funds that the trust would otherwise have to make payments on your notes.

Only the assets of the trust are available to pay your notes	The notes represent indebtedness of a trust and will not be insured or guaranteed by CarMax Business Services, CarMax Funding, any of their respective affiliates or, unless otherwise specified in the prospectus supplement, any other person or entity other than the trust. The only source of payment on your notes will be payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the trust. Therefore, you must rely solely on the assets of the trust for repayment of your notes. If these assets are insufficient, you may suffer losses on your notes.

Any credit support provided by financial instruments may be insufficient to protect you against losses	Credit support for the notes may be provided through the use of financial instruments like interest rate swaps, interest rate caps, letters of credit, credit or liquidity facilities, surety bonds, insurance policies, guaranteed investment contracts, repurchase agreements or yield supplement agreements. Credit support in this form is limited by the credit of the provider of the financial instrument and by its ability to make payments as and when required by the terms of the financial instrument. Any failure of the credit support provider to meet its obligations under the financial instrument could result in losses on the related notes. The terms of any financial instrument providing credit support for the notes may also impose limitations or conditions on when or in what circumstances it may be drawn on. Any form of credit support may apply only to certain classes of notes, may be limited in dollar amount, may be accessible only under some circumstances, and may not provide protection against all risks of loss. The related prospectus supplement will describe the provider of any financial instrument supporting the notes and any conditions, limitations or risks material to the noteholders.

Any credit support provided by interest rate hedging arrangements may involve additional risks	If the trust issues floating rate notes, it may enter into an interest rate hedging arrangement with a counterparty because the receivables owned by the trust bear interest at fixed rates while the floating rate notes bear interest at a floating rate. An interest rate hedging arrangement may be in the form of an interest rate swap or interest rate cap.

If the floating rate payable by the counterparty under an interest rate swap is greater than the fixed rate payable by the trust, the trust may be dependent on receiving payments from the counterparty in order to make interest payments on the notes without using amounts that would otherwise be used to pay principal on the notes.

If the floating rate payable by the counterparty under an interest rate swap is less than the fixed rate payable by the trust, the trust will be obligated to make payments to the counterparty. The amount payable to the counterparty may rank higher in priority than payments on your notes.

If the counterparty fails to make any payments required under an interest rate hedging arrangement when due, payments on your notes may be reduced or delayed.

An interest rate hedging arrangement generally may not be terminated except upon the failure of either party to make payments when due, the insolvency of either party, illegality, an occurrence of an event of default that results in acceleration of the notes and liquidation of the receivables, an amendment to the transaction documents that adversely affects the counterparty without its consent, or the failure of the counterparty to post collateral, assign the interest rate hedging arrangement to an eligible substitute counterparty or take other remedial action if the counterparty’s credit ratings drop below the levels required by each of the rating agencies sufficient, in each case, to maintain the then-current ratings of the classes of notes specified in the prospectus supplement. Upon termination of an interest rate hedging arrangement, a termination payment may be due to the trust or the counterparty. Any such termination payment could be substantial if market interest rates and other conditions have changed materially. To the extent not paid by a replacement counterparty, any termination payments will be paid by the trust from funds available for such purpose, and payments on your notes may be reduced or delayed.

If the counterparty fails to make a termination payment owed to the trust, the trust may not be able to enter into a replacement interest rate hedging arrangement. If the trust has floating rate notes outstanding and does not have an interest rate hedging arrangement in place for that floating rate exposure, payments on your notes may be reduced or delayed.

Prepayments on the receivables may adversely affect the average life of and rate of return on your notes	You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your notes. Faster than expected prepayments on the receivables may cause the trust to make payments on its notes earlier than expected. We cannot predict the effect of prepayments on the average life of your notes.

All receivables, by their terms, may be prepaid at any time. Prepayments include:

• prepayments in whole or in part by the obligor;

• liquidations due to default;

• partial payments with proceeds from physical damage, theft, credit life and credit disability insurance policies;

• required purchases of receivables by the servicer or repurchases of receivables by CarMax Funding for specified breaches of their representations, warranties or covenants; and

•      an optional repurchase of a trust’s receivables by the servicer when their aggregate principal balance is 10% or less of the initial aggregate principal balance, or under such other circumstances as may be specified in the related prospectus supplement.

A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

As a result of prepayments, the final payment of each class of notes is expected to occur prior to the final scheduled distribution date specified in the related prospectus supplement. If sufficient funds are not available to pay any class of notes in full on its final scheduled distribution date, an event of default will occur and final payment of that class of notes may occur later than scheduled.

For more information regarding the timing of repayments of the notes, see “Maturity and Prepayment Considerations” in this prospectus.

You may suffer a loss on your notes if the servicer commingles collections on the receivables with its own funds	To the extent specified in the related prospectus supplement, the servicer will be permitted to hold collections it receives from obligors on the receivables and the purchase price of receivables required to be repurchased from the trust until the day prior to the date on which the related distributions are made on the notes. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the trust on the distribution date, you might incur a loss on your notes.

For more information about the servicer’s obligations regarding payments on the receivables, see “Description of the Sale and Servicing Agreement—Collections” in this prospectus.

Resignation or termination of CarMax Business Services as servicer could result in delays in payment or losses on your notes	If CarMax Business Services were to resign or be terminated as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which could delay payments on your notes. In addition, if CarMax Business Services were to resign or be terminated as servicer and there were a material interruption in collection activities, the collection rate on the receivables could decline, which could result in losses on your notes. The risk of delayed processing activities or a material interruption in collection activities would increase if the indenture trustee was unwilling or unable to act as successor servicer and had difficulty finding a qualified successor servicer or was forced to petition a court to appoint a qualified successor servicer.

The servicing fee, which is calculated as a fixed percentage of the pool balance, declines each month as the pool balance declines. The cost of servicing each receivable, however, essentially remains fixed. If CarMax Business Services were to resign or be terminated as servicer and the servicing fee did not cover the cost of servicing the receivables or was otherwise insufficient, the indenture trustee might be unwilling to act as successor servicer or have difficulty finding a qualified successor servicer. The risk of an insufficient servicing fee is greatest toward the end of a securitization transaction when the related pool balance has declined significantly. The servicing fee payable to a successor servicer can only be increased with the consent of the holders of at least 51% of the aggregate principal amount of the controlling class.

CarMax Business Services may resign as servicer under certain limited circumstances and may be terminated as servicer if it defaults on its servicing obligations.

For more information about resignation or termination of the servicer, see “Description of the Sale and Servicing Agreement—Certain Matters Regarding the Servicer” and “—Events of Servicing Termination” in this prospectus.

Bankruptcy of CarMax Business Services could result in delays in payment or losses on your notes	If CarMax Business Services were to become the subject of a bankruptcy proceeding, you could experience losses or delays in payment on your notes. CarMax Business Services will sell the receivables to CarMax Funding, and CarMax Funding will sell the receivables to the trust. However, if CarMax Business Services is the subject of a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the sale of the receivables by CarMax Business Services to CarMax Funding was not a true sale for bankruptcy purposes and that CarMax Business Services still owns the receivables. The court also could conclude that CarMax Business Services and CarMax Funding should be consolidated for bankruptcy purposes. If the court were to reach either of these conclusions, you could experience losses or delays in payments on your notes because:

• the indenture trustee will not be able to exercise remedies against CarMax Business Services on your behalf without permission from the court;

• the court may require the indenture trustee to accept property in exchange for the receivables that is of less value than the receivables;

•      tax or other government liens on CarMax Business Services property that arose before the transfer of the receivables to the trust will be paid from the collections on the receivables before the collections are used to make payments on your notes; and

•      the indenture trustee may not have a perfected security interest in one or more of the vehicles securing the receivables or cash collections held by CarMax Business Services at the time that a bankruptcy proceeding begins.

CarMax Business Services and CarMax Funding have taken steps in structuring the transactions described in this prospectus and the related prospectus supplement to minimize the risk that a court would conclude that the sale of the receivables to CarMax Funding was not a “true sale” or that CarMax Business Services and CarMax Funding should be consolidated for bankruptcy purposes.

For more information regarding bankruptcy considerations, see “Material Legal Issues Relating to the Receivables—Certain Bankruptcy Considerations” in this prospectus.

Ratings of the notes are limited and may be revised or withdrawn	At the initial issuance of the offered notes of a trust, at least one nationally recognized statistical rating organization will rate the offered notes in one of the four highest rating categories or in the categories otherwise specified in the related prospectus supplement. A rating is not a recommendation to purchase, hold or sell notes, and it does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the payment of principal and interest on the notes according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower, qualify or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction, qualification or withdrawal of an offered note’s rating would adversely affect its value.

Terrorist attacks and conflicts involving the United States military could result in delays in payment or losses on your notes	Any effect that terrorist attacks, any current or future military action by or against the United States and the rising tensions in certain regions of the world may have on the performance of the receivables is unclear, but there could be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables. In particular, under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into an obligation, such as a retail installment sale contract or retail installment loan for the purchase of a vehicle, before entering into military service may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. In addition, pursuant to the laws of various states, under certain circumstances residents thereof called into active duty with the National Guard or the reserves can apply to a court to delay payments on retail installment sale contracts or installment loans such as the receivables. No information can be provided as to the number of receivables that may be affected. If an obligor’s obligation to repay a receivable is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes.

For more information regarding the Servicemembers Civil Relief Act, see “Material Legal Issues Relating to the Receivables—Consumer Protection Laws” and “—Other Matters” in this prospectus.

Federal financial regulatory reform could have an adverse impact on CarMax Business Services, the depositor or the trust	The Dodd-Frank Wall Street Reform and Consumer Protection Act created an alternative liquidation framework under which the Federal Deposit Insurance Corporation may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under other applicable law would have serious adverse effects on financial stability in the United States.

There can be no assurance that the new liquidation framework would not apply to CarMax Business Services, the depositor or the trust, although we expect that the framework will be invoked only very rarely. Recent guidance from the FDIC indicates that the new framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to CarMax Business Services, the depositor and the trust.

If the FDIC were appointed as receiver for CarMax Business Services, the depositor or the trust, or if future regulations or subsequent FDIC actions are contrary to the recent FDIC guidance, you may experience losses or delays in payments on your notes.

For more information regarding the new liquidation framework, see “Material Legal Issues Relating to the Receivables—The Dodd-Frank Act” in this prospectus.

Capitalized terms used in this prospectus are defined in the Glossary of Terms beginning on page 65.

THE CARMAX BUSINESS

General

CarMax is the nation’s largest retailer of used vehicles. CarMax opened its first store in Richmond, Virginia, in September 1993 and was the first used vehicle retailer to offer a large selection of high quality used vehicles at low, “no-haggle” prices using a customer-friendly sales process in an attractive, modern sales facility. The CarMax consumer offer provides customers the opportunity to shop for vehicles the same way they shop for items at other “big-box” retailers, and features low, no-haggle prices, a broad selection of CarMax Quality Certified vehicles and superior customer service. CarMax’s strategy is to revolutionize the auto retailing market by addressing the major sources of customer dissatisfaction with traditional auto retailers and to maximize operating efficiencies through the use of standardized operating procedures and store formats enhanced by sophisticated, proprietary management information systems.

CarMax purchases, reconditions and sells used vehicles. All of the used vehicles CarMax sells at retail are thoroughly reconditioned to meet its high standards, and each vehicle must pass a comprehensive inspection before being offered for sale. During its fiscal year ended February 28, 2014, 85% of the used vehicles CarMax retailed were zero to six years old.

CarMax also wholesales used vehicles. Vehicles purchased through CarMax’s in-store appraisal process that do not meet its retail standards are sold to licensed dealers through CarMax’s on-site wholesale auctions.

CarMax sells new vehicles at four locations under various franchise agreements. In addition, CarMax provides its customers with a range of other related products and services, including the appraisal and purchase of vehicles directly from consumers, the financing of vehicle purchases through CarMax Auto Finance and third- party financing providers, the sale of extended service plans and guaranteed asset protection and vehicle repair service.

The CarMax consumer offer enables customers to evaluate separately each component of the sales process and to make informed decisions based on comprehensive information about the options, terms and associated prices of each component. The customer can accept or decline any individual element of the offer without affecting the price or terms of any other component of the offer. CarMax’s no-haggle pricing and its commission structure, which is generally based on a fixed dollars-per-unit standard, allow its sales consultants to focus solely on meeting customer needs.

CarMax has separated the practice of trading in a used vehicle in conjunction with the purchase of another vehicle into two distinct and independent transactions. CarMax will appraise a consumer’s vehicle and make an offer to buy that vehicle regardless of whether the consumer is purchasing a vehicle from CarMax. CarMax acquires a significant percentage of its retail used-vehicle inventory through its in-store appraisal process. CarMax also acquires a large portion of its used vehicle inventory through wholesale auctions and, to a lesser extent, directly from other sources, including wholesalers, dealers and fleet owners.

CarMax’s proprietary inventory management and pricing system tracks each vehicle throughout the sales process. Using the information provided by this system and applying statistical modeling techniques, CarMax is able to optimize its inventory mix, anticipate future inventory needs at each store, evaluate sales consultant and buyer performance and refine its vehicle pricing strategy. Because of the pricing discipline afforded by the inventory management and pricing system, generally more than 99% of the entire used car inventory offered at retail is sold at retail.

CarMax Auto Finance

CarMax offers on-site financing to its customers through CarMax Auto Finance, the financing unit of CarMax Business Services, and through third party financing providers. CarMax began offering on-site financing to its customers through CarMax Auto Finance in September 1993 and currently originates installment sale contracts at all of its stores.

Underwriting Procedures

The procedures detailed in this section describe the Primary Underwriting Program.

CarMax Auto Finance credit applications are accepted at all CarMax locations. Each application requires that the applicant provide current information regarding his or her employment history, income and other factors that are relevant to an assessment of creditworthiness. This information is entered into a local terminal or over the internet and transmitted electronically to CarMax Auto Finance for review. In addition, CarMax Auto Finance obtains one or more credit reports from major credit reporting agencies summarizing each applicant’s credit history and payment habits, including such items as open accounts, credit inquiries, delinquent payments, bankruptcies, repossessions and judgments. CarMax Auto Finance also obtains data from alternative credit reporting agencies to supplement the information contained in traditional credit reports.

CarMax Auto Finance bases its credit underwriting decisions on objective factors. CarMax Auto Finance uses credit scoring models, together with internally developed decision rules, to assess an applicant’s creditworthiness and to help CarMax Auto Finance quantify credit risk and employ risk-adjusted pricing. The credit scoring models are statistically derived from prior credit granting experience and analyze predictive information from the credit applications and credit bureau reports to generate a numerical credit score for each applicant. This numerical credit score indicates the risk associated with extending credit to the applicant. CarMax Auto Finance has established minimum credit score requirements using the credit scoring models. Generally, applicants who fall below the minimums are automatically rejected.

CarMax Auto Finance evaluates the remaining applications according to its decision rules. Certain of the decision rules pertain to credit-related characteristics of an application, such as debt-to-income ratio, recent adverse credit events and the related applicant’s experience managing credit. Some of the decision rules vary according to the credit score, principal balance or loan to value ratio of an application. For certain segments of applications, additional decision rules derived from alternative data may be applied.

Most credit applications are accepted or declined automatically. If an applicant meeting the minimum credit score requirements also satisfies all applicable decision rules, the related application is immediately approved. If an applicant does not meet these requirements, the related application is declined.

Additionally, some decision rules are used to identify irregularities or particular risk factors in an application or credit file. Irregularities include discrepancies between an application and a credit report, which often reflect errors in data input but could be a sign of fraud; risk factors include limited experience in managing credit. If CarMax Auto Finance receives an application or credit file that is deemed to be irregular, incomplete or containing any of the risk factors identified in the decision rules, that application will be reviewed by an experienced credit underwriter. CarMax Auto Finance’s credit underwriters manually approve or decline applications in accordance with further decision rules designed to address these situations.

Credit scoring models are evaluated regularly and updated when performance data allows development of more predictive models. From time to time, CarMax Auto Finance reviews and makes modifications to other aspects of the credit offer, including the decision rules, score cut-offs and terms of the offer. In addition, CarMax Auto Finance may conduct limited scale testing in which it would originate a new segment of accounts and analyze the results as that segment of accounts matured. The receivables originated under any such modifications to aspects of the credit offer or limited scale testing are either automatically approved or they are approved after review by a credit underwriter based on decision rules established by CarMax Auto Finance. Any changes made to the credit scoring model or decision rules, as a result of a test or otherwise, may result in extensions of credit to obligors who would not have been offered credit under the pre-existing approach. The overall effect of these enhancements and modifications may be to materially change the overall credit quality of the portfolio of receivables originated under the Primary Underwriting Program. The credit performance of a pool of Receivables held by a trust may be affected by any such change in credit quality.

As all of its credit decisions are based on objective factors, CarMax Auto Finance does not consider any approved applications to constitute exceptions to its underwriting standards, unless an application was approved in violation of those standards. Any application determined by CarMax Auto Finance to have been inappropriately approved is ineligible for inclusion in a pool of receivables transferred to a trust.

Each installment sale contract originated by CarMax in connection with the sale of a new or used motor vehicle is secured by that vehicle. The maximum loan amount for each financed vehicle, representing the selling price of the financed vehicle plus sales tax, license fees and title fees, is determined based upon the creditworthiness of the related obligor(s) and is generally no more than 125% of the selling price of the financed vehicle. The actual amount financed is generally less than the maximum allowable loan amount. In each case where the amount financed exceeds the value of the related financed vehicle, CarMax Auto Finance has determined that the creditworthiness of the related obligor supports the additional loan amount. CarMax Auto Finance also finances extended service plan contracts and guaranteed asset protection (GAP) waiver agreements purchased with financed vehicles.

CarMax Auto Finance believes that the resale value of a vehicle purchased by an obligor will decline below the purchase price and, in some cases, will decline for a period of time below the principal balance outstanding on the related installment sale contract. CarMax Auto Finance regularly reviews the quality of its installment sale contracts to ensure compliance with its established policies and procedures.

Certain information concerning CarMax Auto Finance’s experience with respect to its portfolio of receivables originated under the Primary Underwriting Program, including previously sold receivables which CarMax Auto Finance continues to service, will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience on any pool of receivables transferred to a trust will be comparable to that information.

Additional Underwriting Programs

From time to time, CarMax Auto Finance may test, develop and implement credit scoring models, decision rules, and underwriting procedures that are separate from the credit scoring model, decision rules, and underwriting procedures for the Primary Underwriting Program (described above under “—Underwriting Procedures”) to evaluate and decision credit applications that did not result in an origination from CarMax Auto Finance’s credit evaluation under the Primary Underwriting Program. As described in “The Receivables— General—Criteria for Selecting the Receivables” in this prospectus, any receivables originated under any such separate underwriting program are ineligible to be included in a trust.

Servicing and Collection Procedures

The procedures described below relate to the servicing and collection of receivables originated under the Primary Underwriting Program.

CarMax Auto Finance services the receivables from its servicing center in Kennesaw, Georgia. CarMax offers obligors several payment method options, including by mail to a lockbox, by telephone, over the internet or in person at any CarMax location. Most payments received prior to the designated processing time on a business day are matched to an obligor and applied to that obligor’s account by CarMax Auto Finance on the day received.

The majority of obligors pay their obligation in a timely manner and do not require any collection efforts. When an account does become delinquent, CarMax Auto Finance employs additional collection efforts appropriate for the relative level of account risk.

CarMax Auto Finance measures delinquency by the number of days elapsed from the date a payment is due under an installment sale contract. CarMax Auto Finance considers a receivable to be delinquent when the related obligor fails to make a scheduled payment on or before the related due date. If a partial payment is received that is less than the regular monthly payment by more than a nominal amount determined by senior management and that deficiency is not cured on or before the related due date, the account will be considered delinquent. CarMax Auto Finance also uses an automated delinquency monitoring system, which assigns delinquent receivables to different categories of collection priority based on the number of days of delinquency.

CarMax Auto Finance manages its collection efforts using software that offers the ability to alter collections strategy according to individual account behavior and historical performance. Account risk is determined through an analysis of behavioral factors, such as credit risk at the initiation of the loan, the number of payments made, the level of historical delinquency and the number of times the obligor has failed to keep payment arrangements. CarMax Auto Finance reviews its collections strategy on a daily basis and uses optimization techniques to enhance the effectiveness of collection efforts.

CarMax Auto Finance’s collection efforts are divided into specific areas depending upon the level of delinquency. For accounts less than 30 days past due, early collectors focus on reaching the obligors through various contact methods depending on the level of delinquency and the history of the account. CarMax Auto Finance’s customer service representatives are trained to handle incoming calls from accounts that are fewer than 30 days past due. Accounts that reach a level of delinquency of 30 days or greater are typically assigned to the late collections group, where they are reviewed by senior-level collectors who analyze each account to determine collateral risk. Accounts that are 60 days past due or greater are assigned to specialized collectors trained to handle higher risk obligors by, among other things, communicating to them the collateral recovery process for the related vehicle.

Once a vehicle is in CarMax Auto Finance’s possession, the related obligor has a redemption period. Generally, during this period the obligor may redeem the vehicle by paying off the related receivable in full or, in some cases, by paying off all past due amounts. In either case, the obligor is also required to pay to CarMax Auto Finance the reasonable expenses incurred by CarMax Auto Finance in repossessing, holding and preparing the financed vehicle for disposition and arranging for its sale. In those states in which the UCC governs the redemption of financed vehicles, the obligor must be given reasonable notice of the date, time and place of any proposed public sale of a repossessed vehicle, or the date after which any proposed private sale of a repossessed vehicle may be held, and may redeem the vehicle at any time prior to sale. In most states in which laws other than the UCC govern the redemption of financed vehicles, the obligor must be given a specified period of time, usually between 10 and 30 days, to redeem a repossessed vehicle. At the conclusion of the redemption period, CarMax Auto Finance sells the vehicle and any remaining principal balance is charged off. Any deficiency remaining after the sale of the vehicle is pursued against the obligor to the extent deemed practical by CarMax Auto Finance and to the extent permitted by law. All repossession activities are carried out in accordance with applicable state law and related procedures adopted by CarMax Auto Finance. Other departments in the specialty collections group include recovery collections, retention, remarketing, skip tracing, legal and bankruptcy.

In general, CarMax Auto Finance charges off a receivable on the last business day of the month during which the earliest of the following occurs:

•	any payment, or any part of any payment, due under the receivable is 120 days or more delinquent as of the last business day of the month, whether or not CarMax Auto Finance has repossessed the motor vehicle securing the receivable;

•	CarMax Auto Finance has repossessed and liquidated the motor vehicle securing the receivable; and

•	CarMax Auto Finance determines in accordance with its customary practices that the receivable is uncollectible.

CarMax Auto Finance may extend the due date for one or more payments due on a receivable in accordance with its customary servicing policies and practices. Pursuant to the sale and servicing agreement, the cumulative extensions with respect to any receivable cannot cause the term of such receivable to extend beyond the final scheduled maturity date of the notes. If CarMax Auto Finance fails to comply with the foregoing, each receivable affected thereby will be repurchased in accordance with the sale and servicing agreement. In addition, pursuant to the sale and servicing agreement, CarMax Auto Finance may, in accordance with its customary servicing policies and practices, waive any late payment charge or any other fees that may be collected in the ordinary course of servicing the receivables.

While CarMax Auto Finance’s servicing policies have generally remained unchanged, CarMax Auto Finance continues to enhance its servicing platform through the utilization of technology. Most notably, the CarMax Account Management System (CAMS), an internally developed, proprietary account servicing system, serves as the primary platform for managing delinquency collection efforts as well as the workflow requirements of specialty collections. Telephony technology includes an auto dialer, an integrated voice response system and call recording software.

Physical Damage Insurance

In general, each installment sale contract requires the related obligor to obtain physical damage insurance covering loss or damage to the related financed vehicle. There can be no assurances, however, that each Financed Vehicle will at all times be covered by physical damage insurance.

GAP Waiver Agreements

Obligors may purchase a waiver agreement which provides for the cancellation of all or a portion of the remaining principal balance of the related receivable in certain events, including a casualty with respect to the related financed vehicle after application of any casualty insurance proceeds to the amount due under the receivable. The premium for the GAP waiver agreement is generally included in the amount financed under the receivable. The servicer will deposit any amounts paid under any insurance relating to a GAP waiver agreement into the related collection account.

THE SPONSOR

CarMax Business Services was formed in the State of Delaware on April 23, 2004 as a limited liability company. CarMax Business Services maintains its principal executive offices at 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238. Its telephone number is (804) 935-4512. See “The Transaction Parties—The Sponsor” in the related prospectus supplement for descriptions of CarMax Business Services’ business and securitization program.

THE DEPOSITOR AND SELLER

CarMax Auto Funding LLC was formed in the State of Delaware on August 6, 2003 as a limited liability company. The sole equity member of the Seller is CarMax Business Services. The Seller maintains its principal executive offices at 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238. Its telephone number is (804) 935-4512.

The Seller was organized principally for the limited purpose of purchasing receivables originated by CarMax Auto or an affiliate of CarMax Auto. The Seller has not and will not engage in any activity other than acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in receivables secured by the financed vehicles or originating one or more Delaware statutory trusts or common law trusts owning receivables secured by the financed vehicles. The Seller anticipates that, as seller, it will acquire receivables to be included in each trust from CarMax Business Services in privately negotiated transactions. Neither the Seller nor any of the Seller’s affiliates will insure or guarantee the receivables or the notes of any series.

The Seller will make various representations and warranties about the origination, characteristics and transfer of the receivables to each trust. The trust will have the right under the related sale and servicing agreement to cause the Seller to purchase receivables affected materially and adversely by breaches of the representations and warranties of the Seller made in the sale and servicing agreement. The Seller will be responsible for filing and maintaining the effectiveness of the financing statements that perfect the trust’s security interest in the receivables and other trust property.

In structuring these transactions, the Seller and CarMax Business Services have taken steps intended to ensure that the voluntary or involuntary application for relief by CarMax Business Services under the Bankruptcy Code or similar state laws will not cause the assets and liabilities of the Seller to be consolidated with those of CarMax Business Services. See “Material Legal Issues Relating to the Receivables—Certain Bankruptcy Considerations” for more information.

THE ISSUING ENTITY

The Seller will establish a separate Delaware statutory trust to issue each series of notes. The terms of each series of notes issued by each trust and additional information concerning the assets of each trust and any applicable credit or cash flow enhancement will be set forth in the related prospectus supplement.

The property of each trust will include a pool of motor vehicle retail installment sale contracts or motor vehicle retail installment loans originated under the Primary Underwriting Program by certain affiliates of CarMax Business Services, which contracts or loans will be secured by security interests in the Financed Vehicles consisting of new and used motor vehicles, and all payments received under such contracts or loans after the related Cutoff Date. On or prior to the Closing Date for each trust, CarMax Business Services will sell the receivables to the Seller and the Seller, in turn, will sell the receivables to the trust.

To the extent provided in the related prospectus supplement, CarMax Business Services will sell Subsequent Receivables to the Seller and the Seller, in turn, will sell the Subsequent Receivables to the trust as frequently as daily during the related Funding Period. A trust will purchase any Subsequent Receivables with amounts deposited in a pre-funding account. Up to 50% of the net proceeds from the sale of the notes issued by a trust may be deposited into a pre-funding account for the purchase of Subsequent Receivables. The Funding Period, if any, will not exceed the period of one year from and after the Closing Date.

The property of each trust will also include:

•	security interests in the related Financed Vehicles;

•	the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the Financed Vehicles or the related obligors;

•	CarMax Business Services’ and the Seller’s rights to certain documents and instruments relating to the receivables;

•	amounts as from time to time may be held in one or more accounts maintained for the trust;

•	any credit or cash flow enhancement specified in the prospectus supplement;

•	certain payments and proceeds with respect to the receivables held by the Servicer;

•	certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

•	any and all proceeds of the above items.

The trust’s rights and benefits with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders.

If the property of a trust includes motor vehicle retail installment loans, we will provide more specific information about the origination of the loans in the related prospectus supplement. The property of a trust may include a pool of notes secured by receivables and the related Financed Vehicles and all proceeds generated by the receivables and the Financed Vehicles. If the property of a trust includes secured notes, we will provide more specific information about the origination and servicing of the secured notes and the consequences of including secured notes in a trust in the related prospectus supplement.

THE SERVICER

The Servicer will service the receivables, either directly or through subservicers, held by each trust and will receive fees for its services. To facilitate the servicing of the receivables, each trust will authorize the Servicer to retain physical possession of the receivables held by each trust and other documents relating thereto as custodian for each trust and the related indenture trustee. Due to administrative burden and expense, the certificates of title for the Financed Vehicles will not be amended to reflect the sale and assignment of the security interests in the Financed Vehicles to each trust. See “Risk Factors—Interests of other persons in the receivables could reduce the funds available to make payments on your notes” and “Description of the Sale and Servicing Agreement—Sale and Assignment of Receivables.”

THE BACKUP SERVICER

The backup servicer for each series of notes, if any, will be specified in the related prospectus supplement. The backup servicer’s duties in connection with the related securitization transaction will be specified in the related prospectus supplement and principal documents.

THE TRUSTEES

The owner trustee for each trust and the indenture trustee with respect to the related notes will be specified in the related prospectus supplement. The liability of each trustee in connection with the issuance and sale of the notes will be limited solely to the express obligations of the trustee set forth in the applicable trust agreement or indenture. A trustee may resign at any time, in which event the administrator of the trust will be obligated to appoint a successor trustee. The trust or the administrator of each trust, as applicable, shall remove a trustee if:

•	the trustee ceases to be eligible to continue or is legally unable or incapable of acting as trustee under the applicable trust agreement or indenture; or

•	the trustee becomes insolvent.

In either of these circumstances, the administrator must appoint a successor trustee. If a trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

You will find the addresses of the principal offices of the trust and each trustee in the prospectus supplement.

THE RECEIVABLES

General

Criteria for Selecting the Receivables. The receivables to be held by each trust must satisfy various criteria, including that each receivable:

•	was originated under the Primary Underwriting Program;

•	is secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed;

•	was originated in the United States;

•	has a fixed or variable interest rate;

•	provides for level monthly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the related prospectus supplement; and

•	satisfies the other criteria, if any, set forth in the related prospectus supplement.

If so specified in the related prospectus supplement, a trust may include Subsequent Receivables. Subsequent Receivables will be originated as described under “The CarMax Business—Underwriting Procedures.” If the trust will include Subsequent Receivables, the prospectus supplement will provide information about the selection criteria for those Subsequent Receivables.

This prospectus describes CarMax’s underwriting procedures and guidelines, including the type of information reviewed in respect of each applicant, and the Servicer’s servicing procedures, including the steps customarily taken in respect of delinquent receivables and the maintenance of physical damage insurance. See “The CarMax Business.”

No selection procedures believed by CarMax Business Services to be adverse to the holders of notes of any series were or will be used in selecting the receivables for each trust. Terms of the receivables included in each trust which are material to investors will be described in the related prospectus supplement.

Simple Interest Receivables. Except as otherwise set forth in the related prospectus supplement, the receivables in each trust will be Simple Interest Receivables. Each monthly installment under a Simple Interest Receivable consists of an amount of interest which is calculated on the basis of the outstanding principal balance multiplied by the stated contract rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first, to interest accrued to the date of payment, then to any applicable late charges, then to principal due on the date of payment, then to any other fees due under the receivable that are not included in the original amount financed and then to reduce further the outstanding principal balance of the receivable. Accordingly, if an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

Conversely, if an obligor pays a fixed monthly installment after its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, the obligor under a Simple Interest Receivable pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

If the receivables included in a trust are not Simple Interest Receivables, the related prospectus supplement will describe the method of calculating interest on the receivables.

We Will Provide More Specific Information About the Receivables in the Prospectus Supplement. Information with respect to each pool of receivables included in a trust will be set forth in the related prospectus supplement, including, to the extent appropriate:

•	the portion of the receivables pool secured by new Financed Vehicles and by used Financed Vehicles;

•	the aggregate principal balance of the related receivables;

•	the average principal balance of the related receivables and the range of principal balances;

•	the number of receivables in the receivables pool;

•	the geographic distribution of the receivables in the receivables pool;

•	the average original amount financed and the range of original amounts financed;

•	the weighted average contract rate of interest and the range of such rates;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms;

•	the distribution by stated contract rate of interest; and

•	the weighted average FICO score and the range of FICO scores.

Static Pool Information About Previous Securitizations

Static pool information about prior pools of receivables originated under the Primary Underwriting Program that were securitized by CarMax Auto Finance will be provided in the accompanying prospectus supplement.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average lives of the notes of any trust will generally be influenced by the rate at which the principal balances of the receivables held by the trust are paid, which payment may be in the form of scheduled amortization or prepayments. “Prepayments” for these purposes includes the following circumstances:

•	prepayments by obligors, who may repay at any time without penalty;

•	the Seller may be required to repurchase a receivable sold to the trust if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach;

•	the Servicer may be obligated to purchase a receivable from the trust if certain breaches of covenants occur or if the Servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final scheduled Distribution Date for the notes specified in the related prospectus supplement;

•	partial prepayments, including those related to rebates of extended service plan contract costs and insurance premiums;

•	liquidations of the receivables due to default; and

•	partial prepayments from proceeds from physical damage, theft, credit life and credit disability insurance policies.

In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the notes of a trust on each Distribution Date since that amount will depend, in part, on the amount of principal collected on the trust’s receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the noteholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the notes of the trust.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer its Financed Vehicle without CarMax Business Services’ consent. These factors may also include unemployment, servicing decisions, seasoning of receivables, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the prepayment of a large group of receivables is the difference between the interest rates on the receivables and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the receivables, the rate of prepayments and refinancings would be expected to increase. Conversely, if the prevailing market interest rates were to increase significantly above the interest rates borne by the receivables, the rate of prepayments and refinancings would be expected to decrease.

The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the notes of the trust.

POOL FACTORS AND TRADING INFORMATION

The Servicer will provide to you in each monthly investor report a factor which you can use to compute your portion of the principal amount outstanding on the notes.

General

Calculation of the Factor For Your Class of Notes. The Servicer will compute a separate factor for each class of notes issued. The factor for each class of notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to that class indicating the remaining outstanding principal amount of that class as of the applicable Distribution Date. The Servicer will compute the factor for each class of notes, after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of that class.

Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes will be the product of:

•	the original denomination of your note; and

•	the factor relating to your class of notes computed by the Servicer in the manner described above.

The Pool Factors Will Decline as the Trust Makes Payments on the Notes

The factor for each class of notes will initially be 1.0000000 and will decline as the outstanding principal balance of that class is reduced. The outstanding principal balance of each class of notes will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the Seller or the Servicer and liquidations of the receivables.

Additional Information

The noteholders will receive reports on or about each Distribution Date concerning, with respect to the

Collection Period immediately preceding such Distribution Date, payments received on the related receivables, the outstanding principal balance of the related receivables, factors for each related class of notes and various other items of information.

In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Notes—Reports to Noteholders.”

USE OF PROCEEDS

Unless the related prospectus supplement provides for other applications, the net proceeds from the sale of the notes of a trust will be applied by the Seller:

•	to purchase the receivables from CarMax Business Services;

•	if the trust has a pre-funding account, to make the deposit into that account;

•	if the trust has a yield supplement account, to make the deposit into that account;

•	if the trust has a reserve account, to make the initial deposit into that account; and

•	for any other purposes specified in the prospectus supplement.

CERTAIN INFORMATION REGARDING THE NOTES

General

The prospectus supplement for each transaction will describe:

•	the timing, amount and priority of payments of principal and interest on each class of notes;

•	the interest rate for each class of notes or the formula for determining the interest rate;

•	the method for determining the amount of principal payments on each class of notes;

•	the priority of the application of the trust’s available funds to its expenses and payments on its notes; and

•	the method for allocating losses among each class of notes.

The rights of any class of notes to receive payments may be senior or subordinate to other classes of notes. A note may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments;

•	interest payments with disproportionate, nominal or no principal payments; or

•	residual cash flow remaining after all other classes have been paid.

Each class of notes entitled to receive interest payments may bear interest at a fixed rate of interest, a floating rate of interest or a combination of a fixed rate and a floating rate of interest as more fully described in this prospectus and in the related prospectus supplement. If a class of notes is redeemable, the related prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the notes issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust.

Payments of principal and interest on any class of notes will be made on a pro rata basis among all the noteholders of that class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the notes of that class will receive their pro rata share of the available amount. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of notes to be paid in planned amounts on specified Distribution Dates.

Fixed Rate Notes

Each class of fixed rate notes will bear interest at the applicable per annum interest rate specified in the related prospectus supplement. Interest on each class of fixed rate notes may be computed on the basis of a 360- day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Notes

Each class of floating rate notes will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate determined by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any, or as otherwise specified in the prospectus supplement.

The base rate of interest for any floating rate notes will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, swaps rates, United States government treasury securities rates, negotiable certificates of deposit rates or the prime rate.

A class of floating rate notes may also have either or both of the following (in each case expressed as a rate per annum):

•	a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; provided, that the interest rate applicable to any class of floating rate notes will in no event be higher than the maximum rate permitted by applicable law; and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

Each trust issuing floating rate notes may appoint a calculation agent to calculate interest rates on each class of its floating rate notes. The prospectus supplement will identify the calculation agent, if any, for each class of floating rate notes, which may be either the owner trustee or the indenture trustee with respect to the trust. All determinations of interest by a calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes. All percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

If the trust issues floating rate notes, it may enter into interest rate swaps or interest rate caps with counterparties to hedge the potential mismatch between the fixed interest rates on the receivables and the floating interest rates on the floating rate notes. If the trust enters into an interest rate swap, the trust will make fixed payments on a monthly basis to a swap counterparty and will receive payments based on the floating rate applicable to the notes. If the trust enters into an interest rate cap, the trust will make an upfront payment to a counterparty and will receive a payment on a monthly basis to the extent that the applicable floating rate exceeds a stated, or capped, amount. The material terms of these arrangements and information about the counterparties will be described in the prospectus supplement.

Book-Entry Registration

The notes will be available only in book-entry form except in the limited circumstances described under “—

Definitive Notes Only in Limited Circumstances” in this prospectus. All notes will be held in book-entry form by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A., or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Definitive Notes Only in Limited Circumstances

With respect to any class of notes issued in book-entry form, such notes will be issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

•	the administrator of the trust or the Servicer notifies the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the notes and the administrator or the indenture trustee, as the case may be, is unable to locate a qualified successor; or

•	after the occurrence of an Event of Default or an Event of Servicing Termination, holders representing not less than 51% of the outstanding principal amount of the notes of such class advise DTC and the indenture trustee in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the notes is no longer in the best interest of the holders of the notes.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC will notify all applicable noteholders of a given class through participants of the availability of Definitive Notes. Upon surrender by DTC of the Definitive Notes representing the corresponding notes and receipt of instructions for re- registration, the indenture trustee will reissue the notes as Definitive Notes to the noteholders.

Distributions of principal of, and interest on, the Definitive Notes will thereafter be made by the indenture trustee in accordance with the procedures set forth in the related indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the Record Date specified for such notes in the related prospectus supplement. The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or by wire transfer to the account designated in writing to the indenture trustee by the holder at least five Business Days prior to the related Record Date. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Definitive Note at the office or agency specified in the notice of final distribution to the applicable noteholders.

Definitive Notes will be transferable and exchangeable at the offices of the indenture trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Noteholders

On or prior to each Distribution Date, the Servicer or the administrator will prepare and provide to the related indenture trustee a statement to be delivered to the noteholders on such Distribution Date. Each statement to be delivered to the noteholders on a Distribution Date will include, to the extent applicable to those noteholders, the following information, and any other information so specified in the prospectus supplement, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

(1)	the amount of the distribution allocable to principal of each class of notes;

(2)	the amount of the distribution allocable to interest on or with respect to each class of notes;

(3)	the amount of the distribution allocable to draws from any reserve account or payments in respect of any other credit or cash flow enhancement arrangement;

(4)	the aggregate outstanding principal balance of the receivables in the trust as of the close of business on the last day of the related Collection Period;

(5)	the aggregate outstanding principal amount and the appropriate factor for each class of notes, each after giving effect to all payments reported under clause (1) above on that date;

(6)	the amount of the servicing fee paid to the Servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or any prior Collection Period, as the case may be;

(7)	the amount of the aggregate losses realized on the receivables during the related Collection Period, calculated as described in the related prospectus supplement;

(8)	previously due and unpaid interest payments, plus interest accrued on such unpaid interest to the extent permitted by law, if any, on each class of notes, and the change in these amounts from the preceding statement;

(9)	previously due and unpaid principal payments, plus interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of notes, and the change in these amounts from the preceding statement;

(10)	the aggregate amount to be paid in respect of receivables, if any, repurchased in respect of the related Collection Period;

(11)	the balance of any reserve account, if any, on that date, after giving effect to changes on that date;

(12)	the amount of advances to be made by the Servicer in respect of the related Collection Period;

(13)	for each Distribution Date during any Funding Period, the amount remaining in the pre-funding account;

(14)	for the first Distribution Date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the notes of the trust; and

(15)	the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of the credit or cash flow enhancement arrangement, and the change in any shortfall from the preceding statement.

Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the applicable indenture trustee will mail to each person who at any time during such calendar year was a noteholder and received any payment with respect to the trust a statement containing certain information for the purposes of the noteholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences.”

Notes Owned by the Trust, the Seller, the Servicer or their Affiliates

In general, any notes owned by the trust, the Seller, the Servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of notes, except that such notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents.

Limitation on Right to Institute Bankruptcy Proceedings

The related indenture trustee and each noteholder, by accepting the related notes or a beneficial interest therein, will covenant that they will not at any time institute against the Seller or the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

PRINCIPAL DOCUMENTS

In general, the operations of a trust will be governed by the following documents:

Document	Parties	Primary Purposes
Trust Agreement	The Seller and the owner trustee	Creates the trust as a Delaware statutory trust

Establishes the terms of the certificates and provides for the issuance of the certificates to the Seller

Directs how payments are to be made on the certificates

Establishes the rights of the certificateholders

Establishes the rights and duties of the owner trustee

Receivables Purchase Agreement	CarMax Business Services and the Seller	Transfers the receivables from CarMax Business Services to the Seller

Contains representations and warranties of CarMax Business Services concerning the receivables

Requires CarMax Business Services to repurchase receivables as to which certain representations and warranties are breached

Sale and Servicing Agreement	The trust, the Seller, the Servicer and the backup servicer (if any)	Transfers the receivables from the Seller to the trust

Contains representations and warranties of the Seller concerning the receivables

Requires the Seller to repurchase receivables as to which certain representations and warranties are breached

Appoints the Servicer and establishes the rights and duties of the Servicer

Document	Parties	Primary Purposes
Requires the Servicer to purchase receivables as to which certain servicing covenants are breached

Provides for compensation of the Servicer

Appoints and establishes the rights and duties of the backup servicer (if any)

Provides for compensation of the backup servicer (if any)

Indenture	The trust, as issuer of the notes, and the indenture trustee	Provides for the pledge of the receivables by the trust to the indenture trustee

Establishes the terms of the notes and provides for the issuance of the notes to the Seller

Directs how payments are to be made on the notes

Establishes the rights of the noteholders

Establishes the rights and duties of the indenture trustee

Administration Agreement	The trust, as issuer of the notes, CarMax Business Services and the indenture trustee	Establishes the duties of the administrator

The material terms of these documents are described throughout this prospectus and in the related prospectus supplement. Each prospectus supplement for a series will describe any material provisions of these documents as used in the related series that differ in a material way from the provisions described in this prospectus.

A form of each of these principal documents has been filed as an exhibit to the registration statement which includes this prospectus. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

THE TRUST AGREEMENT

The Seller will form each trust pursuant to a trust agreement between the Seller and the owner trustee. The trust will, concurrently with the transfer of the Receivables to the trust pursuant to the related sale and servicing agreement, issue the certificates to the Seller pursuant to the trust agreement. A form of the trust agreement has been filed as an exhibit to the registration statement which includes this prospectus. This summary describes the material provisions of the trust agreement common to the notes of each trust. The related prospectus supplement will give you additional information on any material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the trust agreement.

Amendment

The trust agreement may be amended from time to time by the Seller and the owner trustee, without the consent of the noteholders or certificateholders, with prior written notice to each Rating Agency and the administrator, to cure any ambiguity, to correct or supplement any provision in the trust agreement that may be inconsistent with any other provision in the trust agreement or in this prospectus or the related prospectus supplement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement which will not be inconsistent with other provisions of the trust agreement; provided, however, that no such amendment may materially adversely affect the interests of any noteholder or certificateholder. An amendment will be deemed not to materially adversely affect the interests of any noteholder or certificateholder if:

•	the person requesting the amendment obtains and delivers to the owner trustee an opinion of counsel to that effect; or

•	each Rating Agency confirms that the amendment would not result in a downgrading or withdrawal of its rating then assigned to any class of notes or, within ten Business Days of receiving notice of the amendment, does not provide notice that the amendment will result in a downgrading or withdrawal of its rating then assigned to any class of notes.

The trust agreement may also be amended from time to time by the Seller and the owner trustee, with the consent of the holders of notes evidencing not less than 51% of the aggregate principal amount of the notes or, if the notes have been paid in full, the holders of certificates evidencing not less than 51% of the aggregate certificate percentage interest and with prior written notice to each Rating Agency and the administrator, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders or certificateholders; provided, however, that no such amendment may:

•	increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders, or change the interest rate applicable to any class of notes, without the consent of all noteholders and certificateholders adversely affected by the amendment;

•	reduce the percentage of the aggregate principal amount of the notes or the percentage of the aggregate certificate percentage interest the consent of the holders of which is required for any amendment to the trust agreement without the consent of all noteholders and certificateholders adversely affected by the amendment; or

•	adversely affect the rating assigned by any Rating Agency to any class of notes without the consent of holders of notes evidencing not less than 66 2⁄3% of the aggregate principal amount of the notes of such class.

No amendment to the trust agreement will be permitted unless an opinion of counsel as to various tax matters is delivered to the owner trustee.

Termination

The obligations of the Seller and the owner trustee under each trust agreement will terminate, and the related trust will dissolve, upon the earlier of (i) the payment to the Servicer, the noteholders and the certificateholders of all amounts required to be paid to them under the indenture, the sale and servicing agreement and the trust agreement and (ii) the Distribution Date immediately following the month which contains the one year anniversary of the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining property in the trust.

DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

CarMax Business Services will sell the receivables to the Seller under the terms of a receivables purchase agreement between CarMax Business Services and the Seller. A form of the receivables purchase agreement has been filed as an exhibit to the registration statement which includes this prospectus. This summary describes the material provisions of the receivables purchase agreement common to the notes of each trust. The related prospectus supplement will give you additional information on any material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the receivables purchase agreement.

Sale and Assignment of Receivables

Sale and Assignment of Receivables. CarMax Business Services will transfer and assign to the Seller, without recourse, under a receivables purchase agreement its entire interest in the related receivables, including its security interests in the related Financed Vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the receivables purchase agreement. The prospectus supplement for each trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables, if any, will be transferred and assigned by CarMax Business Services to the Seller on each Subsequent Transfer Date.

Representations and Warranties. CarMax Business Services will represent and warrant to the Seller in each receivables purchase agreement, among other things, that at the date of issuance of the related notes or at the applicable Subsequent Transfer Date:

•	each receivable has been originated by an affiliate of CarMax Business Services under the Primary Underwriting Program in the ordinary course of business in connection with the sale of a new or used motor vehicle to an obligor whose mailing address is located in one of the states of the United States or the District of Columbia and contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

•	each receivable and the sale of the related Financed Vehicle complies in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Consumer Financial Protection Bureau Regulations B and Z, the Servicemembers Civil Relief Act and state adaptations of the National Consumer Act and the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

•	each receivable represents the genuine, legal, valid and binding payment obligation in writing of the related obligor, enforceable by the holder thereof in all material respects in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

•	immediately prior to the transfer of each receivable by CarMax Business Services to the Seller, such receivable was secured by a valid, binding and enforceable first priority perfected security interest in favor of CarMax Business Services in the related Financed Vehicle, which security interest has been validly assigned by CarMax Business Services to the Seller;

•	no receivable is subject to any right of rescission, setoff, counterclaim or defense, and CarMax Business Services has no knowledge of any such right having been asserted or threatened with respect to any receivable;

•	CarMax Business Services has no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes, relating to a Financed Vehicle that are prior to, or equal or coordinate with, the security interest in such Financed Vehicle created by the related receivable;

•	except for payment defaults continuing for a period of not more than 30 days as of the Cutoff Date, CarMax Business Services has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable has occurred or that a continuing condition that with notice or lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable has arisen, and CarMax Business Services has not waived any such event or condition;

•	each obligor has obtained or agreed to obtain physical damage insurance covering the related Financed Vehicle in accordance with CarMax Business Services’ normal requirements; and

•	any other representations and warranties that may be set forth in the related prospectus supplement.

The Seller will assign its rights under each receivables purchase agreement to the related trust under the related sale and servicing agreement.

Repurchase of Receivables. In general, if CarMax Business Services breaches a representation or warranty set forth in a receivables purchase agreement and such breach shall not have been cured by the close of business on the last day of the Collection Period which includes the 30th day after the date on which CarMax Business Services becomes aware of, or receives written notice of, such breach and such breach materially and adversely affects the interest of the Seller, the trust or the noteholders in any receivable, CarMax Business Services will repurchase such receivable from the Seller on the Distribution Date immediately following such Collection Period at a price equal to the related Purchase Amount. Alternatively, if so specified in the related prospectus supplement, CarMax Business Services will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute receivable described in the related prospectus supplement. The repurchase obligation, or, if applicable, the substitution alternative with respect thereto, constitutes the sole remedy available to the Seller for any such uncured breach.

Termination

The obligations of CarMax Business Services, except for its indemnity obligations, and the Seller under each receivables purchase agreement will terminate upon the termination of the related trust as provided in the trust agreement.

DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

The Seller will sell the receivables to the trust and the Servicer will service the receivables on behalf of the trust under the terms of a sale and servicing agreement among the trust, the Seller, the Servicer and the backup servicer, if any. A form of the sale and servicing agreement has been filed as an exhibit to the registration statement which includes this prospectus. This summary describes the material provisions of the sale and servicing agreement common to the notes of each trust. The related prospectus supplement will give you additional information on any material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the sale and servicing agreement.

Sale and Assignment of Receivables

Sale and Assignment of Receivables. The Seller will transfer and assign to the related trust, without recourse, under a sale and servicing agreement, its entire interest in the receivables transferred and assigned by CarMax Business Services to the Seller under the related receivables purchase agreement, including its security interests in the related Financed Vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the sale and servicing agreement. The prospectus supplement for each trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables, if any, will be transferred and assigned by the Seller to the trust on each Subsequent Transfer Date and will specify the maximum aggregate amount of Subsequent Receivables that the Seller may transfer and assign to the trust.

Representations and Warranties. The Seller will represent and warrant to the related trust in each sale and servicing agreement, among other things, that at the date of issuance of the related notes or at the applicable Subsequent Transfer Date:

•	each receivable has been originated by an affiliate of CarMax Business Services under the Primary Underwriting Program in the ordinary course of business in connection with the sale of a new or used motor vehicle to an obligor whose mailing address is located in one of the states of the United States or the District of Columbia and contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

•	each receivable and the sale of the related Financed Vehicle complies in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Consumer Financial Protection Bureau Regulations B and Z, the Servicemembers Civil Relief Act and state adaptations of the National Consumer Act and the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

•	each receivable represents the genuine, legal, valid and binding payment obligation in writing of the related obligor, enforceable by the holder thereof in all material respects in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

•	immediately prior to the transfer of each receivable by CarMax Business Services to the Seller, such receivable was secured by a valid, binding and enforceable first priority perfected security interest in favor of CarMax Business Services in the related Financed Vehicle, which security interest has been validly assigned by CarMax Business Services to the Seller and by the Seller to the trust;

•	no receivable is subject to any right of rescission, setoff, counterclaim or defense, and the Seller has no knowledge of any such right having been asserted or threatened with respect to any receivable;

•	the Seller has no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes, relating to a Financed Vehicle that are prior to, or equal or coordinate with, the security interest in such Financed Vehicle created by the related receivable;

•	except for payment defaults continuing for a period of not more than 30 days as of the Cutoff Date, the Seller has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable has occurred or that a continuing condition that with notice or lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable has arisen, and the Seller has not waived any such event or condition;

•	each obligor has obtained or agreed to obtain physical damage insurance covering the related Financed Vehicle in accordance with the CarMax Business Services’ normal requirements; and

•	any other representations and warranties that may be set forth in the related prospectus supplement.

Repurchase of Receivables. In general, if the Seller breaches a representation or warranty set forth in a sale and servicing agreement and such breach shall not have been cured by the close of business on the last day of the Collection Period which includes the 30th day after the date on which the Seller becomes aware of, or receives written notice of, such breach and such breach materially and adversely affects the interest of the related trust in any receivable, the Seller will repurchase such receivable from the trust on the Distribution Date immediately following such Collection Period at a price equal to the related Purchase Amount. Alternatively, if so specified in the related prospectus supplement, the Seller will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute receivable described in the related prospectus supplement. The obligation of the Seller to repurchase a receivable will not be conditioned on performance by CarMax Business Services of its obligation to repurchase a receivable from the Seller. The repurchase obligation, or, if applicable, the substitution alternative with respect thereto, constitutes the sole remedy available to the noteholders or the indenture trustee in respect of each trust for any such uncured breach.

Servicing of Receivables. To assure uniform quality in servicing the receivables and to reduce administrative costs, each trust will designate the Servicer to service and administer the receivables held by the trust and, as custodian on behalf of the trust, to maintain possession of the installment sale contracts or installment loan agreements and any other documents relating to the receivables. To reduce administrative costs, the installment sale contracts or installment loan agreements and any other documents relating to the receivables will not be physically segregated from other similar documents that are in the Servicer’s possession or otherwise stamped or marked to reflect the transfer to the trust and the obligors under the receivables will not be notified of the transfer. However, UCC financing statements reflecting the transfer of the receivables by the Seller to the trust will be filed and the Servicer’s accounting records and computer systems will be marked to reflect such transfer. Because the receivables will remain in the Servicer’s possession and will not be stamped or otherwise marked to reflect the transfer to the trust, the trust’s interest in the receivables could be defeated if a subsequent purchaser were to obtain physical possession of the receivables without knowledge of such transfer. See “Material Legal Issues Relating to the Receivables—Security Interests in the Financed Vehicles.”

Accounts

The Servicer will establish and maintain for each trust, in the name of the related indenture trustee on behalf of the related noteholders, one or more collection accounts into which all payments made on or with respect to the related receivables will be deposited. The Servicer will establish and maintain with the related indenture trustee one or more note payment accounts in the name of such indenture trustee on behalf of the related noteholders, into which amounts released from the collection account and any other accounts of the trust for payment to such noteholders will be deposited and from which all payments to such noteholders will be made.

Any other accounts to be established with respect to a trust, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

A firm of independent certified public accountants will furnish to the related owner trustee and the related indenture trustee an annual statement attesting to the Servicer’s assessment of its compliance with certain minimum servicing criteria during the preceding 12 months (or, in the case of the first certificate, from the related Closing Date), including criteria regarding cash collection and administration. There will be no other independent verification of the deposits to or withdrawals from the collection account or other trust accounts for any trust.

All funds on deposit in the trust accounts will be invested by the related indenture trustee, as directed by the Servicer, in Permitted Investments as provided in the related sale and servicing agreement. Permitted Investments are generally limited to obligations or securities that mature on or before the Business Day preceding the Distribution Date following the Collection Period during which the investment is made or on or before the Business Day preceding the next Distribution Date in the case of funds on deposit in the reserve account. Thus, the amount of cash available in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables, as provided in the related prospectus supplement, exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders could result, which could, in turn, increase the average life of the notes of the related trust. All net investment earnings on funds on deposit in the trust accounts will be deposited in the related collection account or distributed as provided in the related prospectus supplement.

The trust accounts will be maintained as Eligible Deposit Accounts, which satisfy certain requirements of the Rating Agencies.

Servicing Procedures

The Servicer will make reasonable efforts to collect all payments due with respect to the receivables held by each trust and will, consistent with the related sale and servicing agreement, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sale contracts or installment loans originated under the Primary Underwriting Program that it services for itself or others. The Servicer may, consistent with its normal procedures, defer a payment on a receivable or otherwise modify the payment schedule of a receivable. The Servicer may be obligated to purchase a receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond the date set forth in the related prospectus supplement or, if set forth in the prospectus supplement, it changes the contract rate of interest or the total amount or number of scheduled payments of such receivable. If the Servicer determines that eventual payment in full of a receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the related Financed Vehicle at a public or private sale or the taking of any other action permitted by applicable law.

Collections

The Servicer will deposit all amounts received on or in respect of the receivables held by each trust into the related collection account within two Business Days after such receipt; provided, however, that the Servicer will not be required to deposit such amounts into the collection account until the Business Day preceding the Distribution Date following the Collection Period during which such amounts were received at any time that and for so long as:

•	CarMax Business Services is the Servicer;

•	no Event of Servicing Termination shall have occurred and be continuing; and

•	each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied.

To the extent set forth in the related prospectus supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of amounts received on or in respect of the receivables. If the Servicer is permitted to deposit amounts received on or in respect of the receivables on a monthly basis, it may invest such amounts at its own risk and for its own benefit pending deposit into the collection account and need not segregate such amounts from its own funds. If the Servicer were unable to remit such funds to the collection account, noteholders might incur a loss.

All amounts received on or in respect of a receivable during any Collection Period will be applied first to any outstanding advances made by the Servicer with respect to such receivable and then to the scheduled payment.

Simple Interest Advances

If so provided in the related prospectus supplement, the Servicer may, on the Business Day preceding any Distribution Date, make a Simple Interest Advance with respect to the preceding Collection Period to the extent that the Servicer determines that such advance will be recoverable from subsequent collections or recoveries on the related receivables or on other Simple Interest Receivables in the related trust or from any other source of funds identified in such prospectus supplement. If the Simple Interest Advance with respect to any Collection Period is a negative amount, that amount will be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, if a Simple Interest Receivable becomes a Defaulted Receivable, the amount of accrued and unpaid interest owing on that receivable, but not including interest for the Collection Period, shall be withdrawn from the collection account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances in the priority set forth in the related prospectus supplement. No advances of principal will be made with respect to Simple Interest Receivables. The Servicer will deposit all Simple Interest Advances into the related collection account on the Business Day preceding the Distribution Date following the Collection Period during which the related interest payment was due.

Servicing Compensation and Expenses

The Servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to a specified percentage per annum of the outstanding principal balance of the related receivables as of the first day of that Collection Period. The servicing fee percentage applicable to each trust will be specified in the related prospectus supplement. If so specified in the prospectus supplement with respect to any trust, the Servicer also may be entitled to receive as a supplemental servicing fee for each Collection Period any late, prepayment and other administrative fees and expenses collected during that Collection Period and, if so specified in the related prospectus supplement, the net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The Servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the Distribution Date following that Collection Period.

The servicing fee and the supplemental servicing fee are intended to compensate the Servicer for performing the functions of a third party servicer of the receivables as an agent for the related trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections and policing the collateral. The fees will also compensate the Servicer for administering the receivables, including making advances, accounting for collections, furnishing monthly and annual statements to the related owner trustee and indenture trustee with respect to distributions and generating federal income tax information for the related trust. The fees, if any, also will reimburse the Servicer for certain taxes, the fees of the related owner trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the receivables.

Distributions

All distributions of principal and interest, or, where applicable, of principal or interest only, on each class of notes entitled thereto will be made by the related indenture trustee to the related noteholders beginning on the Distribution Date specified in the related prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders of each trust will be set forth in the related prospectus supplement. On each Determination Date, the Servicer will determine the amount in the collection account available to make distributions to noteholders on the following Distribution Date and will direct the indenture trustee to make such distributions as described in the related prospectus supplement.

Credit and Cash Flow Enhancement

The amounts and types of credit or cash flow enhancement, if any, and the provider thereof, if applicable, for any class of notes will be described in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit or cash flow enhancement may include the following:

•	structural features such as subordination where one or more junior classes of notes absorb losses before more senior classes and “turbo” payments where interest as well as principal collections on the receivables are used to repay a class or classes of notes and no amounts are paid to the holders of the certificates until such class or classes are paid;

•	one or more reserve accounts or other cash deposits available to cover servicing fees, other fees and expenses specified in the related prospectus supplement, interest payments on the notes and certain payments of principal of the notes if collections on the receivables are insufficient;

•	overcollateralization, which is the amount by which the principal balance of the receivables exceeds the principal amount of the notes;

•	excess interest collections on the receivables available to cover servicing fees, other fees and expenses specified in the related prospectus supplement, interest payments on the notes and certain payments of principal of the notes;

•	third party payments, guarantees, surety bonds, insurance policies, liquidity facilities, letters of credit or loan agreements that pay amounts specified in the prospectus supplement if other assets of the trust are insufficient to make required payments or if assets of the trust are unavailable, such as collections held by the Servicer at the time of a bankruptcy proceeding;

•	guaranteed investment contracts or guaranteed rate agreements under which, in exchange for either a fixed one-time payment or a series of periodic payments, the trust receives specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the prospectus supplement;

•	yield supplement discount arrangements for low interest rate receivables where the payments due under certain of these receivables are discounted both at the applicable contract rate and at a higher rate and the aggregate difference of the discounted payments in each Collection Period is subtracted from the pool balance in order to increase the amount of principal required to be paid on each Distribution Date;

•	interest rate swaps where the trust makes fixed payments on a monthly basis to a swap counterparty and receives a floating payment based on an index of interest rates for debt specified in the prospectus supplement and interest rate caps where the trust makes a fixed one-time payment to a cap counterparty and receives a payment on a monthly basis to the extent that an index of interest rates for debt specified in the prospectus supplement exceeds a stated, or capped, amount; or

•	any combination of two or more of the foregoing.

If specified in the related prospectus supplement, credit or cash flow enhancement for a class of notes may cover one or more other classes of notes of the same series.

The credit or cash flow enhancement for any class of notes is intended to enhance the likelihood of receipt by the noteholders of that class of the full amount of principal and interest due on the notes and to decrease the likelihood that the noteholders will experience losses. The credit or cash flow enhancement for a class of notes may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest due on the notes. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders will bear their allocable share of deficiencies as described in the related prospectus supplement. If so provided in the related prospectus supplement, the Seller may replace the credit or cash flow enhancement for any class of notes with another form of credit or cash flow enhancement without the consent of the related noteholders, provided the Rating Agencies confirm in writing that such substitution will not result in the reduction or withdrawal of the rating of any class of notes of the related trust or, after providing ten Business Days’ prior notice, the Seller has not received a notice from any Rating Agency that such substitution will result in a reduction or withdrawal of the then current rating assigned by such Rating Agency to any class of notes of the related trust.

Reserve Accounts. If so provided in the related prospectus supplement, a reserve account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related prospectus supplement and, if the related trust has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in this reserve account will be increased on each Distribution Date thereafter up to the specified reserve fund balance by the deposit of certain excess interest collections in respect of the receivables collected during the related Collection Period remaining after noteholders have been paid amounts owed to them and after the Servicer has been reimbursed for any outstanding advances and paid all applicable servicing compensation with respect to that Collection Period. The Servicer, however, will account to the indenture trustee and the noteholders with respect to each trust as if all deposits, distributions and transfers were made individually. The related prospectus supplement may specify one or more additional reserve accounts from which one or more classes of notes may benefit.

Evidence as to Compliance

Each sale and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related owner trustee and the related indenture trustee an annual statement attesting to the Servicer’s assessment of its compliance with certain minimum servicing criteria during the preceding 12 months (or, in the case of the first certificate, from the related Closing Date), including criteria regarding cash collection and administration. There will be no other independent verification of the deposits to or withdrawals from the collection account or other trust accounts for any trust.

Each sale and servicing agreement will provide for delivery to the related owner trustee and the related indenture trustee substantially simultaneously with the delivery of the accountants’ statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under that agreement throughout the preceding 12 months (or, in the case of the first certificate, from the related Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each default.

Copies of these statements and certificates may be obtained by noteholders by a request in writing addressed to the indenture trustee.

Certain Matters Regarding the Servicer

Each sale and servicing agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except:

•	upon a determination that the Servicer’s performance of its duties is no longer permissible under applicable law; or

•	upon the appointment of a successor servicer and upon each Rating Agency then rating any of the related notes confirming that the rating then assigned to each class of notes will not be reduced or withdrawn by that Rating Agency as a result of that resignation and appointment or, within ten Business Days of receiving notice of that resignation and appointment, not providing notice that the rating then assigned to any class of notes will be reduced or withdrawn by that Rating Agency as a result of that resignation and appointment.

No resignation will become effective until the related indenture trustee or a successor servicer has assumed the servicing obligations and duties under the sale and servicing agreement. The Servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any noteholder or the confirmation of any rating assigned to the notes. The Servicer will, however, remain responsible and liable for its duties under those agreements as if it had made no delegations.

Each sale and servicing agreement will provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related trust or the related noteholders for taking any action or for refraining from taking any action thereunder or for errors in judgment; provided, however, that neither the Servicer nor any other person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of the Servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder.

Each sale and servicing agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the related receivables and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of any sale and servicing agreement and the rights and duties of the parties thereto and the interests of the related noteholders thereunder. In that event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Servicer.

Each sale and servicing agreement will provide, under the circumstances specified therein, that any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the sale and servicing agreement.

Events of Servicing Termination

The following events will constitute “Events of Servicing Termination” under each sale and servicing agreement:

•	the Servicer shall fail to make any required payment or deposit under the sale and servicing agreement and that failure shall continue unremedied beyond the earlier of five Business Days following the date that payment or deposit was due or, in the case of a payment or deposit to be made no later than a Distribution Date or the Business Day preceding a Distribution Date, that Distribution Date or preceding Business Day, as applicable;

•	the Servicer shall fail to deliver to the indenture trustee, the owner trustee, the backup servicer, the Seller, CarMax Business Services, each paying agent and each Rating Agency the monthly report relating to the payment of amounts due to noteholders and that failure shall continue unremedied beyond the earlier of three Business Days following the date that report was due and the Business Day preceding the related Distribution Date;

•	the Servicer shall fail to observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement that materially and adversely affects the rights of the Seller or the noteholders and that failure shall continue unremedied for 60 days after written notice of that failure shall have been given to the Servicer by the Seller, the backup servicer, the owner trustee or the indenture trustee, or to the Seller, CarMax Business Services, the Servicer, the backup servicer, the owner trustee and the indenture trustee, by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•	any representation or warranty of the Servicer made in the sale and servicing agreement or in any certificate delivered pursuant thereto or in connection therewith, other than any representation or warranty relating to a receivable that has been purchased by the Servicer, shall prove to have been incorrect in any material respect as of the time when made and that breach shall continue unremedied for 30 days after written notice of that breach shall have been given to the Servicer by the Seller, the backup servicer, the owner trustee or the indenture trustee, or to the Seller, CarMax Business Services, the Servicer, the backup servicer, the owner trustee and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•	the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the Servicer or its property as specified in the sale and servicing agreement; and

•	any other events set forth in the related prospectus supplement.

Rights Upon Event of Servicing Termination

If an Event of Servicing Termination shall have occurred and be continuing under a sale and servicing agreement, the indenture trustee or the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may terminate all of the rights and obligations of the Servicer under the sale and servicing agreement. If the rights and obligations of the Servicer under the sale and servicing agreement have been terminated and there is a backup servicer, the backup servicer will succeed to all of the responsibilities, duties and liabilities of the Servicer under the sale and servicing agreement, except as expressly set forth in the sale and servicing agreement, and will be entitled to similar compensation arrangements. If the rights and obligations of the Servicer under the sale and servicing agreement have been terminated and there is no backup servicer, the indenture trustee or a successor Servicer appointed by the indenture trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Servicing Termination other than that appointment has occurred and is continuing, that trustee or similar official may have the power to prevent a transfer of servicing. If the indenture trustee is unwilling or unable to act as successor Servicer, it may appoint, or petition a court of competent jurisdiction to appoint, a successor Servicer with a net worth of not less than $50,000,000 and whose regular business includes the servicing of motor vehicle retail installment sale contracts or installment loans. The indenture trustee may arrange for compensation to be paid to the successor Servicer, which may not be greater than the servicing compensation paid to the Servicer under the sale and servicing agreement without the prior written consent of the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class. The predecessor Servicer will be obligated to pay the costs and expenses associated with the transfer of servicing to the successor Servicer. Such amounts, if not paid by the predecessor Servicer, will be paid out of collections on the receivables.

Waiver of Past Events of Servicing Termination

The holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may, on behalf of all noteholders, waive any Event of Servicing Termination and its consequences, except a default in making any required deposits to or payments from the collection account, the note payment account, the certificate payment account or the reserve account in accordance with the sale and servicing agreement. No waiver of a default by the Servicer in the performance of its obligations under the sale and servicing agreement will impair the rights of the noteholders with respect to any subsequent or other Event of Servicing Termination.

Amendment

Each sale and servicing agreement may be amended from time to time by the parties thereto with the consent of the indenture trustee, but without the consent of the noteholders, to cure any ambiguity, to correct or supplement any provision in the sale and servicing agreement that may be inconsistent with any other provision in the sale and servicing agreement or in this prospectus or the related prospectus supplement or to add, change or eliminate any other provisions with respect to matters or questions arising under the sale and servicing agreement that are not inconsistent with the provisions of the sale and servicing agreement; provided, however, that no such amendment may materially adversely affect the interests of any noteholder. An amendment will be deemed not to materially adversely affect the interests of any noteholder if:

•	the person requesting the amendment obtains and delivers to the owner trustee and the indenture trustee an opinion of counsel to that effect; or

•	each Rating Agency confirms that the amendment would not result in a downgrading or withdrawal of its rating then assigned to any class of notes or, within ten Business Days of receiving notice of the amendment, does not provide notice that the amendment will result in a downgrading or withdrawal of its rating then assigned to any class of notes.

Each sale and servicing agreement may also be amended from time to time by the parties thereto with the consent of the indenture trustee and the consent of the holders of notes evidencing at least 66  2⁄3% of the aggregate principal amount of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement, or of modifying in any manner the rights of the noteholders; provided, however, that no such amendment may:

•	increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the receivables or distributions that are required to be made for the benefit of the noteholders, or change the interest rate applicable to any class of notes or the required reserve account amount, without the consent of all noteholders adversely affected by the amendment; or

•	reduce the percentage of the aggregate principal amount of the Controlling Class the consent of the holders of which is required for any amendment to the sale and servicing agreement without the consent of all noteholders adversely affected by the amendment.

No amendment to the sale and servicing agreement will be permitted unless an opinion of counsel as to various tax matters is delivered to the indenture trustee, the owner trustee and the Seller.

Termination

The obligations of the Servicer, the backup servicer, if any, the Seller and the owner trustee under each sale and servicing agreement will terminate upon the earlier of the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables and the payment to the noteholders of the related trust of all amounts required to be paid to them under the indenture.

If so provided in the related prospectus supplement, in order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase the receivables held by any trust on any Distribution Date following the last day of a Collection Period as of which the aggregate principal balance of such receivables is 10% or less of the aggregate principal balance of the receivables held by such trust as of the related Cutoff Date or under such other circumstances as may be specified in such prospectus supplement. The purchase price for the receivables will equal the aggregate of the related Purchase Amounts as of the end of the preceding Collection Period, after giving effect to the application of any monies collected on the receivables. The purchase price for the receivables will not be less than the outstanding principal balance of the notes plus accrued and unpaid interest thereon.

If so provided in the related prospectus supplement, the indenture trustee will, within ten days following the first Distribution Date as of which the aggregate principal balance of the receivables held by the related trust is equal to or less than a percentage specified in such prospectus supplement of the aggregate principal balance of the receivables held by such trust as of the related Cutoff Date, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the indenture trustee receives satisfactory bids as described in the prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

Any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above.

DESCRIPTION OF THE INDENTURE

Each trust will issue one or more classes of notes under the terms of an indenture between the trust and the related indenture trustee. A form of indenture has been filed as an exhibit to the registration statement which includes this prospectus. This summary describes the material provisions of the indenture common to the notes of each trust. The related prospectus supplement will give you additional information on any material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

Events of Default

The following events will constitute “Events of Default” under each indenture:

•	a default in the payment of interest on any note of the Controlling Class for five or more Business Days;

•	a default in the payment of principal of any note on the related final scheduled Distribution Date;

•	a material default in the observance or performance of any other covenant or agreement of the trust made in the indenture and such default not having been cured for a period of 60 days after written notice thereof has been given to the trust by the Seller or the indenture trustee or to the trust, the Seller and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•	any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the trust by the Seller or the indenture trustee or to the trust, the Seller and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; and

•	any other events set forth in the related prospectus supplement.

The amount of principal due and payable on a class of notes on any Distribution Date prior to the related final scheduled Distribution Date generally will be limited to amounts available to pay principal. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for that class of notes.

Rights Upon Event of Default

If an Event of Default shall have occurred and be continuing, the indenture trustee or the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may, upon prior written notice to each Rating Agency and the administrator, declare the notes immediately due and payable by written notice to the trust (and to the indenture trustee if given by the holder of notes), CarMax Funding and the Servicer. Any declaration of acceleration by the indenture trustee or the holders of notes may be rescinded by the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class at any time before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if the trust has deposited with the indenture trustee an amount sufficient to pay all principal of and interest on the notes and all other amounts then due as if the Event of Default giving rise to the declaration of acceleration had not occurred and all Events of Default, other than the nonpayment of principal of the notes that has become due solely as a result of the acceleration, have been cured or waived.

If the notes have been declared immediately due and payable by the indenture trustee or the holders of notes following an Event of Default, the indenture trustee may, and at the direction of the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class shall, institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the trust, or elect to maintain the property of the trust and continue to apply proceeds from the property of the trust as if there had been no declaration of acceleration. The indenture trustee may not, however, sell the property of the trust following an Event of Default, other than a default for five or more Business Days in the payment of interest on the notes of the Controlling Class or a default in the payment of any required principal payment on the notes, unless:

•	the holders of all the outstanding notes consent to the sale, excluding notes held by the Seller, CarMax Business Services or any of their respective affiliates;

•	the proceeds of the sale will be sufficient to pay in full the principal of and interest on the outstanding notes; or

•	the indenture trustee determines that the property of the trust would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due had the notes not been declared due and payable and the holders of notes evidencing not less than 66 2⁄3% of the aggregate principal amount of the Controlling Class consent to the sale.

The indenture trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the property of the trust to pay principal of and interest on the notes on an ongoing basis. Any money received as a result of the sale of trust property will first be applied to pay any fees and expenses due to the indenture trustee.

If the property of the trust is sold following an Event of Default and the proceeds of that sale are not sufficient to pay in full the principal amount of and all accrued but unpaid interest on the notes, the indenture trustee will withdraw available amounts from any reserve account in respect of that shortfall.

If a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default shall have occurred and be continuing, the related indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and a successor trustee may be appointed for one or more of such classes of notes. If any amounts remain unpaid with respect to the then most senior class of notes outstanding, only the trustee for that class of notes will have the right to exercise remedies under the indenture (but the other classes of notes will be entitled to their respective shares of any proceeds of enforcement, subject to their subordination to each more senior class of notes as described herein), and only the noteholders from the then most senior class of notes outstanding will have the right to direct or consent to any action to be taken, including sale of the trust property, until that particular class of notes is paid in full. Upon repayment in full of the most senior class of notes outstanding, all rights to exercise remedies under the indenture will transfer to the trustee for the then most senior class of notes outstanding, and for so long as any amounts remain unpaid with respect to that class of notes, only the trustee for that class of notes will have the right to exercise remedies under the indenture.

If an Event of Default shall have occurred and be continuing, the indenture trustee generally will be under no obligation to exercise any of its rights or powers under the related indenture at the request or direction of any of the holders of the notes if the indenture trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. The holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class will have the right, subject to certain limitations contained in the related indenture, to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee.

No holder of a note will have the right to institute any proceeding with respect to the related indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing Event of Default;

•	the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

•	the indenture trustee has for 60 days after such notice, request and offer of indemnity failed to institute the proceeding; and

•	no direction inconsistent with such request has been given to the indenture trustee during such 60-day period by the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class.

If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of noteholders, each holding notes evidencing less than 51% of the aggregate principal amount of the Controlling Class, the indenture trustee in its sole discretion will determine what action, if any, will be taken with respect to such requests.

The indenture trustee and the holders of notes, by accepting the notes, will covenant that they will not at any time institute against the related trust or the Seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to any trust, neither the related indenture trustee nor the related owner trustee in its individual capacity, nor any holder of a certificate, if any, representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the related indenture.

The right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder’s consent.

Waiver of Past Defaults

Prior to acceleration of the maturity of the notes, the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may waive any past default or Event of Default, other than a default in payment of principal of or interest on the notes or in respect of any covenant or other provision in the related indenture that cannot be amended, supplemented or modified without the unanimous consent of the noteholders. No such waiver will impair the rights of holders of notes with respect to any subsequent default or Event of Default.

Covenants

Each trust will be subject to the covenants described below, as provided in the related indenture.

Restrictions on Merger and Consolidation. Each trust may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized and existing under the laws of the United States, any state of the United States or the District of Columbia;

•	the entity formed by or surviving the consolidation or merger expressly assumes the trust’s obligation to make due and punctual payments of principal of and interest on the related notes and to perform or observe every agreement and covenant of the trust under the indenture;

•	no event that is, or with notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing immediately after the consolidation or merger;

•	the trust has been advised that the ratings of the notes of the trust then in effect would not be reduced or withdrawn by any Rating Agency or, after providing ten Business Days’ prior notice, the trust has not received a notice from any Rating Agency that such merger or consolidation will result in a reduction or withdrawal of the then current rating assigned by such Rating Agency to any class of notes as a result of the consolidation or merger;

•	the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder, if any;

•	any action that is necessary to maintain the lien and security interest created by the related indenture shall have been taken; and

•	the indenture trustee and the Seller have received an opinion of counsel and an officer’s certificate each stating that the consolidation or merger satisfies all requirements under the related indenture.

Other Negative Covenants. Each trust will not, among other things:

•	except as expressly permitted by the documents relating to the trust, sell, transfer, exchange or otherwise dispose of any of its properties or assets;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the related notes, other than amounts properly withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon the trust;

•	dissolve or liquidate in whole or in part;

•	permit the lien of the related indenture to be subordinated or otherwise impaired;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens and except as may be created by the terms of the related indenture;

•	permit the lien of the related indenture not to constitute a valid and perfected first priority security interest in the assets of the trust, other than with respect to tax, mechanics’ or certain other liens;

•	engage in any activities other than financing, acquiring, owning, pledging and managing the receivables as contemplated by the documents relating to the trust and activities incidental to such activities; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes or indebtedness otherwise permitted by the documents relating to the trust.

List of Noteholders

Any three or more holders of the notes of any trust may, by written request to the related indenture trustee accompanied by a copy of the communication that the requesting noteholders propose to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the trust.

Annual Compliance Statement

Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, the indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by the indenture trustee that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all such notes.

Modification of Indenture

Each trust and the related indenture trustee may, without the consent of the related noteholders, with prior written notice to each Rating Agency and the administrator, enter into one or more supplemental indentures for the purpose of, among other things, adding to the covenants of the trust for the benefit of the noteholders, curing any ambiguity, correcting or supplementing any provision of the related indenture which may be inconsistent with any other provision of the indenture, this prospectus or the related prospectus supplement or adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture which will not be inconsistent with other provisions of the indenture; provided, however, that no such supplemental indenture may materially adversely affect the interests of any noteholder.

Each trust and the related indenture trustee may, with the consent of the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class and with prior written notice to each Rating Agency and the administrator, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of the noteholders under the indenture; provided, however, that no such supplemental indenture may materially adversely affect the rights of any noteholder or, without the consent of all noteholders affected by such supplemental indenture:

•	change the final scheduled Distribution Date or the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate or the redemption price with respect to any note, change the application of collections on or the proceeds of a sale of the property of the trust to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

•	impair the right to institute suit for the enforcement of provisions of the related indenture regarding certain payments;

•	reduce the percentage of the aggregate principal amount of the Controlling Class or of the notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modify or alter (A) the provisions of the second proviso to the definition of the term Outstanding; or (B) the definition of Note Balance or the definition of Controlling Class;

•	reduce the percentage of the aggregate principal amount of the Controlling Class or of the notes the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the property of the trust after an Event of Default if the proceeds of the sale or liquidation would be insufficient to pay in full the principal amount of and accrued but unpaid interest on the outstanding notes;

•	reduce the percentage of the aggregate principal amount of the Controlling Class or of the notes the consent of the holders of which is required to amend the sections of the related indenture which specify the applicable percentage of the aggregate principal amount of the Controlling Class or of the notes of the trust necessary to amend the indenture or any of the other documents relating to the trust;

•	affect the calculation of the amount of interest or principal payable on any note on any Distribution Date, including the calculation of any of the individual components of such calculation;

•	affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

A supplemental indenture will be deemed not to materially adversely affect the interests of any noteholder if:

•	the person requesting the supplemental indenture obtains and delivers to the related indenture trustee an opinion of counsel to that effect; or

•	each Rating Agency confirms that the supplemental indenture would not result in a downgrading or withdrawal of its rating then assigned to any class of notes or, within ten Business Days of receiving notice of the supplemental indenture, does not provide notice that the supplemental indenture will result in a downgrading or withdrawal of its rating then assigned to any class of notes.

No supplemental indenture will be permitted unless an opinion of counsel is delivered to the indenture trustee to the effect that the supplemental indenture will not materially adversely affect the taxation of any note or any holder of notes, or adversely affect the tax status of the related trust.

No supplemental indenture will be effective without the prior written consent of the related owner trustee if the supplemental indenture would adversely modify the amount or timing of distributions to be made to such owner trustee under the related indenture.

The Indenture Trustee

The indenture trustee for each series of notes will be specified in the related prospectus supplement.

Duties of the Indenture Trustee. Except upon the occurrence and during the continuation of an Event of Default, the indenture trustee:

•	will perform those duties and only those duties that are specifically set forth in the related indenture;

•	may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture as to the truth of the statements and the correctness of the opinions expressed in those certificates or opinions; and

•	will examine any certificates and opinions which are specifically required to be furnished to the indenture trustee under the indenture to determine whether or not they conform to the requirements of the indenture.

If an Event of Default shall have occurred and be continuing, the indenture trustee will be required to exercise the rights and powers vested in it by the related indenture and to use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Compensation; Indemnification. The administrator of each trust will pay to the indenture trustee from time to time reasonable compensation for its services, reimburse the indenture trustee for all expenses, advances and disbursements reasonably incurred or made by it, including expenses associated with the appointment of a successor indenture trustee, and indemnify the indenture trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including reasonable attorneys’ fees, incurred by it in connection with the administration of the trust and the performance of its duties under the related indenture; provided, however, that the administrator will not indemnify the indenture trustee for, or hold it harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The indenture trustee will not be liable:

•	for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts;

•	for any action it takes or omits to take in good faith in accordance with directions received by it from the noteholders in accordance with the terms of the related indenture; or

•	for interest on any money received by it except as it and the trust may agree in writing.

The indenture trustee will not be deemed to have knowledge of any Event of Default unless a responsible officer of the indenture trustee has actual knowledge of the default or has received written notice of the default in accordance with the related indenture.

Replacement of Indenture Trustee

The indenture trustee may resign at any time by notifying the trust, the administrator, the Seller and the noteholders. Additionally, if a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of such classes. In any such case, the indenture will provide for the appointment of a successor indenture trustee for such classes.

The holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may remove the indenture trustee without cause and, following that removal, may appoint a successor indenture trustee. The trust will be required to remove the indenture trustee if:

•	the indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture;

•	the indenture trustee is adjudged to be bankrupt or insolvent;

•	a receiver or other public officer takes charge of the indenture trustee or its property; or

•	the indenture trustee otherwise becomes incapable of acting.

Upon the resignation or removal of the indenture trustee, or the failure of the noteholders to appoint a successor indenture trustee following the removal of the indenture trustee without cause, the administrator will be required promptly to appoint a successor indenture trustee under the indenture. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of such appointment by the successor indenture trustee.

DESCRIPTION OF THE ADMINISTRATION AGREEMENT

CarMax Business Services will enter into an administration agreement with each trust and the related indenture trustee under which it will agree, to the extent provided in the administration agreement, to provide the notices and to perform other obligations of the trust required by the related indenture, sale and servicing agreement and trust agreement. The administrator will be entitled to a monthly administration fee as compensation for the performance of its obligations under the administration agreement and as reimbursement for its expenses related thereto, which fee will be paid by the Servicer. The obligations of CarMax Business Services under each administration agreement will terminate upon dissolution of the related trust.

MATERIAL LEGAL ISSUES RELATING TO THE RECEIVABLES

Security Interests in the Receivables

The receivables are “tangible chattel paper” as defined in the UCC. Under the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. CarMax Business Services and the Seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Seller and the trust in the related receivables. The Servicer will hold the receivables transferred to each trust, either directly or through subservicers, as custodian for the related indenture trustee and the trust. The Seller will take all action that is required to perfect the rights of the indenture trustee and the trust in the receivables. However, the receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the trust. If, through inadvertence or otherwise, another party purchases or takes a security interest in the receivables for new value in the ordinary course of business and takes possession of the receivables without actual knowledge of the trust’s interest, such other purchaser or secured party will acquire an interest in the receivables superior to the interest of the trust. The Seller and the Servicer will be obligated to take those actions which are necessary to protect and perfect the trust’s interest in the receivables and their proceeds.

Security Interests in the Financed Vehicles

The receivables evidence the credit sale of motor vehicles by an affiliate of CarMax Business Services to obligors. The receivables also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.

CarMax Business Services will be obligated to have taken all actions necessary under the laws of the state in which a Financed Vehicle is located to perfect the security interest in the Financed Vehicle, including, where applicable, by having a notation of the lien recorded on the Financed Vehicle’s certificate of title or, if appropriate, by perfecting the security interest in the Financed Vehicle under the UCC. Because the Servicer will continue to service the receivables, the obligors on the receivables will not be notified of the sales from CarMax Business Services to the Seller or from the Seller to the trust, and no action will be taken to record the transfer of the security interest from CarMax Business Services to the Seller or from the Seller to the trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

Each receivables purchase agreement will provide that CarMax Business Services will assign to the Seller its interests in the Financed Vehicles securing the related receivables. Each sale and servicing agreement will provide that the Seller will assign its interests in the Financed Vehicles securing the related receivables to the trust. However, because of the administrative burden and expense, none of CarMax Business Services, the Seller, the Servicer or the related indenture trustee will amend any certificate of title to identify either the Seller or the trust as the new secured party on the certificate of title relating to a Financed Vehicle nor will any entity execute and file any transfer instrument. In addition, the Servicer or the custodian will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the indenture trustee in accordance with the sale and servicing agreement.

In most states, the assignments under the receivables purchase agreement and the sale and servicing agreement will be effective to convey the security interest of CarMax Business Services in a Financed Vehicle without amendment of any lien noted on a vehicle’s certificate of title or re-registration of the vehicle, and the trust will succeed to CarMax Business Services’ rights as secured party upon the transfer from the Seller. However, in those states in which re-registration of a Financed Vehicle is not necessary to convey a perfected security interest in the Financed Vehicle to the trust, the trust’s security interest could be defeated through fraud or negligence because the trust will not be listed as legal owner on the related certificate of title. Moreover, in other states, in the absence of an amendment and re-registration, a perfected security interest in the Financed Vehicles may not have been effectively conveyed to the trust. In most of those other states, however, in the absence of fraud, forgery or administrative error by state recording officials, the notation of CarMax Business Services or its affiliate as lienholder on the certificate of title will be sufficient to protect the trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. UCC financing statements with respect to the transfer of CarMax Business Services’ security interest in the Financed Vehicles to the Seller and with respect to the transfer of the Seller’s security interest in the Financed Vehicles to the trust will be filed.

If CarMax Business Services failed to obtain a first priority perfected security interest in a Financed Vehicle, its security interest and, therefore, that of the trust would be subordinate to, among others, subsequent purchasers of that Financed Vehicle or subsequent creditors who take a perfected security interest in that Financed Vehicle. CarMax Business Services will represent and warrant to the Seller in each receivables purchase agreement, and the Seller will represent and warrant to the related trust in each sale and servicing agreement, that all action necessary for CarMax Business Services to obtain a perfected security interest in each Financed Vehicle has been taken. If this representation and warranty is breached and not cured with respect to a Financed Vehicle, CarMax Business Services will be required to repurchase the related receivable from the Seller and the Seller will be required to repurchase the related receivable from the trust.

In most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract or installment loan to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to maintain perfection of its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the obligor procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, the Servicer will take the necessary steps to maintain perfection of its security interest upon receipt of notice of re-registration. Similarly, when an obligor sells a Financed Vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of the security interests in the Financed Vehicles.

Release of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. Failure to comply with these detailed requirements could result in liability to the trust or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York recently passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

In most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over a perfected security interest in the vehicle. The Internal Revenue Code also grants priority to certain federal tax liens over a perfected security interest in a motor vehicle. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. CarMax Business Services will represent and warrant to the Seller in each receivables purchase agreement, and the Seller will represent and warrant to the related trust in each sale and servicing agreement, that, as of the related Closing Date, it has no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes, relating to a Financed Vehicle that are prior to, or equal or coordinate with, the security interest in such Financed Vehicle created by the related receivable. If this representation and warranty is breached and not cured with respect to a Financed Vehicle, CarMax Business Services will be required to repurchase the related receivable from the Seller and the Seller will be required to repurchase the related receivable from the trust. However, a prior or equal lien for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustees or the noteholders in the event such a lien arises, and any prior or equal lien arising after the Closing Date for a trust would not give rise to a repurchase obligation.

Enforcement of Security Interests in Financed Vehicles

The Servicer, on behalf of each trust, may take action to enforce a security interest in a Financed Vehicle securing the related receivables by repossession and resale of the Financed Vehicle. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid balance.

The proceeds of resale of the repossessed vehicles generally will be applied first to the satisfaction of the indebtedness and then to the expenses of resale and repossession. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or, if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Certain Bankruptcy Considerations

CarMax Business Services and the Seller have taken steps in structuring the transactions contemplated by this prospectus and the related prospectus supplement to reduce the risk that a bankruptcy filing with respect to CarMax Business Services would adversely affect the notes or that the Seller would become a debtor in a voluntary or involuntary bankruptcy case. However, there can be no assurance that payments on the notes will not be delayed or reduced as a result of a bankruptcy proceeding.

CarMax Business Services and the Seller each intend that each transfer of receivables from CarMax Business Services to the Seller be treated as a sale. However, if CarMax Business Services were to become a debtor in a bankruptcy case, a court could take the position that a transfer should be treated as a pledge of the receivables to secure indebtedness of CarMax Business Services rather than a sale. If a court were to reach such a conclusion, or if an attempt were made to litigate the issue, delays or reductions in payments on the related notes could occur. In addition, if a transfer of receivables from CarMax Business Services to the Seller is treated as a pledge rather than a sale, a tax or government lien on the property of CarMax Business Services arising before the transfer of a receivable to the Seller may have priority over the Seller’s interest in that receivable and, if CarMax Business Services is the Servicer, a court may conclude that the trust does not have a perfected interest in cash collections on the receivables commingled with general funds of CarMax Business Services. The Seller and CarMax Business Services intend, and CarMax Business Services will represent and warrant to the Seller in each receivables purchase agreement, that each transfer of receivables from CarMax Business Services to the Seller constitutes a sale of the receivables rather than a pledge of the receivables to secure indebtedness of CarMax Business Services. In addition, the Seller will receive a reasoned opinion of counsel on each Closing Date that, subject to various assumptions and qualification, the transfer of receivables from CarMax Business Services to the Seller should properly constitute a sale for bankruptcy purposes. However, there can be no assurance that a court would not conclude that a transfer of receivables should be treated as a pledge.

If CarMax Business Services were to become a debtor in a bankruptcy case, a court could take the position that the assets and liabilities of the Seller should be substantively consolidated with the assets and liabilities of CarMax Business Services, in which case the receivables would be included in the estate of CarMax Business Services even if the transfer of the receivables from CarMax Business Services to the Seller were treated as a sale. The Seller and CarMax Business Services have taken steps in structuring the transactions contemplated by this prospectus and the related prospectus supplement to reduce the risk of substantive consolidation. The limited liability company agreement of the Seller contains provisions restricting the activities of the Seller and requiring the Seller to follow specific operating procedures designed to support its treatment as an entity separate from CarMax Business Services. In addition, the Seller will receive a reasoned opinion of counsel on each Closing Date that, subject to various assumptions and qualification, in the event of a bankruptcy filing with respect to CarMax Business Services, the assets and liabilities of the Seller should not properly be substantively consolidated with the assets and liabilities of CarMax Business Services. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of CarMax Business Services. If a court were to reach such a conclusion, or if an attempt were made to litigate the issue, delays or reductions in payments on the related notes could occur.

The Dodd-Frank Act

Orderly Liquidation Authority. The Dodd-Frank Wall Street Reform and Consumer Protection Act established the Orderly Liquidation Authority under which the Federal Deposit Insurance Corporation is authorized to act as receiver of a non-bank financial company and its subsidiaries. OLA differs from the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including CarMax Business Services, the Seller or the trust, or such company’s creditors.

Potential Applicability to CarMax Business Services, the Seller and the Trust. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that:

•	the company is in default or in danger of default;

•	the failure of the company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States;

•	no viable private sector alternative is available to prevent the default of the company; and

•	an OLA proceeding would mitigate these effects.

There can be no assurance that the OLA provisions would not be applied to CarMax Business Services, although we expect that OLA will be used only very rarely. The Seller or the trust could, under certain circumstances, also be subject to OLA.

FDIC’s Avoidance Power Under OLA. The provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If CarMax Business Services were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by CarMax Business Services or the Seller perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers, with the result that the receivables securing the notes could be reclaimed by the FDIC and noteholders may have only an unsecured claim against CarMax Business Services or the Seller, as applicable.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. On July 6, 2011, the FDIC adopted a final regulation which, among other things, codifies the advisory opinion. Based on the advisory opinion and this regulation, a transfer of receivables by CarMax Business Services to the Seller that has been perfected by the filing of a UCC financing statement should not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA. If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

•	that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the Seller and the trust; and

•	that, until the FDIC adopts a regulation addressing the application of the FDIC’s powers of repudiation under OLA, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the Bankruptcy Code.

CarMax Business Services and the Seller intend that the sale of the receivables by CarMax Business Services to the Seller will constitute a “true sale” between separate legal entities under applicable state law. As a result, CarMax Business Services believes that the FDIC would not be able to recover the receivables using its repudiation power.

The advisory opinion does not bind the FDIC and could be modified or withdrawn in the future. There can be no assurance that future regulations or subsequent FDIC actions in an OLA proceeding involving CarMax Business Services, the Seller or the trust would not be contrary to this opinion.

Regardless of whether the sale of the receivables by CarMax Business Services to the Seller is respected as a legal true sale, as receiver for CarMax Business Services, the Seller or the trust, the FDIC could, among other things:

•	require the trust, as assignee of CarMax Business Services and the Seller, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables;

•	if the trust were a covered subsidiary, require the indenture trustee for the notes to go through an administrative claims procedure to establish its rights to payment on the notes;

•	request a stay of legal proceedings to liquidate claims or otherwise enforce contractual and legal remedies against CarMax Business Services or a covered subsidiary, including the trust;

•	if the trust were a covered subsidiary, assert that the indenture trustee was subject to a 90-day stay on its ability to liquidate claims or otherwise enforce contractual and legal remedies against the trust;

•	repudiate CarMax Business Services’ ongoing servicing obligations under a sale and servicing agreement such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of the sale and servicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

If the FDIC, as receiver for CarMax Business Services, the Seller or the trust, were to take any of the actions described above, payments on the notes would be delayed and may be reduced.

If the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the notes issued by the trust. In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the notes is greater than the principal amount of the notes and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in- Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Servicemembers Civil Relief Act, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

The so-called “Holder-in-Due-Course Rule” of the Federal Trade Commission has the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in- Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement and would create an obligation of the Seller to repurchase the receivable unless the breach were cured.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor’s repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

CarMax Business Services will represent and warrant to the Seller in each receivables purchase agreement, and the Seller will represent and warrant to the related trust in each sale and servicing agreement, that each related receivable complies as of the related Closing Date in all material respects with all requirements of law. If an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust’s interest in a receivable, and that violation is not cured, CarMax Business Services would be required to repurchase the receivable from the Seller and the Seller would be required to repurchase the receivable from the trust.

Other Matters

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Servicemembers Civil Relief Act, an obligor who enters the military service after the origination of that obligor’s receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s receivable and is later called to active duty) is entitled to have the interest rate reduced and capped at 6% per annum for the duration of the military service, may be entitled to a stay of proceedings on foreclosures and similar actions and may have the maturity of the loan extended or the payments lowered and the payment schedule adjusted. In addition, pursuant to the laws of various states, under certain circumstances residents thereof called into active duty with the National Guard or the reserves can apply to a court to delay payments on retail installment contracts or installment loans such as the receivables. Application of any of the foregoing acts or other similar acts under state law would adversely affect, for an indeterminate period of time, the ability of the Servicer to foreclose on an affected receivable during the obligor’s period of active duty status. Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the related trust’s rights with respect to the receivable and the related Financed Vehicle in a timely fashion.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of notes to investors who purchase the notes in the initial distribution and who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. The summary does not purport to deal with all federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders that are insurance companies, financial institutions, regulated investment companies, dealers in securities or currencies, tax-exempt entities, holders that hold the notes as part of a hedge, straddle, “synthetic security” or other integrated transaction for United States federal income tax purposes and holders whose functional currency is not the United States dollar.

The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and judicial or administrative authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Kirkland & Ellis LLP, as federal tax counsel to the Seller, regarding certain federal income tax matters discussed below. A legal opinion, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes and related terms, parties and documents applicable to the trust. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes. As a result, the IRS may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes. The discussion below does not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

Unless otherwise specified, the following summary relates only to holders of the notes that are United States Persons. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of the notes that is a partnership and partners in such partnership should consult their tax advisors about the United States federal income tax consequences of holding and disposing of the notes.

Kirkland & Ellis LLP, as federal tax counsel to the Seller, is of the opinion that, assuming compliance with all of the provisions of the applicable agreements, for federal income tax purposes:

•	the notes will be characterized as indebtedness unless otherwise stated in the prospectus supplement; and

•	the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

For more information about the tax treatment of the notes, see “—Tax Consequences to Holders of the Notes—Treatment of the Notes as Indebtedness” and “—Possible Alternative Treatments of the Notes.”

Tax Characterization of the Trust

The opinion of Kirkland & Ellis LLP that the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes will be based on the assumption that the terms of the trust agreement and related documents will be complied with by the parties thereto.

Because the trust will not be taxable as a corporation, it will necessarily be taxed as a partnership, a “grantor” trust or a disregarded entity. Unless the notes are not treated as indebtedness for federal income tax purposes, the differences among these three entities should not affect the noteholders for federal income tax purposes. If, contrary to the opinion of Kirkland & Ellis LLP and the expectation of CarMax Business Services, the notes were treated as equity in the trust, the classification of the trust as a partnership or a grantor trust could have adverse tax consequences to noteholders.

If a trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the receivables and may possibly be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The noteholders will agree by their purchase of notes to treat the notes as indebtedness for federal income tax purposes. In the opinion of Kirkland & Ellis LLP, except as otherwise provided in the related prospectus supplement, the notes will be classified as indebtedness for federal income tax purposes. The discussion below assumes that this characterization is correct.

Original Issue Discount (“OID”), etc. The discussion below assumes that all payments on the notes are denominated in United States dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the Treasury regulations relating to OID (or, the original issue discount regulations), and that any OID on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e.,  1⁄4% of their principal amount multiplied by their weighted average maturities included in their term, all within the meaning of the original issue discount regulations.

If the notes were treated as being issued with OID that was not de minimis, a noteholder would be required to include OID in income as interest over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID had accrued as of the date of the interest distribution and had not been allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders might be required to report income on the notes in advance of the receipt of cash attributable to that income.

Interest Income on the Notes. Based on the foregoing assumptions, except as discussed in the following paragraph (and subject to any additional disclosure set forth in the related prospectus supplement), the notes will not be considered to have been issued with original issue discount except that the notes may be issued with de minimus original issue discount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the original issue discount regulations, a holder of a note issued with a de minimis amount of original issue discount must include any original issue discount in income, on a pro rata basis, as principal payments are made on the note.

A holder of a note having a fixed maturity of one year or less, known as a “Short-Term Note,” may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount and original issue discount previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less. The deductibility of capital losses is subject to certain limitations. We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a note.

Foreign Holders. Interest payments made, or accrued, to a noteholder who is a Foreign Person that is an individual or corporation for federal income tax purposes generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, provided that reporting requirements are met as described in “—Tax Consequences to Holders of the Notes—Foreign Account Tax Compliance”, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person satisfies certain requirements, including the requirements that the Foreign Person:

•	is not actually or constructively a “10 percent shareholder” of the trust or the Seller (including a holder of 10% of the certificates), a “controlled foreign corporation” with respect to which the trust or the Seller is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8BEN or W-8BEN-E or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person’s name and address.

If such interest received by a Foreign Person is not portfolio interest, then it will be subject to withholding tax unless the Foreign Person provides a properly executed IRS Form W-8BEN or W-8BEN-E claiming an exemption from or reduction in withholding under the benefit of a tax treaty or an IRS Form W-8ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States. If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates. A Foreign Person other than an individual or corporation (or an entity treated as such for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in case of notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and, in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to backup withhold a certain portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Foreign Account Tax Compliance. The “Foreign Account Tax Compliance Act” or “FATCA” significantly changes the reporting requirements imposed on certain Foreign Persons, including certain foreign financial institutions and investment funds.

Under the FATCA provisions, foreign financial institutions (which include hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles regardless of their size) must comply with new information reporting rules with respect to their U.S. account holders and investors or confront a new withholding tax on U.S. source payments made to them. A foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will be subject to a new 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments are U.S. source payments otherwise subject to nonresident withholding tax and also include the entire gross proceeds from the sale of any equity or debt instruments of U.S. issuers. The new FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain). Treasury is authorized to provide rules for implementing the FATCA withholding regime within the existing nonresident withholding tax rules. The FATCA provisions also impose new information reporting requirements and increase related penalties for United States Persons. IRS guidance provides that the withholding tax on interest payments will be imposed on or after July 1, 2014 and that the withholding tax on gross proceeds from a disposition of debt instruments will be imposed on or after January 1, 2017. Potential investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the notes.

Each holder of a note or an interest therein, by acceptance of such note or such interest therein, will be deemed to have agreed to provide to the indenture trustee upon the request of the indenture trustee, or to and upon the request of any paying agent or the issuer, (i) properly completed and signed tax certifications, for a U.S. person, on IRS Form W-9 and, for a non-U.S. person, on the appropriate IRS Form W-8 and (ii) to the extent any FATCA withholding or deduction is applicable, information sufficient to eliminate the imposition of, or determine the amount of, such withholding or deduction under FATCA. The indenture trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to any holder of a note or an interest therein that fails to comply with the requirements of the preceding sentence.

Medicare Surtax on Net Investment Income.

Under the Health Care and Education Reconciliation Act of 2010, certain individuals, estates and trusts are required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, interest and proceeds of sale in respect of securities like the notes, subject to certain exceptions. This surtax applies for taxable years beginning January 1, 2013. Prospective investors should consult with their own tax advisors regarding the effect, if any, of this provision on their ownership and disposition of the notes.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Kirkland & Ellis LLP, the IRS successfully asserted that one or more of the notes did not represent indebtedness for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences. In such a scenario the publicly traded partnership, taxable as a corporation, would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of Kirkland & Ellis LLP, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests, and thus the trust would likely be taxed as a partnership. Treatment of the notes as equity interests in such a partnership could result in adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be “unrelated business taxable income,” income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

CERTAIN STATE TAX CONSEQUENCES

The activities of servicing and collecting the receivables will be undertaken by the Servicer. Because of the variation in each state’s tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes in all of the state taxing jurisdictions in which they are already subject to tax. We suggest that noteholders consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes.

The federal and state tax discussions set forth above are included for information only and may not be applicable depending upon a noteholder’s particular tax situation. We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

MATERIAL CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLAN INVESTORS

The depositor may elect to make any series of notes available for purchase by Benefit Plan Investors or by employee benefit plans or arrangements not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (collectively with Benefit Plan Investors, “Plan Investors”). The availability of any series of notes for purchase by Plan Investors will be addressed under the caption “Material Considerations for ERISA and Other U.S. Employee Benefit Plan Investors” in the related prospectus supplement. Before purchasing any notes offered by the depositor, each person acquiring such notes with the assets of a Plan Investor should consult with its legal advisors in light of the considerations discussed under such caption of the related prospectus supplement as well as the considerations discussed below.

Title I of ERISA requires fiduciaries of Benefit Plan Investors subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. In addition, fiduciaries of Benefit Plan Investors are prohibited from causing such Benefit Plan Investors to engage in certain transactions with persons that are “parties in interest” under Section 406 of ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code with respect to such Benefit Plan Investors. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of such benefit plan. The acquisition or holding of notes by or on behalf of a Benefit Plan Investor could give rise to a prohibited transaction if the depositor, the servicer, the issuing entity, the owner trustee or the indenture trustee, any swap counterparty, any administrator, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan Investor.

Exemptions from the prohibited transaction rules could apply to the purchase and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide exemptions for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor or by reason of certain relationships with such a service provider (excluding any party in interest that is a fiduciary, or an affiliate of a fiduciary, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that the Benefit Plan Investor receives no less, nor pays no more, than adequate consideration for the transaction.

Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided might or might not cover all acts which might constitute or result in prohibited transactions. There can be no assurance that any exemption will be available with respect to any particular transaction involving the notes. Prospective purchasers that intend to use the assets of a Benefit Plan Investor to acquire notes should consult with their legal advisors regarding the applicability of any such exemption.

In addition, certain transactions involving the issuing entity might be deemed to constitute or result in “prohibited transactions” under Title I of ERISA or Section 4975 of the Internal Revenue Code if the assets of the issuing entity were deemed, under the Plan Asset Regulation, to include the “plan assets” of Benefit Plan Investors who have acquired “equity interests” in the issuing entity. The Plan Asset Regulation includes several exceptions from such deemed plan asset status on which the depositor or the issuing entity may or may not elect to rely. The plan asset status of the issuing entity will be discussed under the caption “Material Considerations for ERISA and Other U.S. Employee Benefit Plan Investors” in the related prospectus supplement for any offered series of notes.

Plan Investors that are not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, such as “governmental plans” (as defined by Section 3(32) of ERISA) or certain “church plans” (as defined by Section 3(33) of ERISA) may be subject to other U.S. federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code. Such Plan Investors should consult with their legal advisors regarding such provisions of law and their relevance to the acquisition of any notes offered by the depositor.

Investors will be required to make, or will be deemed to have made, certain representations, warranties and covenants relating to their “plan asset” status and acquisition of any notes offered by the depositor. Any such representations or warranties will be discussed under the caption “Material Considerations for ERISA and Other U.S. Employee Benefit Plan Investors” in the related prospectus supplement for such offered notes.

PLAN OF DISTRIBUTION

The notes of each series that are offered by this prospectus and the related prospectus supplement will be offered through one or more of the following methods. The related prospectus supplement will provide specified details as to the method of distribution for the offering.

Sales Through Underwriters

If specified in the related prospectus supplement, on the terms and conditions set forth in an underwriting agreement with respect to the notes of a given series, the Seller will agree to sell, or cause the related trust to sell, to the underwriters named in the related prospectus supplement the notes of the trust specified in the underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes of the related trust set forth in the related prospectus supplement and the underwriting agreement.

Each prospectus supplement will either:

•	set forth the price at which each class of notes being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes; or

•	specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of the notes, the public offering prices and the concessions may be changed.

Each underwriting agreement will provide that each of CarMax Business Services and the Seller will jointly and severally indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

Each trust may, from time to time, invest the funds in its trust accounts in investments acquired from such underwriters or from the Seller.

Under each underwriting agreement with respect to a given trust, the closing of the sale of any class of notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that trust, some of which may not be registered or may not be publicly offered. The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

The underwriters may make a market in the notes, but they are not obligated to do so. In addition, any market-making may be discontinued at any time at their sole discretion.

Underwriting

Until the distribution of the notes of a series being offered pursuant to this prospectus and the related prospectus supplement is completed, rules of the SEC may limit the ability of the related underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the notes.

The underwriters may make short sales in the notes being sold in connection with an offering (i.e., they sell more notes than they are required to purchase in the offering). This type of short sale is commonly referred to as a “naked” short sale because the related underwriters do not have an option to purchase these additional notes in the offering. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the related underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes.

The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase notes in the open market to reduce the underwriters’ short position or to stabilize the price of such notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those notes as part of the offering.

In general, purchases of a note for the purpose of stabilization or to reduce a short position could cause the price of the note to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a note to the extent that it were to discourage resales of the note.

Neither the Seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the Seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Other Placements of Notes

To the extent set forth in the related prospectus supplement, notes of a given series may be offered by placements with institutional investors through dealers or by direct placements with institutional investors.

The prospectus supplement with respect to any notes offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the Seller and purchasers of notes.

Purchasers of notes, including dealers, may, depending upon the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of notes. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

LEGAL OPINIONS

Certain legal matters relating to the notes of any series, including certain federal income tax matters, have been passed upon for the Seller by Kirkland & Ellis LLP, Chicago, Illinois. Certain legal matters relating to each trust that is a Delaware statutory trust have been passed upon for the Seller by Richards, Layton & Finger, P.A., Wilmington, Delaware. Sidley Austin LLP, San Francisco, California will act as counsel for the underwriters of each series.

GLOSSARY OF TERMS

Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Benefit Plan Investor” means any:

•	“employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary requirements of ERISA;

•	“plan” described in Section 4975(e)(1) of the Internal Revenue Code, including individual retirement accounts and Keogh plans; or

•	entity whose underlying assets include “plan assets” within the meaning of the Plan Asset Regulation by reason of a plan’s investment in such entity or otherwise, including without limitation, an insurance company general account.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York; Wilmington, Delaware; Minneapolis, Minnesota; or Richmond, Virginia are authorized or obligated by law, executive order or governmental decree to be closed.

“CarMax” means the direct and indirect operating subsidiaries of CarMax, Inc. and their successors.

“CarMax Auto” means CarMax Auto Superstores, Inc., a Virginia corporation and a wholly-owned subsidiary of CarMax, Inc., and its successors.

“CarMax Auto Finance” means the financing unit of CarMax Business Services (formerly the financing unit of CarMax Auto).

“CarMax Business Services” means CarMax Business Services, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of CarMax, Inc., and its successors.

“CarMax Funding” means CarMax Auto Funding LLC, a Delaware limited liability company of which CarMax Business Services is the sole member, and its successors.

“CarMax, Inc.” means CarMax, Inc., a Virginia corporation, and its successors.

“Clearstream” means Clearstream Banking, a société anonyme and a professional depository under the laws of Luxembourg.

“Closing Date” means, with respect to any trust, the closing date specified in the related prospectus supplement.

“Collection Period” means, with respect to the notes of each trust, the period specified in the related prospectus supplement.

“Controlling Class” means, with respect to any trust that issues notes, the senior most class of notes described in the related prospectus supplement as long as any notes of such class are outstanding and, thereafter, in order of seniority, each other class of notes, if any, described in such prospectus supplement as long as any notes of such other class are outstanding.

“Cutoff Date” means, with respect to any trust, the cutoff date specified in the related prospectus supplement.

“Defaulted Receivable” means a receivable as to which:

•	any payment, or any part of any payment, due under such receivable is 120 days or more delinquent as of the last day of any Collection Period (whether or not the Servicer has repossessed the related Financed Vehicle);

•	the Servicer has repossessed and sold the related Financed Vehicle; or

•	the Servicer has determined in accordance with its customary practices that such receivable is uncollectible;

provided, however, that a receivable will not be classified as a Defaulted Receivable until the last day of the Collection Period during which one of the foregoing events first occurs; and, provided further, that a receivable purchased from a related trust by CarMax Business Services or the Seller will not be deemed to be a Defaulted Receivable.

“Definitive Notes” means notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

“Depository” means DTC and any successor depository selected by the trust.

“Determination Date” means, with respect to any trust, the date specified in the related prospectus supplement.

“Distribution Date” means, with respect to any trust, the date specified in the related prospectus supplement for the payment of principal of and interest on the related notes.

“DTC” means The Depository Trust Company and any successor depository selected by the indenture trustee.

“Eligible Deposit Account” means a segregated account with an Eligible Institution.

“Eligible Institution” means:

•	the corporate trust department of the indenture trustee or the owner trustee; or

•	a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either a long-term unsecured debt rating acceptable to each Rating Agency or a short-term unsecured debt rating or certificate of deposit rating acceptable to each Rating Agency and (ii) whose deposits are insured by the FDIC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means a professional depository operated by Euroclear Bank, S.A./N.V.

“Events of Default” means, with respect to each indenture, the events specified under “Description of the Indenture—Events of Default.”

“Events of Servicing Termination” means, with respect to each sale and servicing agreement, the events specified under “Description of the Sale and Servicing Agreement—Events of Servicing Termination.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Financed Vehicle” means a new or used motor vehicles financed by a receivable.

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States Person.

“Funding Period” means, with respect to any trust, the period specified in the related prospectus supplement during which the Seller will sell Subsequent Receivables to such trust.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“IRS” means the Internal Revenue Service.

“Note Balance” means, at any time, the aggregate principal amount of all notes Outstanding at such time.

“Outstanding” means, as of any Distribution Date, all notes authenticated and delivered under the related indenture except:

•	notes canceled by the note registrar or delivered to the note registrar for cancellation;

•	notes or portions of notes the payment for which money in the necessary amount has been deposited with the indenture trustee or any paying agent in trust for the holders of notes; provided, however, that if the notes are to be redeemed, notice of such redemption must have been given pursuant to the indenture or provision for such notice must have been made in a manner satisfactory to the indenture trustee; and

•	notes in exchange for or in lieu of which other notes have been authenticated and delivered pursuant to the indenture unless proof satisfactory to the indenture trustee is presented that any such notes are held by a protected purchaser; provided, however, that in determining whether the holders of the requisite principal amount of the notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any transaction document, notes owned by the related trust, any other obligor upon the notes, the depositor, the seller, the servicer or any affiliate of any of the foregoing persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the indenture trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only notes that a responsible officer knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the indenture trustee the pledgee’s right so to act with respect to such notes and that the pledgee is not the related trust, any other obligor upon the notes, the depositor, the seller, the servicer or any affiliate of any of the foregoing persons.

“Permitted Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from each Rating Agency;

•	commercial paper having, at the time of such investment, the highest rating from each Rating Agency;

•	investments in money market funds having the highest rating from each Rating Agency;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each Rating Agency; and

•	any other investment acceptable to each Rating Agency.

Permitted Investments are generally limited to obligations or securities that mature on or before the Business Day preceding the Distribution Date in the Collection Period following the Collection Period in which the investment is made.

“Plan” means an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

“Plan Asset Regulation” means a regulation, 29 C.F.R. Section 2510.3-101, issued by the Department of Labor, as modified by Section 3(42) of ERISA.

“Primary Underwriting Program” means the program by which CarMax Auto Finance, and its affiliates, originate receivables under the underwriting procedures described under “The CarMax Business—Underwriting Procedures” in this prospectus.

“Purchase Amount” means, with respect to any receivable to be purchased by the Seller or the Servicer on any Distribution Date, an amount equal the unpaid principal balance of such receivable plus the amount of accrued but unpaid interest on such receivable at the related contract rate to but excluding such Distribution Date.

“Rating Agency” means, with respect to any trust, a nationally recognized statistical rating organization hired by CarMax Business Services or the Seller to provide a rating on the notes issued by such trust.

“Record Date” means, with respect to any Distribution Date, the Business Day immediately preceding such Distribution Date or, if Definitive Notes are issued, the last day of the preceding calendar month.

“SEC” means the Securities and Exchange Commission and its successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means CarMax Funding.

“Servicer” means CarMax Business Services, acting in its capacity as servicer of the receivables under the related sale and servicing agreement.

“Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.

“Simple Interest Advance” means an amount equal to the amount of interest that would have been due on a Simple Interest Receivable at its contract rate of interest for the related Collection Period, assuming that such Simple Interest Receivable is paid on its due date, minus the amount of interest actually received on such Simple Interest Receivable during the related Collection Period.

“Simple Interest Receivable” means a receivable that provides for the amortization of the amount financed under such receivable over a series of fixed level payment monthly installments.

“Subsequent Receivables” means, with respect to any trust, additional receivables sold by the Seller to such trust during the related Funding Period.

“Subsequent Transfer Date” means, with respect to any trust, each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the Seller to such trust.

“UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

“United States Person” generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to the United States federal income tax regardless of its source or a trust if:

•	a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States Person.

CarMax Auto Owner Trust 2014-4

CarMax Business Services, LLC

Sponsor and Servicer

CarMax Auto Funding LLC

Depositor and Seller

$157,000,000	%	Class A-1 Asset-backed Notes
$330,000,000	%	Class A-2 Asset-backed Notes
$348,500,000	%	Class A-3 Asset-backed Notes
$100,000,000	%	Class A-4 Asset-backed Notes
$25,000,000	%	Class B Asset-backed Notes
$23,500,000	%	Class C Asset-backed Notes
$16,000,000	%	Class D Asset-backed Notes

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement. CarMax Auto Funding LLC has not authorized anyone to provide you with additional or different information. CarMax Auto Funding LLC is not offering the notes in any state in which the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. If requested, all dealers selling the notes will deliver a prospectus until 90 days after the date of this prospectus supplement.

Joint Bookrunners of the Class A, B, C and D Notes

Credit Suisse	BofA Merrill Lynch	Barclays

Co-Managers of the Class A Notes

MUFG	RBC Capital Markets	Scotiabank	Wells Fargo Securities

November     , 2014